PROSPECTUS

Filed pursuant to Rule 424(b)(3)
Registration No. 333-149070

STRATEGIC AMERICAN OIL CORPORATION
a Nevada corporation

17,594,095 Shares of Common Stock

This prospectus relates to the resale of up to 17,594,095 shares of our common stock that may be sold, from time to time, by the selling stockholders (each, a "Selling Stockholder") named in this prospectus for their own account, consisting of:

  10,476,670 shares of our common stock that has been issued to certain of the Selling Stockholders; and

  7,117,425 shares of our common stock, issuable upon the exercise of outstanding common stock purchase warrants to acquire shares of our common stock by certain of the Selling Stockholders.

We intend to apply to list our shares of common stock for quotation on the over-the-counter bulletin board (the "OTC Bulletin Board") at the time the registration statement of which this prospectus forms a part becomes effective. The Selling Stockholders will sell their shares at a price of $0.60 per share until our shares are quoted on the OTC Bulletin Board or in another quotation medium and, thereafter, at prevailing market prices or privately negotiated prices or otherwise as set forth under "Plan of Distribution" in this prospectus. There is no relationship whatsoever between the offering price and our assets, earnings, book value, or any other objective criteria of value. Our common stock is not presently traded on any securities exchange or market. Accordingly, we have fixed the benchmark offering price by reference to our most recent private placement offering of units, which was effected at $0.60 per unit.

We will not receive any proceeds from the sales of any of our shares of common stock by the Selling Stockholders. However, we will receive proceeds upon the exercise of any common stock purchase warrants that may be exercised by the Selling Stockholders. The proceeds, if any would be used for working capital purposes.

The purchase of the securities offered through this prospectus involves a high degree of risk. You should invest in our common stock only if you can afford to lose your entire investment. You should carefully read and consider the section of this prospectus titled "Risk Factors" beginning on page 6 before buying any of our shares of common stock.

Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offence.

The information in this prospectus is not complete and may be changed. The Selling Stockholders may not sell or offer these securities until the registration statement of which this prospectus forms a part is declared effective by the SEC. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is July 11, 2008.

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The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

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In this prospectus, unless otherwise specified: (i) references to "the Company", "our Company", "we", "us" or "our" mean Strategic American Oil Corporation and its wholly-owned subsidiary, Penasco Petroleum, Inc., unless the context otherwise requires, and (ii) references to "Penasco" mean Penasco Petroleum Inc., our wholly-owned subsidiary. All financial information is stated in United States dollars unless otherwise specified. Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.

SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements.

The Company

We are a natural resource exploration and production company engaged in the exploration, acquisition and development of oil and gas properties in the United States. We currently have an aggregate of approximately 475 gross (269 net) developed and 13,617 gross (2,526 net) undeveloped acres pursuant to leases or acquisitions. Total developed and undeveloped acreage is approximately 14,092 gross acres (2,795 net). See "Description of Business and Properties" for more information.

We were incorporated under the laws of Nevada effective April 12, 2005. Our principal business offices are located at Suite 240, 196 West 3rd Avenue, Vancouver, British Columbia, Canada, V5Y 1E9 and our telephone number is (604) 505-1441.

The Offering
The Issuer:	Strategic American Oil Corporation
The Selling Stockholders:

The Selling Stockholders are comprised of certain of our existing stockholders who acquired our shares in private placement transactions as described below. The Selling Stockholders are named in this prospectus under "Selling Stockholders".

Shares Offered by the Selling Stockholders:	The Selling Stockholders are offering up to an aggregate of 17,594,095 shares of our common stock comprised of:
2,341,978 shares of common stock issued at a price of $0.10 per share on October 29, 2005;
1,259,308 shares of common stock issued at a price of $0.10 per share on March 3, 2006;
310,000 shares of common stock issued at a price of $0.10 per share on May 31, 2006;

  1,022,145 shares of common stock and 1,022,145 shares of common stock issuable upon exercise of warrants issued pursuant to the issuance of 1,022,145 units at a price of $0.35 per unit on July 7, 2006;

  1,100,000 shares of common stock and 1,100,000 shares of common stock issuable upon exercise of warrants issued pursuant to the issuance of an aggregate of 1,100,000 units at a price of $0.50 per unit on July 17, 2006;

  180,000 shares of common stock and 180,000 shares of common stock issuable upon exercise of warrants issued pursuant to the issuance of an aggregate of 180,000 units at a price of $0.50 per unit on October 5, 2006;

  683,333 shares of common stock and 683,333 shares of common stock issuable upon exercise of warrants issued in connection with the issuance of an aggregate of 683,333 units at a price of $0.60 per unit on October 6, 2006;

  169,667 shares of common stock and 169,667 shares of common stock issuable upon exercise of warrants issued pursuant to the issuance of an aggregate of 169,667 units at a price of $0.60 per unit on November 15, 2006;

  819,171 shares of common stock and 819,171 shares of common stock issuable upon exercise of warrants issued pursuant to the issuance of an aggregate of 819,171 units at a price of $0.60 per unit on December 6, 2006;

  1,680,569 shares of common stock and 1,680,569 shares of common stock issuable upon exercise of warrants issued pursuant to the issuance of an aggregate of 1,680,569 units at a price of $0.60 per unit on April 30, 2007;

  185,833 shares of common stock and 185,833 shares of common stock issuable upon exercise of warrants issued pursuant to the issuance of an aggregate of 185,833 units at a price of $0.60 per unit on May 31, 2007;

385,000 shares of common stock issuable upon exercise of warrants at $0.35 per share issued pursuant to finders' fees agreements on July 5, 2007;
4,000 shares of common stock issuable upon exercise of warrants at $0.50 per share issued pursuant to finders' fees agreements on July 5, 2007;
163,041 shares of common stock issuable upon exercise of warrants at $0.60 per share issued pursuant to finders' fees agreements on July 5, 2007;

  724,666 shares of common stock and 724,666 shares of common stock issuable upon exercise of warrants issued pursuant to the issuance of an aggregate of 724,666 units at a price of $0.60 per unit on October 31, 2007.

Offering Price:

The Selling Stockholders will sell their shares offered under this prospectus at a price of $0.60 per share until our shares are quoted on the OTC Bulletin Board or in another quotation medium and, thereafter, at prevailing market prices or privately negotiated prices or otherwise as set forth under "Plan of Distribution" in this prospectus. We determined this offering price arbitrarily based on our most recent private offering of our units, which we effected at $0.60 per unit.

Terms of the Offering:	The selling stockholders will determine when and how they will sell the common stock offered in this prospectus. Refer to "Plan of Distribution".
Termination of the Offering:	The offering will conclude when all of the 17,594,095 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of shares.
Use of Proceeds:	We will not receive any proceeds from the sale of the currently outstanding common stock held by the Selling stockholders. We will receive proceeds in the event that any warrants are exercised.
No Present Public Market for Our Common Stock:

Our common stock is not presently listed for trading on any securities exchange or market. We intend to apply to have our shares of common stock quoted on the OTC Bulletin Board at the time the registration statement of which this prospectus forms a part becomes effective.

Summary of Financial Data

The following consolidated financial data has been derived from and should be read in conjunction with: (i) our unaudited interim consolidated financial statements as at April 30, 2008, or the period from inception (April 12, 2005) to April 30, 2008, together with the notes to these financial statements; (ii) our audited consolidated financial statements as at July 31, 2006 and 2007, or the period from inception (April 12, 2005) to July 31, 2007, together with the notes to these financial statements; and (ii) the section of this prospectus entitled "Management's Discussion and Analysis or Plan of Operations", included elsewhere herein.

We were incorporated under the laws of Nevada in April 2005. We began the production of oil in September 2006. Accordingly, the financial information provided below may not be comparable from period to period.

Balance Sheet Data
	As at April 30, 2008	As at July 31, 2007	As at July 31, 2006
	(Unaudited)	(Audited)	(Audited)
Cash	$ 106,641	$ 667,722	$ 650,204
Working capital (deficit)	(62,424)	652,607	623,382
Total assets	1,646,155	1,945,131	906,215
Total liabilities	303,453	112,214	36,344
Total stockholders' equity	1,342,740	1,832,917	869,871

Statement of Operations Data
	For the Period from Inception (April 12, 2005) to April 30, 2008	Nine Months Ended April 30, 2008	Nine Months Ended April 30, 2007	Year Ended July 31, 2007	Year Ended July 31, 2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)	(Audited)
Oil and gas revenues	$ 1,380,219	$ 678,479	$ 404,454	$ 701,740	$ -
Expenses
Consulting	816,150	337,573	211,050	449,909	28,668
Consulting, stock-based	938,167	82,000	174,500	856,167	-
Depreciation and depletion	118,441	44,953	4,845	73,383	105
Direct operating costs	1,207,292	543,901	487,563	663,391	-
General and administrative	247,399	108,357	101,436	100,726	38,316
Impairment of oil and gas properties	233,306	-	-	158,800	74,506
Management fees	602,665	240,041	227,295	195,488	167,136
Management fees, stock based	1,200,000	-	-	1,200,000	-
Professional fees	317,074	217,241	38,081	68,211	31,622
Travel and promotion	239,042	72,390	58,331	106,529	60,123
Net loss	$ 4,539,317	$ 967,977	$ 898,647	$ 3,170,864	$ 400,476
Net loss per share		$ 0.04	$ 0.04	$ 0.13	$ 0.02

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our shares of common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties, including those that we do not know about or that we currently deem immaterial, also may adversely affect our business. The trading price of our shares of common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related to Our Company

Because we have only recently commenced business operations, we face a high risk of business failure and this could result in a total loss of your investment.

We were incorporated on April 12, 2005 and originally planned to explore for gold and other minerals, but we soon shifted our focus to oil and gas exploration. We began production of oil in August 2006 with the acquisition of the Holt, Strahan and McKay leases in Franklin and Richland Parish, Louisiana, but to date, we have earned limited revenues and have not achieved profitability. Potential investors should be aware of the difficulties normally encountered by exploration stage companies and the high rate of failure of such enterprises. These potential problems include, but are not limited to, unanticipated problems relating to costs and expenses that may exceed current estimates. We have no history upon which to base any assumption as to the likelihood that our business will prove successful, and we may never achieve profitable operations. If we are unsuccessful in addressing these risks, our business will likely fail and you may lose your entire investment.

We expect to incur operating losses for the foreseeable future, and if we are unable to generate significant revenues, our business will likely fail and you may lose your entire investment.

We have earned limited revenues and we have never been profitable. Going forward, we anticipate that we will incur increased operating expenses without realizing any significant revenues. We therefore expect to incur significant losses into the foreseeable future. If we are unable to generate significant revenues from our properties, our business will likely fail and you may lose your entire investment.

We may not be able to effectively manage the demands required of a new business in our industry, such that we may be unable to successfully implement our business plan or achieve profitability..

We have earned limited revenues to date and we have never been profitable. We may not be able to effectively execute our business plan or manage any growth, if any, of our business. Future development and operating results will depend on many factors, including access to adequate capital, the demand for oil and gas, price competition, our success in setting up and expanding distribution channels and whether we can control costs. Many of these factors are beyond our control. In addition, our future prospects must be considered in light of the risks, expenses and difficulties frequently encountered in establishing a new business in the oil and gas industry, which is characterized by intense competition, rapid technological change, highly litigious competitors and significant regulation. If we are unable to address these matters, or any of them, then we may not be able to successfully implement our business plan or achieve revenues or profitability.

Because we have earned limited revenues from operations, all our capital requirements have been met through financing and we may not be able to continue to find financing to meet our operating requirements.

We will need to obtain additional financing in order to pursue our business plan. As of April 30, 2008, we had cash on hand of $106,641 and a working capital deficit of $62,424. Our business plan calls for expenses of approximately $6,000,000 over the next twelve months in connection with the exploration and development of our properties. As such, we will require additional financing of approximately $6,000,000 to fund our planned operations over the next twelve months. We may not be able to obtain such financing at all or in amounts that would be sufficient for us to meet our current and expected working capital needs. It is not anticipated that any of our officers, directors or current stockholders will provide any significant portion of our financing requirements. Furthermore, in the event that our plans change, our assumptions change or prove inaccurate, we could be required to seek additional financing in greater amounts than is currently anticipated. Any inability to obtain additional financing when needed would have a material adverse effect on us, including possibly requiring us to significantly curtail or possibly cease our operations. In addition, any future equity financing may involve substantial dilution to our existing stockholders.

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

Our unaudited interim consolidated financial statements for the nine months ended April 30, 2008 and for the period from inception to April 30, 2008, and our audited financial statements for the years ended July 31, 2006 and 2007 and for the period from inception to July 31, 2007 have been prepared assuming that we will continue as a going concern. Since inception to April 30, 2008, we have incurred a net loss of $4,539,317, and our auditors have expressed substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Because we have a history of losses and anticipate continued losses unless and until we are able to generate sufficient revenues to support our operations, we may lack the financial stability required to continue operations.

Since inception we have suffered recurring losses. We have funded our operations through the issuance of common stock in order to meet our strategic objectives. Our current level of oil production is not sufficient to completely fund our exploration and development budget, such that we will require additional financing in order to pursue our plan of operations. We anticipate that our losses will continue until such time, if ever, as we are able to generate sufficient revenues to support our operations. Our ability to generate revenue primarily depends on our success in developing our properties. We may not be able to adequately develop our properties, attain revenues or achieve profitable operations, in which case our business would fail.

Oil and gas resources, even if discovered, may not be commercially viable, which would cause our business to fail..

Even if oil and gas resources are discovered on our properties, we may not be able to achieve commercial production at all or at a level that would be sufficient to pay drilling and completion costs. Our properties may not contain commercial quantities of oil and gas. In addition, the cost of drilling, completing and operating wells is often uncertain. Drilling operations on our properties or on properties we may acquire in the future may be curtailed, delayed or cancelled as a result of numerous factors, including title problems, weather conditions, compliance with governmental requirements and shortages or delays in the delivery of equipment. Furthermore, completion of a well does not assure a profit or a recovery of drilling, completion and operating costs. As a result, our business, results of operations and financial condition may be materially adversely affected.

Actual production, revenues and expenditures with respect to reserves will likely vary from estimates, which could have a material adverse effect on our business, results of operations and financial condition.

There are numerous uncertainties inherent in estimating oil and natural gas reserves and their estimated values, including many factors beyond the control of the producer. Reservoir engineering is a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact manner. Estimates of economically recoverable oil and natural gas reserves and of future net cash flows necessarily depend upon a number of variable factors and assumptions, such as historical production from the area compared with production from other producing areas, the assumed effects of regulations by governmental agencies and assumptions concerning future oil and natural gas prices, future operating costs, severance and excise taxes, development costs and work-over and remedial costs, all of which may in fact vary considerably from actual results. For these reasons, estimates of the economically recoverable quantities of oil and natural gas attributable to any particular group of properties, classifications of such reserves based on risk of recovery, and estimates of the future net cash flows expected therefrom prepared by different engineers or by the same engineers but at different times may vary substantially, and such reserve estimates may be subject to downward or upward adjustment based upon such factors. Actual production, revenues and expenditures with respect to reserves will likely vary from estimates, when and if made, and such variances may be material, which could have a material adverse effect on our business, results of operations and financial condition.

Our future oil and natural gas production is highly dependent upon our ability to find or acquire reserves.

In general, the volume of production from oil and natural gas properties declines as reserves are depleted, with the rate of decline depending on reservoir characteristics. Except to the extent we conduct successful exploration and development activities or acquire properties containing proved reserves, or both, our proved reserves, if any, will decline as reserves are produced. Our future oil and natural gas production is, therefore, highly dependent upon our level of success in finding or acquiring reserves in the future. The business of exploring for, developing or acquiring reserves is capital intensive. To the extent cash flow from operations is reduced and external sources of capital become limited or unavailable, our ability to make the necessary capital investment to maintain or expand our asset base of oil and natural gas reserves would be impaired. The failure of an operator of our wells to adequately perform operations, or such operator's breach of the applicable agreements, could adversely impact us. In addition, we may not obtain additional proved reserves or be able to drill productive wells at acceptable costs, in which case our business would fail.

Oil and gas resources may contain certain hazards which may, in turn, create certain liabilities or prevent the resources from being commercially viable.

Our properties may contain hazards such as unusual or unexpected formations and other conditions. Our projects may become subject to liability for pollution, fire, explosion, blowouts, cratering and oil spills, against which we cannot insure or against which we may decide to not insure. Such events could result in substantial damage to oil and gas wells, producing facilities and other property and/or result in personal injury. Costs or liabilities related to those events would have a material adverse effect on our business, results of operations, financial condition and cash flows.

Oil and gas prices are highly volatile, and a decline in oil and gas prices could have a material adverse effect on our business, results of operations, financial condition and cash flows.

Oil and gas prices and markets are highly volatile. Prices for oil and gas are subject to significant fluctuation in response to relatively minor changes in supply of and demand for oil and gas, market uncertainty and a variety of additional factors. Our profitability will be substantially dependent on prevailing prices for natural gas and oil. The amounts of and prices obtainable for our oil and gas production may be affected by market factors beyond our control, such as:

  the extent of domestic production;

  the amount of imports of foreign oil and gas;

  the market demand on a regional, national and worldwide basis;

  domestic and foreign economic conditions that determine levels of industrial production;

  political events in foreign oil-producing regions; and

  variations in governmental regulations and tax laws or the imposition of new governmental requirements upon the oil and gas industry.

These factors or any one of them could result in the decline in oil and gas prices, which could have a material adverse effect on our business, results of operations, financial condition and cash flows.

As a result of our intensely competitive industry, we may not gain enough market share to be profitable.

We compete in the sale of oil and natural gas on the basis of price and on the ability to deliver products. The oil and natural gas industry is intensely competitive in all phases, including the exploration for new production and the acquisition of equipment and labor necessary to conduct drilling activities. The competition comes from numerous major oil companies as well as numerous other independent operators in the United States and elsewhere. Because we are pursuing potentially large markets, our competitors include major, multinational oil and gas companies. There is also competition between the oil and natural gas industry and other industries in supplying the energy and fuel requirements of industrial, commercial and individual consumers. We are a minor participant in the industry and compete in the oil and natural gas industry with many other companies having far greater financial, technical and other resources. If we are unable to compete successfully, we may never be able to sell enough product at a price sufficient to permit us to generate profits.

The oil and natural gas market is heavily regulated, and existing or subsequently enacted laws or regulations could limit our production, increase compliance costs or otherwise adversely impact our operations or revenues.

We are subject to various federal, state and local laws and regulations. These laws and regulations govern safety, exploration, development, taxation and environmental matters that are related to the oil and natural gas industry. To conserve oil and natural gas supplies, regulatory agencies may impose price controls and may limit our production. Certain laws and regulations require drilling permits, govern the spacing of wells and the prevention of waste and limit the total number of wells drilled or the total allowable production from successful wells. Other laws and regulations govern the handling, storage, transportation and disposal of oil and natural gas and any by-products produced in oil and natural gas operations. These laws and regulations could materially adversely impact our operations and our revenues.

Laws and regulations that affect us may change from time to time in response to economic or political conditions. Thus, we must also consider the impact of future laws and regulations that may be passed in the jurisdictions where we operate. We anticipate that future laws and regulations related to the oil and natural gas industry will become increasingly stringent and cause us to incur substantial compliance costs.

The nature of our operations exposes us to environmental liabilities.

Our operations create the risk of environmental liabilities. We may incur liability to governments or to third parties for any unlawful discharge of oil, gas or other pollutants into the air, soil or water. We could potentially discharge oil or natural gas into the environment in any of the following ways:

  from a well or drilling equipment at a drill site;

  from a leak in storage tanks, pipelines or other gathering and transportation facilities;

  from damage to oil or natural gas wells resulting from accidents during normal operations; or

  from blowouts, cratering or explosions.

Environmental discharges may move through the soil to water supplies or adjoining properties, giving rise to additional liabilities. Some laws and regulations could impose liability for failure to obtain the proper permits for, to control the use of, or to notify the proper authorities of a hazardous discharge. Such liability could have a material adverse effect on our financial condition and our results of operations and could possibly cause our operations to be suspended or terminated on such property.

We may also be liable for any environmental hazards created either by the previous owners of properties that we purchase or lease or by acquired companies prior to the date we acquire them. Such liability would affect the costs of our acquisition of those properties. In connection with any of these environmental violations, we may also be charged with remedial costs. Pollution and similar environmental risks generally are not fully insurable.

We could lose or fail to attract the personnel necessary to run our business.

Our success depends, to a large extent, on our ability to attract and retain key management and operating personnel. As we develop additional capabilities and expand the scope of our operations, we will require more skilled personnel. Recruiting personnel for the oil and gas industry is highly competitive. We may not be able to attract and retain qualified executive, managerial and technical personnel needed for our business. Our failure to attract or retain qualified personnel could delay or result in our inability to complete our business plan.

Our directors may experience conflicts of interest which may detrimentally affect our profitability.

Certain directors and officers may be engaged in, or may in the future be engaged in, other business activities on their own behalf and on behalf of other companies and, as a result of these and other activities, such directors and officers may become subject to conflicts of interest, which could have a material adverse effect on our business.

Some of our directors and officers are outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our directors or officers.

Some of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons' assets are located outside the United States. As a result, it may be difficult for investors to effect service of process on our directors or officers, or enforce within the United States or Canada any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, you may be effectively prevented from pursuing remedies under U.S. federal securities laws against them. In addition, investors may not be able to commence an action in a Canadian court predicated upon the civil liability provisions of the securities laws of the United States. The foregoing risks also apply to those experts identified in this prospectus that are not residents of the United States.

Risks Related to Our Common Stock

There is no active trading market for our common stock, and if a market for our common stock does not develop, our investors will be unable to sell their shares.

There is currently no active trading market for our common stock, and such a market may not develop or be sustained. We currently plan to have our common stock quoted on the OTC Bulletin Board of the Financial Industry Regulatory Authority ("FINRA") upon the effectiveness of the registration statement of which this prospectus forms a part. In order to do this, a market maker must file a Form 15c-211 to allow the market maker to make a market in our shares of common stock. At the date hereof we are not aware that any market maker has any such intention. As such, our common stock may never be quoted on the OTC Bulletin Board or, if quoted, a public market may not materialize. Further, the OTC Bulletin Board is not a listing service or exchange, but is instead a dealer quotation service for subscribing members. If our common stock is not quoted on the OTC Bulletin Board or if a public market for our common stock does not develop, then investors may not be able to resell the shares of our common stock that they have purchased and may lose all of their investment. If we establish a trading market for our common stock, the market price of our common stock may be significantly affected by factors such as actual or anticipated fluctuations in our operation results, general market conditions and other factors. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market prices for the shares of exploration stage companies, which may materially adversely affect the market price of our common stock.

Sales of a substantial number of shares of our common stock into the public market by the selling stockholders may result in significant downward pressure on the price of our common stock and could affect the ability of our stockholders to realize any current trading price of our common stock.

Sales of a substantial number of shares of our common stock in the public market could cause a reduction in the market price of our common stock, when and if such market develops. When the registration statement of which this prospectus forms a part is declared effective, the selling stockholders may be reselling up to approximately 38.7% of the issued and outstanding shares of our common stock (and, if the share purchase warrants are exercised with respect to the 7,117,425 shares underlying such share purchase warrants being registered, then the selling stockholders may be reselling up to approximately 51.2% of our issued and outstanding shares of common stock). As a result of such registration statement, a substantial number of our shares of common stock which have been issued may be available for immediate resale when and if a market develops for our common stock, which could have an adverse effect on the price of our common stock. As a result of any such decreases in price of our common stock, purchasers who acquire shares from the selling stockholders may lose some or all of their investment.

Any significant downward pressure on the price of our common stock as the selling stockholders sell the shares of our common stock could encourage short sales by the selling stockholders or others. Any such short sales could place further downward pressure on the price of our common stock.

The trading price of our common stock may be volatile.

When listed, the price of our common shares may increase or decrease in response to a number of events and factors, including: trends in the oil and gas markets in which we operate; changes in the market price of oil and gas; current events affecting the economic situation in North America; changes in financial estimates; our acquisitions and financings; quarterly variations in our operating results; the operating and share price performance of other companies that investors may deem comparable; and purchase or sale of blocks of our common shares. These factors, or any of them, may materially adversely affect the prices of our common shares regardless of our operating performance.

A decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our operations.

A decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise additional capital for our operations. Because our operations to date have been principally financed through the sale of equity securities, a decline in the price of our common stock could have an adverse effect upon our liquidity and our continued operations. A reduction in our ability to raise equity capital in the future would have a material adverse effect upon our business plan and operations, including our ability to continue our current operations. If our stock price declines, we may not be able to raise additional capital or generate funds from operations sufficient to meet our obligations.

Re-sale restrictions for British Columbia residents may limit the ability of such residents to resell their shares in the U.S., which will affect the price at which their shares may be sold.

Selling stockholders that are residents of British Columbia have to rely on an exemption from prospectus and registration requirements of British Columbia securities laws to sell their shares that are being registered for resale by this prospectus. Such selling stockholders have to comply with the British Columbia Securities Commission's B.C. Instrument 72-502 "Trade in Securities of U.S. Registered Issuers" to resell their shares. B.C. Instrument 72-502 requires, among other conditions, that British Columbia residents hold the shares for a period of twelve months and, consequent thereon, limits the volume of shares sold in a twelve-month period to five percent of the issued and outstanding shares of the issuer. However, if we become a reporting issuer in British Columbia, then our British Columbia stockholders will only have to hold their shares for a period of four months and a day from becoming a reporting issuer in order to resell their shares. These restrictions will limit the ability of the British Columbia residents to resell the securities in the United States and, therefore, may materially affect the market value of your shares. If we decide to become a reporting issuer in British Columbia, then it is estimated that becoming such will take approximately three months from our decision to do so subject, at all times, to the prior approval of the British Columbia Securities Commission. At present we do not intend to become a reporting issuer in British Columbia.

Our stock is a penny stock. Trading of our stock may be restricted by the SEC's penny stock regulations and FINRA's sales practice requirements, which may limit a stockholder's ability to buy and sell our stock.

Our common stock will be subject to the "Penny Stock" Rules of the SEC, which will make transactions in our common stock cumbersome and may reduce the value of an investment in our common stock.

We currently plan to have our common stock quoted on the OTC Bulletin Board of FINRA, which is generally considered to be a less efficient market than markets such as NASDAQ or the national exchanges, and which may cause difficulty in conducting trades and difficulty in obtaining future financing. Further, our securities will be subject to the "penny stock rules" adopted pursuant to Section 15(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The penny stock rules apply generally to companies whose common stock trades at less than $5.00 per share, subject to certain limited exemptions. Such rules require, among other things, that brokers who trade "penny stock" to persons other than "established customers" complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade "penny stock" because of the requirements of the "penny stock rules" and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. In the event that we remain subject to the "penny stock rules" for any significant period, there may develop an adverse impact on the market, if any, for our securities. Because our securities are subject to the "penny stock rules", investors will find it more difficult to dispose of our securities. Further, it is more difficult: (i) to obtain accurate quotations, (ii) to obtain coverage for significant news events because major wire services, such as the Dow Jones News Service, generally do not publish press releases about such companies, and (iii) to obtain needed capital.

In addition to the "penny stock" rules promulgated by the SEC, FINRA has adopted rules that require a broker-dealer to have reasonable grounds for believing that an investment is suitable for a customer when recommending the investment to that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by the prospectus is accurate as of any date other than the date on the front of this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties, including statements regarding our capital needs, business plans and expectations. Such forward-looking statements involve risks and uncertainties regarding the market price of oil and gas, availability of funds, government regulations, operating costs, exploration costs, outcomes of exploration programs and other factors. Forward-looking statements are made, without limitation, in relation to operating plans, property exploration and development, availability of funds, environmental reclamation, operating costs and permit acquisition. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential" or "continue", the negative of such terms or other comparable terminology. Actual events or results may differ materially from any forward-looking statement. In evaluating these statements, you should consider various factors, including the risks outlined in this prospectus. These factors may cause our actual results to differ materially from any forward-looking statement. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding our business plans, our actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. We do not intend to update any of the forward-looking statements to conform these statements to actual results, except as required by applicable law, including the securities laws of the United States.

The safe harbour for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock offered through this prospectus by the selling stockholders. All proceeds from the sale of the shares will be for the account of the selling stockholders, as described below in the sections of this prospectus entitled "Selling Stockholders" and "Plan of Distribution". We will, however, incur all costs associated with this prospectus and the registration statement of which this prospectus forms a part.

DETERMINATION OF OFFERING PRICE

Our common stock is not presently traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. Accordingly, we have fixed the benchmark offering price by reference to our most recent offering of our units, which was effected at $0.60 per unit. The selling stockholders will sell their common stock at the price of $0.60 per share until our common stock is quoted on the OTC Bulletin Board or in another quotation medium and, thereafter, at prevailing market prices or at privately negotiated prices. There is no relationship whatsoever between the offering price and our assets, earnings, book value or any other objective criteria of value.

If our common stock becomes publicly traded and a market for the stock develops, the actual offering price of the shares that are the subject of this prospectus will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling stockholders named in this prospectus. The offering price would thus be determined by market factors and the independent decisions of the selling stockholders named in this prospectus.

DILUTION

The common stock to be sold by the selling stockholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

SELLING STOCKHOLDERS

The Selling Stockholders named in this prospectus are offering all of the 17,594,095 shares of common stock offered through this prospectus, consisting of:

  10,476,670 shares of our common stock that has been issued to certain of the Selling Stockholders; and

  7,117,425 shares of our common stock, issuable upon the exercise of outstanding common stock purchase warrants to acquire shares of our common stock by certain of the Selling Stockholders.

The 17,594,095 shares of our common stock offered by the Selling Stockholders are comprised of:

  2,341,978 shares of common stock issued at a price of $0.10 per share on October 29, 2005;

  1,259,308 shares of common stock issued at a price of $0.10 per share on March 3, 2006;

  310,000 shares of common stock issued at a price of $0.10 per share on May 31, 2006;

  1,022,145 shares of common stock and 1,022,145 shares of common stock issuable upon exercise of warrants issued pursuant to the issuance of 1,022,145 units at a price of $0.35 per unit on July 7, 2006;

  1,100,000 shares of common stock and 1,100,000 shares of common stock issuable upon exercise of warrants issued pursuant to the issuance of an aggregate of 1,110,000 units at a price of $0.50 per unit on July 17, 2006;

  180,000 shares of common stock and 180,000 shares of common stock issuable upon exercise of warrants issued pursuant to the issuance of an aggregate of 180,000 units at a price of $0.50 per unit on October 5, 2006;

  683,333 shares of common stock and 683,333 shares of common stock issuable upon exercise of warrants issued in connection with the issuance of an aggregate of 683,333 units at a price of $0.60 per unit on October 6, 2006;

  169,667 shares of common stock and 169,667 shares of common stock issuable upon exercise of warrants issued pursuant to the issuance of an aggregate of 169,667 units at a price of $0.60 per unit on November 15, 2006;

  819,171 shares of common stock and 819,171 shares of common stock issuable upon exercise of warrants issued pursuant to the issuance of an aggregate of 819,171 units at a price of $0.60 per unit on December 6, 2006;

  1,680,569 shares of common stock and 1,680,569 shares of common stock issuable upon exercise of warrants issued pursuant to the issuance of an aggregate of 1,680,569 units at a price of $0.60 per unit on April 30, 2007;

  185,833 shares of common stock and 185,833 shares of common stock issuable upon exercise of warrants issued pursuant to the issuance of an aggregate of 185,833 units at a price of $0.60 per unit on May 31, 2007;

  385,000 shares of common stock issuable upon exercise of warrants at $0.35 per share issued pursuant to finders' fees agreements on July 5, 2007;

  4,000 shares of common stock issuable upon exercise of warrants at $0.50 per share issued pursuant to finders' fees agreements on July 5, 2007;

  163,041 shares of common stock issuable upon exercise of warrants at $0.60 per share issued pursuant to finders' fees agreements on July 5, 2007;

  724,666 shares of common stock and 724,666 shares of common stock issuable upon exercise of warrants issued pursuant to the issuance of an aggregate of 724,666 units at a price of $0.60 per unit on October 31, 2007.

The following table sets forth certain information regarding the ownership of our shares of common stock to be sold by the Selling Stockholders as of the date of the registration statement of which this prospectus forms a part. The number of shares to be offered by the Selling Stockholders include both the shares issued in the private placement transactions and the shares issuable to certain of the Selling Stockholders upon exercise of the warrants.

Information with respect to ownership is based upon information obtained from the Selling Stockholders. Information with respect to "Shares Owned Prior to this Offering" includes the shares issuable upon exercise of warrants held by certain of the Selling Stockholders. The "Shares to be Offered under this Prospectus" includes the shares acquired by the Selling Stockholders in the private placement transactions described above and shares that are issuable upon exercise of the warrants acquired by certain of the Selling Stockholders in such transactions. Information with respect to "Shares Owned After this Offering" assumes the sale of all of the shares offered by this prospectus and no other purchases or sales of our common stock by the Selling Stockholders. Except as described below and to our knowledge, the Selling Stockholders own and have sole voting and investment power over all shares or rights to these shares. Except for their ownership of common stock described below, none of the Selling Stockholders had or have any material relationship with us. On information and belief based upon query by the Company to the Selling Stockholders, we do not believe that any Selling Stockholder are registered broker-dealers or affiliates of registered broker-dealers.

Because a Selling Stockholder may offer by this prospectus all or some part of the common shares which it holds, no estimate can be given as at the date hereof as to the number of common shares actually to be offered for sale by a Selling Stockholder or as to the number of common shares that will be held by a Selling Stockholder upon the termination of such offering.
Name of Selling Stockholder	Shares Owned Prior to this Offering(1)	Shares to be Offered under this Prospectus(1)	Number of Shares Owned After Offering and Percentage of Total of the Issued and Outstanding
			Shares Owned After Offering	Percentage of Issued and Outstanding Shares(2)
Private Placement of shares at $0.10 per share, effective on October 29, 2005
Surfran Investments (3)	200,000	200,000	Nil	Nil
Severn Consulting LLC (3)	100,000	100,000	Nil	Nil
Lomas Invest Enterprises Corp. (4)	200,000	200,000	Nil	Nil
Liberty Management, LLC Defined Benefit Plan (5)	300,000	300,000	Nil	Nil
Isaiah Capital Trust (6)	450,000	450,000	Nil	Nil
Copper Eagle International Foundation. (7)	400,000	400,000	Nil	Nil
Oliver Lindsay (8)	100,000	100,000	Nil	Nil
Dain Currie	50,000	50,000	Nil	Nil
Michael Baybak	500,000	500,000	Nil	Nil
Rosalind M. Black	41,978	41,978	Nil	Nil
Private Placement of shares at $0.10 per share, effective on March 3, 2006
Raj Chowdhry	100,000	100,000	Nil	Nil
Jaeger Marie-Line	30,000	30,000	Nil	Nil
Denis D. Corin (9)	50,000	50,000	Nil	Nil
Affaires Financieres S.A. (10)	200,000	200,000	Nil	Nil
Richard Bullock	300,000	300,000	Nil	Nil
Canon Bryan	105,000	105,000	Nil	Nil

Name of Selling Stockholder	Shares Owned Prior to this Offering(1)	Shares to be Offered under this Prospectus(1)	Number of Shares Owned After Offering and Percentage of Total of the Issued and Outstanding
			Shares Owned After Offering	Percentage of Issued and Outstanding Shares(2)
Thomas J. Deutsch Law Corporation (11)	100,000	100,000	Nil	Nil
Laura Van Sprang	8,577	8,577	Nil	Nil
0742239 B.C. Ltd. (12)	100,000	100,000	Nil	Nil
Jeffrey Antonia	8,577	8,577	Nil	Nil
Brett Grueter	8,577	8,577	Nil	Nil
Michael Walker	8,577	8,577	Nil	Nil
Josie Mann (13)	20,000	20,000	Nil	Nil
Darren Mann (14)	20,000	20,000	Nil	Nil
Mehdi Kardan	100,000	100,000	Nil	Nil
Kian Ehsan	100,000	100,000	Nil	Nil
Private Placement of shares at $0.10 per share, effective on May 31, 2006
Amir Adnani (15)	110,000	110,000	Nil	Nil
Pascal D'Onofrio	100,000	100,000	Nil	Nil
Steven Narrod (16)	100,000	100,000	Nil	Nil
Private Placement of 1,022,145 Units (17)
Anthony Ress	60,000	60,000	Nil	Nil
Arash Adnani	57,144	57,144	Nil	Nil
Graham Elston	342,858	342,858	Nil	Nil
Greg Bowden	30,000	30,000	Nil	Nil
High Impact Financial Ltd. (18)	200,000	200,000	Nil	Nil
Jorge Koc	25,714	25,714	Nil	Nil
Kian Ehsan	314,000	314,000	Nil	Nil
Mabobeh Afshar	57,144	57,144	Nil	Nil
Mahmoud Mohammadnabi	228,572	228,572	Nil	Nil
Marcus New	60,000	60,000	Nil	Nil
Mehran Ehsan	6,000	6,000	Nil	Nil
Michael Price	434,286	434,286	Nil	Nil
Sam Hirji	82,856	82,856	Nil	Nil
Simba Biomed Venture Partners LLC (19)	60,000	60,000	Nil	Nil
Omid Reza Afham	85,716	85,716	Nil	Nil
Private Placement of 1,100,000 Units (20)
David Cleave	300,000	300,000	Nil	Nil
David Pritchard	1,600,000	1,600,000	Nil	Nil
David Graham Young	80,000	80,000	Nil	Nil
Peter Burningham	220,000	220,000	Nil	Nil

Name of Selling Stockholder	Shares Owned Prior to this Offering(1)	Shares to be Offered under this Prospectus(1)	Number of Shares Owned After Offering and Percentage of Total of the Issued and Outstanding
			Shares Owned After Offering	Percentage of Issued and Outstanding Shares(2)
Private Placement of 180,000 Units (21)
SMA Developments Ltd. (22)	100,000	100,000	Nil	Nil
Uwe Koehler	260,000	260,000	Nil	Nil
Private Placement of 683,333 Units (23)
Michael Price	33,334	33,334	Nil	Nil
Gary Brierley	666,666	666,666	Nil	Nil
N.F.G. Blashill	666,666	666,666	Nil	Nil
Private Placement of 169,667 Units (24)
Jamie Jenkins	333,334	333,334	Nil	Nil
Jean-Claude Doucet	6,000	6,000	Nil	Nil
Private Placement of 819,171 Units (25)
Stephen McCreery	1,638,342	1,638,342	Nil	Nil
Private Placement of 1,680,569 Units (26)
Omid Reza Afham	50,000	50,000	Nil	Nil
Mahmoud Mohammadna	66,666	66,666	Nil	Nil
David Hutchinson	40,000	40,000	Nil	Nil
Glynn Fisher	200,000	200,000	Nil	Nil
Rod Talaifar	20,000	20,000	Nil	Nil
Sergey Ayvazyan	20,000	20,000	Nil	Nil
Hamid Bakhtiari	33,334	33,334	Nil	Nil
Lila Mohammadnabi	33,332	33,332	Nil	Nil
Hugh Hutchison	60,000	60,000	Nil	Nil
Omid Reza Afham	66,666	66,666	Nil	Nil
David Begleiter	6,000	6,000	Nil	Nil
Alim Abdulla	50,000	50,000	Nil	Nil
Mahmoud Mohammadna	389,332	389,332	Nil	Nil
Justin Geisler	4,000	4,000	Nil	Nil
Brent Tatford	10,000	10,000	Nil	Nil
Kenia Jeanniton	10,000	10,000	Nil	Nil
Pamela Capik	12,000	12,000	Nil	Nil
Houman Houchmand	66,666	66,666	Nil	Nil
Bradley Kieffer	84,000	84,000	Nil	Nil
Lama Al-Azzeh	15,000	15,000	Nil	Nil
Margaret Puhacz	15,000	15,000	Nil	Nil
Ali Ghassem	56,530	56,530	Nil	Nil

Name of Selling Stockholder	Shares Owned Prior to this Offering(1)	Shares to be Offered under this Prospectus(1)	Number of Shares Owned After Offering and Percentage of Total of the Issued and Outstanding
			Shares Owned After Offering	Percentage of Issued and Outstanding Shares(2)
Nizarali Somji	56,530	56,530	Nil	Nil
Correy Beal	2,000	2,000	Nil	Nil
Suzan El-Khatib	2,000	2,000	Nil	Nil
Dayton Daberkow	100,000	100,000	Nil	Nil
Toni Ali	20,000	20,000	Nil	Nil
Christian Fauna-Robinson	2,000	2,000	Nil	Nil
Temeka Tate	4,000	4,000	Nil	Nil
William Leefe	70,000	70,000	Nil	Nil
Nicolas Vergara	3,000	3,000	Nil	Nil
Carmela Cupo	30,000	30,000	Nil	Nil
Ramin Roohi	4,000	4,000	Nil	Nil
Firouz Adab	40,000	40,000	Nil	Nil
Amir Novin	83,334	83,334	Nil	Nil
Freddie Adnousi	330,000	330,000	Nil	Nil
Kian Ehsan	20,000	20,000	Nil	Nil
Peter Burningham	655,334	655,334	Nil	Nil
Duncan Gordon	40,000	40,000	Nil	Nil
Kristian Andresen	20,000	20,000	Nil	Nil
Rod Talaifar	18,000	18,000	Nil	Nil
Dain Currie	20,000	20,000	Nil	Nil
Norman Mawhinney	172,414	172,414	Nil	Nil
Michael Baybak	350,000	350,000	Nil	Nil
Omar Rafeh	4,000	4,000	Nil	Nil
Amanda Patenaude	6,000	6,000	Nil	Nil
Private Placement of 185,833 Units (27)
Ron Saperstein	105,000	105,000	Nil	Nil
David Yue	50,000	50,000	Nil	Nil
Howard Roberts	216,666	216,666	Nil	Nil
Issuance of 385,000 Share Purchase Warrants (28)
Steven Smart	38,857	38,857	Nil	Nil
Stephen Cooper	346,143	346,143	Nil	Nil
Issuance of 4,000 Share Purchase Warrants (29)
Steven Smart	4,000	4,000	Nil	Nil
Issuance of 163,041 Share Purchase Warrants (30)
Steven Smart	89,483	89,483	Nil	Nil

Name of Selling Stockholder	Shares Owned Prior to this Offering(1)	Shares to be Offered under this Prospectus(1)	Number of Shares Owned After Offering and Percentage of Total of the Issued and Outstanding
			Shares Owned After Offering	Percentage of Issued and Outstanding Shares(2)
Stephen Cooper	30,421	30,421	Nil	Nil
Arash Adnani	14,987	14,987	Nil	Nil
Oliver Lindsay (8)	10,000	10,000	Nil	Nil
Private Placement of 724,666 Units (31)
Philip Clayton	50,000	50,000	Nil	Nil
Aryo Trading Corp. (32)	200,000	200,000	Nil	Nil
Mehdi Kardan	666,666	666,666	Nil	Nil
Mahmoud Mohammadnabi	66,666	66,666	Nil	Nil
Riaz Shariff	466,000	466,000	Nil	Nil
Total	17,594,095	17,594,095	Nil	Nil

(1)      Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding on the date hereof. Unless otherwise indicated hereinbelow, to our knowledge each Selling Stockholder has sole dispositive and voting power with respect to their shares of common stock owned. The shares owned consist of the shares issued to the Selling stockholder upon completion of the private placement transaction and shares issuable to certain of the Selling Stockholders upon exercise of the warrants.

(2)      The applicable percentage of ownership is based on 27,615,351 shares of our common stock issued and outstanding as of June 24, 2008.

(3)      To our knowledge, A. Gordon exercises dispositive and voting power with respect to these shares.

(4)      To our knowledge, Gerald Hoop exercises dispositive and voting power with respect to these shares.

(5)      To our knowledge, Patrick Kephart exercises dispositive and voting power with respect to these shares.

(6)      To our knowledge, Sandra Gail Corin exercises dispositive and voting power with respect to these shares. Sandra Gail Corin is the sister of Alan Lindsay, one of our directors.

(7)      To our knowledge, Mavis Sanchez exercises dispositive and voting power with respect to these shares.

(8)      Oliver Lindsay is the son of Alan Lindsay, one of our directors.

(9)      Denis Corin is the nephew of Alan Lindsay, one of our directors, and the cousin of Johnathan Lindsay, our Secretary, Treasurer , Chief Financial Officer, Principal Accounting Officer and one of our directors.

(10)    To our knowledge, Roland Luchsinger/Werner Wagemann exercises dispositive and voting power with respect to these shares.

(11)    Thomas J. Deutsch is the principal of Thomas J. Deutsch Law Corporation and a partner of the law firm of Lang Michener LLP and acts as the solicitor to the Company.

(12)    To our knowledge, Daniel Savard exercises dispositive and voting power with respect to these shares.

(13)    Josie Mann is the step daughter of Alan Lindsay, one of our directors.

(14)    Darren Mann is the step son of Alan Lindsay, one of our directors.

(15)    Amir Adnani served as a director of the Company from April 2006 until November 2006. In addition, Mr. Adnani is the son-in-law of Alan Lindsay, one of our directors.

(16)    Steve Narrod served as Treasurer, Chief Financial Officer and as a director of the Company from April 17, 2006 until November 1, 2006.

(17)    On July 7, 2006, we issued an aggregate of 1,022,145 units at a price of $0.35 per unit, with each unit being comprised of one share of our common stock and one share purchase warrant, with each warrant entitling the subscriber to purchase one share of our common stock at an exercise price of $0.60 per share, for the period commencing on the date of issuance of the units and ending on the day which is six months from the date that our shares of common stock are first listed on any stock exchange or over-the-counter market.

(18)    To our knowledge, Imtiyaz Huizami exercises dispositive and voting power with respect to these shares.

(19)    To our knowledge, Mark Landy exercises dispositive and voting power with respect to these shares.

(20)    On July 17, 2006, we issued an aggregate of 1,100,000 units at a price of $0.50 per unit, with each unit being comprised of one share of our common stock and one share purchase warrant, with each warrant entitling the subscriber to purchase one share of our common stock at an exercise price of $0.60 per share, for the period commencing on the date of issuance of the units and ending on the day which is six months from the date that our shares of common stock are first listed for trading on any stock exchange or over-the-counter market.

(21)    On October 5, 2006, we issued an aggregate of 180,000 units at a price of $0.50 per unit, with each unit being comprised of one share of our common stock and one share purchase warrant, with each warrant entitling the subscriber to purchase one share a price of $0.60 per share, for the period commencing on the date of issuance of the units and ending on the day which is six months from the date that our shares of common stock are first listed for trading on any stock exchange or over-the-counter market.

(22)    To our knowledge, Andre St. Marie exercises dispositive and voting power with respect to these shares.

(23)    On October 6, 2006, we issued an aggregate of 683,333 units at a price of $0.60 per unit, with each unit being comprised of one share of our common stock and one share purchase warrant, with each warrant entitling the subscriber to purchase one share a price of $1.00 per share, for the period commencing on the date of issuance of the units and ending on the day which is one year from the date that our shares of common stock are first listed for trading on any stock exchange or over-the-counter market.

(24)    On November 15, 2006, we issued an aggregate of 169,667 units at a price of $0.60 per unit, with each unit being comprised of one share of our common stock and one share purchase warrant, with each warrant entitling the subscriber to purchase one share a price of $1.00 per share, for the period commencing on the date of issuance of the units and ending on the day which is one year from the date that our shares of common stock are first listed for trading on any stock exchange or over-the-counter market.

(25)    On December 6, 2006, we issued 819,171 units at a price of $0.60 per unit, with each unit being comprised of one share of our common stock and one share purchase warrant, with each warrant entitling the subscriber to purchase one share a price of $1.00 per share, for the period commencing on the date of issuance of the units and ending on the day which is one year from the date that our shares of common stock are first listed for trading on any stock exchange or over-the-counter market.

(26)    On April 30, 2007, we issued 1,680,569 units at a price of $0.60 per unit, with each unit being comprised of one share of our common stock and one share purchase warrant, with each warrant entitling the subscriber to purchase one share a price of $1.00 per share, for the period commencing on the date of issuance of the units and ending on the day which is one year from the date that our shares of common stock are first listed for trading on any stock exchange or over-the-counter market.

(27)    On May 31, 2007, we issued 185,833 units at a price of $0.60 per unit, with each unit being comprised of one share of our common stock and one share purchase warrant, with each warrant entitling the subscriber to purchase one share a price of $1.00 per share, for the period commencing on the date of issuance of the units and ending on the day which is one year from the date that our shares of common stock are first listed for trading on any stock exchange or over-the-counter market.

(28)    On July 5, 2007, we issued 385,000 share purchase warrants, with each warrant entitling the subscriber to purchase one share a price of $0.35 per share, for the period commencing on the date of issuance and ending on the day which is 18 months from the date that our shares of common stock are first listed for trading on any stock exchange or over-the-counter market.

(29)    On July 5, 2007, we issued 4,000 share purchase warrants, with each warrant entitling the subscriber to purchase one share a price of $0.50 per share, for the period commencing on the date of issuance and ending on the day which is 18 months from the date that our shares of common stock are first listed for trading on any stock exchange or over-the-counter market.

(30)    On July 5, 2007, we issued 163,041 share purchase warrants, with each warrant entitling the subscriber to purchase one share a price of $0.60 per share, for the period commencing on the date of issuance and ending on the day which is 18 months from the date that our shares of common stock are first listed for trading on any stock exchange or over-the-counter market.

(31)    On October 31, 2007, we issued 724,666 units at a price of $0.60 per unit, with each unit being comprised of one share of our common stock and one share purchase warrant, with each warrant entitling the subscriber to purchase one share a price of $1.00 per share, for the period commencing on the date of issuance of the units and ending on the day which is one year from the date that our shares of common stock are first listed for trading on any stock exchange or over-the-counter market.

(32)    To our knowledge, David Craven exercises dispositive and voting power with respect to these shares.

PLAN OF DISTRIBUTION

Timing of Sales

The Selling Stockholders may offer and sell the shares covered by this prospectus at various times. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

Offering Price

The Selling Stockholders will sell their shares at an offering price of $0.60 per share until our shares are quoted on the OTC Bulletin Board or are listed for trading or quoted on any other public market. Thereafter, the sales price offered by the Selling Stockholders to the public may be:

  the market price prevailing at the time of sale;

  a price related to such prevailing market price; or

  such other price as the Selling Stockholders determine from time to time.

Our common stock is not currently listed on any national exchange or electronic quotation system. To date, no actions have been taken to list our shares on any national exchange or electronic quotation system. If our common stock becomes publicly traded, then the sales price to the public will vary according to the selling decisions of each Selling Stockholder and the market for our stock at the time of resale.

Manner of Sale

The shares may be sold by means of one or more of the following methods:

  a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

  purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;

  ordinary brokerage transactions in which the broker solicits purchasers;

  through options, swaps or derivative;

  privately negotiated transactions; or

  in a combination of any of the above methods.

The Selling Stockholders may sell their shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell their shares. Brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the Selling Stockholders, or, if any such broker-dealer acts as agent for the purchaser of shares, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved. Broker-dealers may agree with a Selling Stockholder to sell a specified number of shares at a stipulated price per share, and, to the extent the broker-dealer is unable to do so acting as agent for a Selling Stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the Selling Stockholder. Broker-dealers who acquire shares as principal may thereafter resell the shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with resales of the shares, broker-dealers may pay to commissions or receive from commissions the purchasers of shares as described above.

If our Selling Stockholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to the registration statement of which this prospectus forms a part, disclosing such arrangements, including the names of any broker dealers acting as underwriters.

The Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the sale of the shares may be deemed to be "underwriters" within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Sales Pursuant to Rule 144

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, may be sold under Rule 144 rather than pursuant to this prospectus.

Regulation M

We have advised the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Accordingly, the Selling Stockholder is not permitted to cover short sales by purchasing shares while the distribution is taking place. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. In addition, we will make copies of this prospectus available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

State Securities Laws

Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Sales by Residents of British Columbia

Selling Stockholders that are residents of British Columbia have to rely on an exemption from prospectus and registration requirements of British Columbia securities laws to sell their shares which are being registered for resale by this prospectus. Such Selling Stockholders have to comply with the British Columbia Securities Commission's B.C. Instrument 72-502 "Trade in Securities of U.S. Registered Issuers" to resell their shares. B.C. Instrument 72-502 requires, among other conditions, that British Columbia residents hold the shares for a period of twelve months and, consequent thereon, limits the volume of shares sold in a twelve-month period to five percent of the issued and outstanding shares of the issuer. However, if we become a reporting issuer in British Columbia, then our British Columbia stockholders will only have to hold their shares for a period of four months and a day from becoming a reporting issuer in order to resell their shares. At present we do not intend to become a reporting issuer in British Columbia and, accordingly, British Columbia resident stockholders who wish to make a public sale of shares through the OTC Bulletin Board or on any market or securities exchange in the United States will be limited to the resale limitations set forth in B.C. Instrument 72-502.

Expenses of Registration

We are bearing all costs relating to the registration of the common stock. These expenses are estimated to be approximately $44,886, including, but not limited to, legal, accounting, printing and mailing fees. The Selling Stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

Our authorized capital stock consists of 500,000,000 shares of common stock at a par value of $0.001 per share. As of June 24, 2008, there were 27,615,351 shares of our common stock issued and outstanding.

As set forth above in the section of this prospectus entitled "Selling Shareholders", the registration statement of which this prospectus forms a part relates to the registration of:

  10,476,670 shares of our common stock that have been issued to certain of the Selling Shareholders; and

  7,117,425 shares of our common stock, issuable upon the exercise of outstanding stock purchase warrants to acquire shares of our common stock by certain of the Selling Stockholders.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a stockholder vote, except that at all elections of directors, each stockholder shall be entitled to as many votes as shall be equal to the number of such stockholder's shares of capital stock entitled to vote, multiplied by the number of directors to be elected, and such stockholder may cast all of such votes for a single director or may cast such votes among several directors. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for holding all meetings of stockholders, except as otherwise provided by applicable law or by the Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from available funds. The payment of dividends is at the discretion of our Board of Directors. We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Stock Purchase Warrants

As indicated above, the registration statement of which this prospectus forms a part relates to the registration of 7,117,425 shares of our common stock, issuable upon the exercise of outstanding stock purchase warrants to acquire shares of our common stock. All of such warrants are outstanding, and there are no provisions for changes to or adjustments in the exercise price of such warrants. The characteristics of such stock purchase warrants are as follows:

  1,022,145 stock purchase warrants, each of which warrant entitles the subscriber to purchase one share of our common stock at a price of $0.60 per share, for the period commencing upon the date of issuance (July 7, 2006) and ending on the day which is six months from the date that our shares of common stock are first listed on any stock exchange or over-the-counter market;

  1,100,000 stock purchase warrants, each of which warrant entitles the subscriber to purchase one share of our common stock at a price of $0.60 per share, for the period commencing upon the date of issuance (July 17, 2006) and ending on the day which is six months from the date that our shares of common stock are first listed on any stock exchange or over-the-counter market;

  180,000 stock purchase warrants, each of which warrant entitles the subscriber to purchase one share of our common stock at a price of $0.60 per share, for the period commencing upon the date of issuance (October 5, 2006) and ending on the day which is six months from the date that our shares of common stock are first listed on any stock exchange or over-the-counter market;

  683,333 stock purchase warrants, each of which warrant entitles the subscriber to purchase one share of our common stock at a price of $1.00 per share, for the period commencing upon the date of issuance (October 6, 2006) and ending on the day which is one year from the date that our shares of common stock are first listed on any stock exchange or over-the-counter market;

  169,667 stock purchase warrants, each of which warrant entitles the subscriber to purchase one share of our common stock at a price of $1.00 per share, for the period commencing upon the date of issuance (November 15, 2006) and ending on the day which is one year from the date that our shares of common stock are first listed on any stock exchange or over-the-counter market;

  819,171 stock purchase warrants, each of which warrant entitles the subscriber to purchase one share of our common stock at a price of $1.00 per share, for the period commencing upon the date of issuance (December 6, 2006) and ending on the day which is one year from the date that our shares of common stock are first listed on any stock exchange or over-the-counter market;

  1,680,569 stock purchase warrants, each of which warrant entitles the subscriber to purchase one share of our common stock at a price of $1.00 per share, for the period commencing upon the date of issuance (April 30, 2007) and ending on the day which is one year from the date that our shares of common stock are first listed on any stock exchange or over-the-counter market;

  185,833 stock purchase warrants, each of which warrant entitles the subscriber to purchase one share of our common stock at a price of $1.00 per share, for the period commencing upon the date of issuance (May 31, 2007) and ending on the day which is one year from the date that our shares of common stock are first listed on any stock exchange or over-the-counter market;

  385,000 stock purchase warrants, each of which warrant entitles the warrant holder to purchase one share of our common stock at a price of $0.35 per share, for the period commencing upon the date of issuance (July 5, 2007) and ending on the day which is 18 months from the date that our shares of common stock are first listed on any stock exchange or over-the-counter market.

  4,000 stock purchase warrants, each of which warrant entitles the warrant holder to purchase one share of our common stock at a price of $0.50 per share, for the period commencing upon the date of issuance (July 5, 2007) and ending on the day which is 18 months from the date that our shares of common stock are first listed on any stock exchange or over-the-counter market;

  163,041 stock purchase warrants, each of which warrant entitles the warrant holder to purchase one share of our common stock at a price of $0.60 per share, for the period commencing upon the date of issuance (July 5, 2007) and ending on the day which is 18 months from the date that our shares of common stock are first listed on any stock exchange or over-the-counter market;

  724,666 stock purchase warrants, each of which warrant entitles the subscriber to purchase one share of our common stock at a price of $1.00 per share, for the period commencing upon the date of issuance (October 31, 2007) and ending on the day which is one year from the date that our shares of common stock are first listed on any stock exchange or over-the-counter market.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Except as disclosed below, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock offered hereby was employed on a contingency basis, or had, or is to receive, in connection with such offering, a substantial interest, direct or indirect, in the Company, nor was any such person connected with the Company as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Lang Michener LLP, our independent legal counsel, has provided an opinion on the validity of the share of our common stock that are the subject of this prospectus.

The audited consolidated financial statements included in this prospectus have been audited by Dale Matheson Carr-Hilton LaBonte LLP, Chartered Accountants, which is an independent registered public accounting firm, to the extent and for the periods set forth in their reports appearing elsewhere in this prospectus. These financial statements are included in reliance upon the authority of said firm as an expert in auditing and accounting.

Steven L. Carter, P.E., prepared a reserve report effective August 1, 2006 with respect to the Welder Lease (Barge Canal), Texas. Mr. Carter was subsequently appointed as our Vice President of Operations on December 20, 2006. Mr. Carter's reserve report is referenced in Note 11 to our audited consolidated financial statements for our fiscal year ended July 31, 2007 included herein.

Aluko & Associates, Inc. prepared a reserves and economics report with respect to the combined South Delhi/Big Creek Field, Louisiana properties, effective January 1, 2008. This report is referenced in Note 5 to our unaudited consolidated interim financial statements for the nine-month period ended April 30, 2008 included herein.

DESCRIPTION OF BUSINESS AND PROPERTIES

Name and Incorporation

We were incorporated under the laws of the State of Nevada on April 12, 2005 under the name "Carlin Gold Corporation". On July 19, 2005, we changed our name to "Nevada Gold Corp.". On October 18, 2005, we changed our name to "Gulf States Energy, Inc." and increased our authorized capital from 100,000,000 shares of common stock to 500,000,000 shares of common stock, par value $0.001 per share. On September 5, 2006, we changed our name to "Strategic American Oil Corporation".

We own 100% of the issued and outstanding share capital of Penasco, which was formed under the laws of the State of Nevada on November 23, 2005.

Our principal business offices are located at Suite 240, 196 West 3rd Avenue, Vancouver, British Columbia, Canada, V5Y 1E9, our telephone number is (604) 505-1441, and our facsimile number is (604) 876-6649.

Our Business

We are a natural resource exploration and production company engaged in the exploration, acquisition and development of oil and gas properties in the United States. We maintain an aggregate of approximately 475 gross (269 net) developed acres and approximately 13,617 gross (2,526 net) undeveloped acres pursuant to leases or acquisitions as described below. Of that acreage, we maintain approximately 256 gross (192 net) developed acres in Louisiana, 219 gross (77 net) developed acres in Texas, 1,988 gross (1,988 net) undeveloped acres in Illinois, 11,550 gross (462 net) undeveloped acres in Oklahoma, and 79 gross (76 net) undeveloped acres in Texas. Total developed and undeveloped acreage is approximately 14,092 gross acres (2,795 net).

Exploration Activities

Our oil and gas interests are as follows:

South Delhi/Big Creek Field, Louisiana

On August 24, 2006, we entered into an assignment of oil and gas interests purchase agreement with Energy Program Accompany, LLC (the "EPA Purchase Agreement"). At the time of the acquisition, one of four wells on the Holt lease, the one well on the Strahan lease, and no wells on the McKay lease were producing assets. Under the terms of the EPA Purchase Agreement, we paid $250,000 to acquire the Holt Lease, the Strahan Lease and the McKay Lease, as described below.

The Holt Lease

Pursuant to the EPA Purchase Agreement, we acquired a 97% working interest and an 81.25% net revenue interest in approximately 136 acres in Franklin Parish, Louisiana (the "Holt Lease").

In the months following the acquisition, we re-worked the Holt No. 10 well, pulling the well and replacing the rods, tubing and downhole pump. For Holt No. 24, we pulled the well, replaced the rods, tubing and downhole pump. On Holt No. 22, we pulled the well, replaced the tubing, rods and downhole pump. We also installed new surface pumping unit (320 pump jack). For the salt water disposal well, we cleaned up and installed a new triplex pump. We built new all weather roads to wells and built new tank battery (oil storage tanks and separators) for Holt No. 22 and 24. We also buried flow lines (oil and salt water), installed overhead power to all wells with transformer capable of handling additional load (wells), removed old tanks and separators, and built an equipment storage location.

As of the date of this prospectus, we are producing oil from the Holt No.'s 10, 22 and 24 wells. The Holt No. 4 well is off-line pending workover or offset drilling. The Holt No. 15 well is utilized as a salt water disposal well.

The Strahan Lease

Pursuant to the EPA Purchase Agreement, we acquired a 100% working interest and an 81.25% net revenue interest in approximately 40 acres in Richland Parish, Louisiana (the "Strahan Lease").

As of the date of this prospectus, we are producing oil from the Strahan No. 1 well.

The McKay Lease

Pursuant to the EPA Purchase Agreement, we acquired a 100% working interest and an 82.08% net revenue interest in approximately 80 acres in Richland Parish, Louisiana (the "McKay Lease").

On the McKay lease, we re-worked the well but did not improve production. We have been approached by a third party who expressed an interest in taking over the lease and drilling an offset well. If we accept the offer, we would retain a 6.25% gross overriding interest, all equipment except tanks (moving equipment to storage area on Holt lease) and release from plugging liability.

As of the date of this prospectus, we are producing oil from the McKay No. 1 well.

Assignment of Interests to Tradestar Resources Corporation

In conjunction with our acquisition of the Holt Lease, the Strahan Lease and the McKay Lease, we assigned a 25% working interest with respect to each lease to Tradestar Resources Corporation as a finders fee. In each case, the 25% working interest consists of two parts - a 12.5% working interest prior to payout and a 12.5% back in after payout agreement working interest. Tradestar Energy Inc., a wholly owned subsidiary of Tradestar Resources Corporation, became the operator of record for the Holt, Strahan and McKay Leases as of December 1, 2007.

The Welder Lease (Barge Canal), Texas

On November 16, 2006 we completed an assignment and purchase agreement with OPEX Energy, LLC with an effective date of August 1, 2006. Under the terms of the agreement, we acquired a 100% working interest (90% after payout) and a 72.5% net revenue interest (65.25% after payout) in approximately 81 acres of an oil and gas lease (the "Welder Lease") located in Calhoun County, Texas. At the time of the acquisition, the two wells on the Welder lease were producing assets.

As of the date of this prospectus, two wells are producing gas and oil from the property. The wells are operated using a gas lift system. A third well is utilized for salt water disposal. The wells have additional proven non-producing zones behind pipe. We intend to develop the proved developed non-producing (PDNP) zones as current producing horizons deplete.

Oakdale NE, Donoho, Markum City and DST Prospects, Illinois

Through the date of this prospectus, we have entered into numerous oil and gas leases in Jefferson County, Illinois. Currently these leases total approximately 1,774 gross acres pursuant to which we have a working interest of 100% and a net revenue interest of 87.5%. We plan to drill one or more wells during 2008 offsetting past producing wells (Oakdale North Field) to a depth of approximately 4,000 feet.

Gobbler's Knob Prospect, Illinois

Through the date of this prospectus we have entered into several oil and gas leases in Hamilton County, Illinois. Currently these leases total approximately 214 gross acres pursuant to which we have a working interest of 100% and a net revenue interest of 87.5%. We plan to re-enter one well (Foreman No. 1) during 2008 to test a potential oil zone (Cyprus Sand) at approximately 2900 feet as indicated on historic drill logs. The Foreman No. 1 offsets past producing wells (Dale Consolidated Field). Total depth of the re-entry will be approximately 3000 feet.

Janssen Lease, Texas

In October 2005, we entered into an agreement to purchase a 25% working interest and an 18.75% net revenue interest in approximately 138 acres of an oil and gas lease (the "Janssen Lease") located in Karnes County, Texas. This lease interest was acquired from Rockwell Energy. An unsuccessful attempt was made to re-enter and re-complete a Roeder gas sand at 10,300 feet using side track drilling techniques. As the original lease was set to expire, we negotiated a new oil and gas lease with the mineral owners and farmed out 100% of the working interest to ETG Energy Resources. We retained a 3% back in after payment on any producing zones and a 5% non-promoted option to participate in any offset drilling within the leased area. ETG successfully re-completed in the Roeder Sand and the Janssen A-1 well is currently producing between 250-300 mcf gas per day and approximately six (6) barrels per day of condensate.

Koliba Lease, Texas

Through the date of this prospectus, we have entered into to several lease agreements with certain mineral owners of a 79 acre tract (the "Koliba Lease") in Victoria County, Texas. To date, we have has leased over 96% of the minerals with additional leases pending. The property underlying these lease agreements is located near our Welder lease and has one shut-in oil/gas well. The well has a proven oil zone behind pipe that previously produced 30 Bbls oil per day plus water. The well is in close proximity to our Welder gas sales line and salt water disposal system. Pending completion of leasing, we will determine whether to re-complete and produce the gas zone and oil sands, promote and drill a new well, or sell the lease / well and retain a working interest.

Little Mule Creek Project, Oklahoma

In October 2007, we entered into an agreement with Marmik Oil Company ("Marmik") of Eldorado, Arkansas to purchase a 4.0% working interest in the Little Mule Creek Project located in Alfalfa and Woods Counties, Oklahoma. Our interest is subject to a 25% back in after payout, which would reduce our interest to 3.0%. The prospect consists of nearly 11,550 acres. An initial horizontal well was spudded in around January 9, 2008 and is at 3,720 feet through the date of this prospectus. The well is planned to be drilled vertically to 4950 feet and then drilled horizontally approximately 1,867 feet to a total vertical depth of approximately 5350 feet. The main target zone is the Maquoketa dolomitic shale. The Maquoketa zone produces from a number of vertical wells in the lease area, but this will be the first horizontal drilling in the field. There are approximately 170 drilling locations within the current leased area. In addition to the Maquoketa zone, three other potentially productive zones are present in the prospect area: Tonkawa Sands at 4,500 feet, Mississippian Chat at 4,900 feet and Misner Sand at 5,000 feet. To date, we have paid $43,086 for our prorate share of land and geology-geophysical costs, $2,824 for exercising (prorate share) additional lease options, and $45,460 for drilling costs. AFE (Authority for Expenditure) for the drilling and completion of the first well is estimated at $1,341,200, of which we will pay 4% ($53,648). Marmik and Pulliam Oil & Gas, Inc. ("Pulliam) will back in after payout (BIAPO) for 25% on the initial well. All subsequent wells will be drilled 75% of cost to the participants and 25% of costs to Marmik and Pulliam. Savoy Energy, L.P. will be the operator.

Productive Wells

The following table sets forth information regarding the total gross and net productive wells, expressed separately for oil and gas. All of our productive oil and gas wells were located in Texas and Louisiana. For the purposes of this subsection: (i) one or more completions in the same bore hole have been counted as one well, and (ii) a well with one or multiple completions at least one of which is an oil completion has been classified as an oil well. We do not have any wells with multiple completions.

	Number of Operating Wells
	Oil		Gas
	Gross	Net	Gross	Net
Louisiana	5	3.75
Texas	2	2.00	1.03
	7	5.75	1.03

A productive well is an exploratory well, development well, producing well or well capable of production, but does not include a dry well. A dry well, or a hole, is an exploratory or a development well found to be incapable of producing either oil or gas in sufficient quantities to justify completion as an oil or gas well.

A gross well is a well in which a working interest is owned, and a net well is the result obtained when the sum of fractional ownership working interests in gross wells equals one. The number of gross wells is the total number of wells in which a working interest is owned, and the number of net wells is the sum of the fractional working interests owned in gross wells expressed as whole numbers and fractions thereof. The "completion" of a well means the installation of permanent equipment for the production of oil or gas, or, in the case of a dry hole, to the reporting of abandonment to the appropriate agency.

Production and Price History

We began production of oil in August 2006 with the acquisition of the Holt, Strahan and McKay leases in Franklin and Richland Parish, Louisiana. In November 2006, we completed the acquisition of the Welder lease in Calhoun County, Texas, which produces both oil and gas. The effective date of the Welder acquisition was August 1, 2006 and accordingly, production results from the effective date through the closing date have been included in operating results. The table below sets forth the net quantities of oil and gas production, net of royalties, attributable to us from initial production in August 2006 through April 30, 2008. For the purposes of this table, the following terms have the following meanings: (i) "Bbl" means one stock tank barrel or 42 U.S. gallons liquid volume; (ii) "MBbls" means one thousand barrels of oil; (iii) "Mcf" means one thousand cubic feet; (iv) "Mcfe" means one thousand cubic feet equivalent, determined using the ratio of six Mcf of natural gas to one Bbl of oil; (v) "MMcfe/d" means one million cubic feet equivalent per day, determined by using the ratio of six Mcf of natural gas to one Bbl of oil; and (vi) "MMcf" means one million cubic feet.

	For the Nine Months Ended April 30, 2008	For the Year Ended July 31, 2007	Period from Inception to April 30, 2008
Production Data
Oil (MBbls)	6.7	9.9	16.7
Natural gas (MMcf)	9.4	17.8	27.2
Total (MMcfe)	49.8	77.6	127.4
Average Prices:
Oil (per Bbl)	$ 90.89	$ 60.02	$ 72.46
Natural gas (per Mcf)	$ 6.66	$ 5.89	$ 6.16
Total (per Mcfe)	$ 13.55	$ 9.06	$ 10.81
Average Costs (per Mcfe):
Lease operating expenses	$ 10.35	$ 8.25	$ 9.07
Production tax expense	$ 0.59	$ 0.29	$ 0.41

(1)   Transportation and administrative expenditures are included in lease operating expenses.

Net production includes only production that is owned by us, whether directly or beneficially, and produced to our interest, less royalties and production due to others. Production of natural gas includes only marketable production of gas on an "as sold" basis. Production of natural gas includes only dry, residue and wet gas, depending on whether liquids have been extracted before we passed title, and does not include flared gas, injected gas and gas consumed in operations. Recovered gas, lift gas and reproduced gas are not included until sold.

Acreage

The following table sets forth information regarding our gross and net developed and undeveloped oil and natural gas acreage under lease through the date of this prospectus:
	Gross (1)	Net
Developed Acreage
Illinois	-	-
Louisiana	255.90	191.93
Oklahoma	-	-
Texas	219.00	77.04
Undeveloped Acreage
Illinois	1,988.25	1,988.25
Louisiana	-	-
Oklahoma	11,550.00	462.00
Texas	79.00	75.71
Total	14,092.15	2,794.93

(1) The gross acreage cited includes leasehold acreage to be earned under the farm-out agreements.

A developed acre is an acre spaced or assignable to productive wells, a gross acre is an acre in which a working interest is owned, and a net acre is the result that is obtained when the sum of fractional ownership working interests in gross acres equals one. The number of net acres is the sum of the fractional working interests owned in gross acres expressed as whole numbers and fractions thereof.

Undeveloped acreage is considered to be those lease acres on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil or natural gas, regardless of whether or not such acreage contains proved reserves, but does not include undrilled acreage held by production under the terms of a lease. As is customary in the oil and gas industry, we can retain our interest in undeveloped acreage by drilling activity that establishes commercial production sufficient to maintain the lease or by payment of delay rentals during the remaining primary term of the lease. The oil and natural gas leases in which we have an interest are for varying primary terms; however, most of our developed lease acreage is beyond the primary term and is held so long as oil or natural gas is produced.

Drilling Activity

As of the date of this prospectus, we have participated in one (1) drilling venture with Brayton Operating Company based in Corpus Christi, Texas. A 12.5% working interested was purchased in a middle-lower Frio test (Meeks No. B-1), Victoria County, Texas. The prospect was based on 3-D seismic data and adjacent well information. The well was drilled, logged and plugged as indicated gas sands were deemed uneconomic. We have completed five (5) workovers of producing or previously producing wells on our leases in the Delhi South and Big Creek fields in Richland and Franklin Parishes, Louisiana. We also participated in the side-track re-entry on the Janssen No. A-1 in Karnes County, Texas. All producing wells in Louisiana are operated for us by Tradestar Energy, Inc. ("Tradestar") based in Hot Springs, Arizona. The Welder (Barge Canal) wells are operated for us by Carter E&P, LLC, based in Corpus Christi, Texas. The Janssen lease (Karnes Co., Texas) is operated by PROEX Energy Management Company ("Proex") based in Houston, Texas. We pay a monthly management fee to both companies for their services.

As of the date of this prospectus, we are currently drilling one horizontal well in the Little Mule Creek prospect (R&R Cattle No. 1-19) in Section 19, T29N, R12W, Alfalfa County, Oklahoma.

Present Activities

Much of the developed leasehold in Louisiana is adjacent to offset production. A number of offset in-field drilling locations are indicated. Additionally, Denbury Resources, Inc. (NYSE: DNR) has acquired a substantial acreage position in the Delhi-Holt-Bryant Unit in the immediate area of our holdings. Denbury has begun work to institute a tertiary carbon dioxide flood and are shooting 3-D seismic in the immediate area of our leases.

We are currently negotiating to purchase a 220 acre lease containing five wells and one salt water disposal well in the area of our Strahan and McKay Leases (Richland Parish, Louisiana). Additionally, we are negotiating on approximately 960 acres of leases adjacent to our Holt lease in Franklin Parish, Louisiana.

Our undeveloped acreage in the Illinois basin is adjacent to current or past producing wells. Drilling and completion costs are lower than in many other producing basins and the net revenues are higher. Our leases in Illinois average 87.5% net revenue interest with 100% working interest. Multiple pay zones are indicated in leasehold areas including the Cypress, Levias, Aux Vases, Ste. Genevieve, Salem, Saint Lewis and Warsaw formations. Maximum drill depths will be approximately 4,000 feet.

Additionally, the potential for "reef" type structures is considered high in several of our leasehold areas. Negotiations are underway with possible joint venture partners for the funding of 3-D seismic surveys in order to identify possible reef drilling targets.

We are also currently evaluating oil well logs, maps and other data in the Welder (Barge Canal) lease area (Texas). Initial reviews indicate the potential for possible offset drilling sites.

We continue to review and evaluate submittals on properties in Louisiana, Texas, Illinois and other areas of the continental United States.

Plan of Operations

Our plan of operations for the next twelve months is to re-enter the Foreman No. 1 well in Hamilton County, Illinois to test a Cyprus Sand at a depth of approximately 2900 feet. We also plan to drill one (1) infield offset well in the Delhi South Field in Franklin Parish, Louisiana. We plan to drill this well to a depth of between 3500 feet and 5000 feet depending on location and lease depth restrictions (if any). We also plan to acquire additional leases in the Delhi field area. The majority of the proposed acquisitions (Delhi area) have shut-in or currently non-producing wells within the proposed lease areas as well as salt water disposal wells. We plan to re-work the wells on the acquired leases in order to restore and/or increase production.

Leasing will continue in Illinois with emphasis moving from current targets in the Oakdale, Donoho and Gobbler's Knob prospects (Jefferson and Hamilton Counties), to potential secondary recovery projects (waterflood). We intend to acquire (lease) at least one waterflood prospect during the next year of operation. We are also reviewing the use of 3-D seismic in Illinois to located pinnacle reef structures. We may purchase 2-D and or 3-D seismic or take seismic options and bring in joint venture partners to participate in proprietary seismic shoots.

In Texas, we plan to continue producing oil and gas from our Welder (Barge Canal) lease and are negotiating to acquire a seismic (3-D) option on the 32,192 acre Welder Ranch (Calhoun County, Texas). We are also continuing to acquire additional mineral interests in the Koliba lease in Victoria County, Texas. We will continue to maintain our 3.0% non-operated working interest in the Janssen No. A-1 well (gas and minor condensate) in Karnes County, Texas.

In connection with the Little Mule Creek Project, we have purchased a 4% working interest in a horizontal well to be drilled to test a Maquoketa dolomitic (fractured) shale prospect in Alfalfa and Woods Counties, Oklahoma. As there are 170 drilling locations on the 11,000 acre leasehold, participation in additional drilling on this prospect is anticipated. The initial well commenced drilling on or around January 9, 2008 and is at 3,720 feet as of the date of this prospectus. Total costs for drilled and completed well (including lease and geology/geophyics) for our 4% working interest will be approximately $100,000.

Any time it is decided that drilling operations for a new well will be commenced, we will be provided with the following:

  A description of the project and the location and target depth of the well;

  The lands that will be subject to the well;

  The royalties, net profit interest or other charges applicable to the subject lands;

  The estimated cost of any geophysical work contemplated; and

  The estimated acquisition costs, drilling costs, completion costs and equipping costs of the well.

It is estimated that the average drilling and completion costs in Illinois will be approximately $400,000 for wells drilled to 4,000 feet. Offset development drilling in Louisiana to depths of 3,500 to 5,000 feet will be approximately $350,000 to $500,000. Seismic (3-D) may average $50,000 per square mile for shooting and processing. Seismic Options (option to lease) in Texas is expected to be in the $40/acre range. Surface damage payments for the actual shoot are expected to run $10 per acre. Seismic and land costs vary depending on the geographic area. For example, Illinois is much lower cost in all aspects than Texas. We anticipate drilling one to three wells in Louisiana (Delhi-Big Creek field areas) over the next twelve (12) months. Additionally, three (3) re-entries, or new drilling of new wells, are planned over the same time period in Illinois. If we are successful in acquiring a seismic option on the Welder Ranch, an additional $3,000,000 will be required for damages, option and upfront leasing costs. These proposed projects would necessitate an estimated expenditure of $5,700,000 in addition to our normal lease operating costs and general administrative overhead.

If oil and gas prices remain in today's range, we feel we can maintain present day operations from proceeds of oil and gas sales from our producing leases in Louisiana and Texas.

To participate in the projects outline above, we estimate that we will need to spend approximately $6,000,000 during the next 12 months. At April 30, 2008, we had $106,641 of cash on hand and a working capital deficit of $62,424. As such, we estimate that we will need to receive approximately $6,000,000 during the next twelve months, either through the sale of capital stock or from borrowing. We may not be able to obtain such financing, in which case we will not be able to pursue our plan of operations and our business may fail.

Government Regulation

The availability of a ready market for oil and gas production depends upon numerous factors beyond our control. These factors include local, state, federal and international regulation of oil and gas production and transportation, as well as regulations governing environmental quality and pollution control, state limits on allowable rates of production by a well or proration unit, the amount of oil and gas available for sale, the availability of adequate pipeline and other transportation and processing facilities, and the marketing of competitive fuels. State and federal regulations are generally intended to prevent waste of oil and gas, protect rights to produce oil and gas between owners in a common reservoir, and control contamination of the environment.

Applicable legislation is under constant review for amendment or expansion. These efforts frequently result in an increase in the regulatory burden on companies in our industry and a consequent increase in the cost of doing business and decrease in profitability. Numerous federal and state departments and agencies issue rules and regulations imposing additional burdens on the oil and gas industry that are often costly to comply with and carry substantial penalties for non-compliance. Our production operations may be affected by changing tax and other laws relating to the petroleum industry, constantly changing administrative regulations and possible interruptions or termination by government authorities.

The transportation and certain sales of natural gas in interstate commerce are heavily regulated by agencies of the federal government and are affected by the availability, terms and cost of transportation. The price and terms of access to pipeline transportation are subject to extensive federal and state regulation. The Federal Energy Regulatory Commission (FERC) is continually proposing and implementing new rules and regulations affecting the natural gas industry, most notably interstate natural gas transmission companies that remain subject to the FERC's jurisdiction. The stated purpose of many of these regulatory changes is to promote competition among the various sectors of the natural gas industry. Some recent FERC proposals may, however, adversely affect the availability and reliability of interruptible transportation service on interstate pipelines.

State regulatory authorities have established rules and regulations requiring permits for drilling operations, drilling bonds and reports concerning operations. Many states have statutes and regulations governing various environmental and conservation matters, including the establishment of maximum rates of production from oil and gas wells, and restricting production to the market demand for oil and gas. Such statutes and regulations may limit the rate at which oil and gas could otherwise be produced. Most states impose a production or severance tax with respect to the production and sale of crude oil, natural gas and natural gas liquids within their respective jurisdictions. State production taxes are generally applied as a percentage of production or sales.

Oil and gas rights may be held by individuals and corporations, and, in certain circumstances, by governments having jurisdiction over the area in which such rights are located. As a general rule, parties holding such rights grant licenses or leases to third parties, such as us, to facilitate the exploration and development of these rights. The terms of the licenses and leases are generally established to require timely development. Notwithstanding the ownership of oil and gas rights, the government of the jurisdiction in which the rights are located generally retains authority over the manner of development of those rights.

Environmental

General. Our activities are subject to local, state and federal laws and regulations governing environmental quality and pollution control in the United States. The exploration, drilling and production from wells, natural gas facilities, including the operation and construction of pipelines, plants and other facilities for transporting, processing, treating or storing natural gas and other products, are subject to stringent environmental laws and regulations by state and federal authorities, including the Environmental Protection Agency ("EPA"). These laws and regulations may require the acquisition of a permit by operators before drilling commences, prohibit drilling activities on certain lands lying within wilderness areas, wetlands and other ecologically sensitive and protected areas, and impose substantial remedial liabilities for pollution resulting from drilling operations. Such regulation can increase our cost of planning, designing, installing and operating such facilities.

Failure to comply with these laws and regulations may result in the assessment of administrative, civil and criminal penalties, the imposition of significant investigatory or remedial obligations, and the imposition of injunctive relief that limits or prohibits our operations. Moreover, some environmental laws provide for joint and several strict liability for remediation of releases of hazardous substances, rendering a person liable for environmental damage without regard to negligence or fault on the part of such person. In addition, we may be subject to claims alleging personal injury or property damage as a result of alleged exposure to hazardous substances, such as oil and gas related products.

Changes in environmental laws and regulations occur frequently, and any changes that result in more stringent and costly waste handling, storage, transport, disposal or cleanup requirements could materially adversely affect our operations and financial position, as well as those of the oil and gas industry in general. While we believe that we are in substantial compliance with current environmental laws and regulations and have not experienced any material adverse effect from such compliance, there is no assurance that this trend will continue in the future.

Waste Disposal. We currently lease, and intend in the future to own or lease, additional properties that have been used for production of oil and gas for many years. Although we and our operators utilize operating and disposal practices that are standard in the industry, previous owners or lessees may have disposed of or released hydrocarbons or other wastes on or under the properties that we currently own or lease or properties that we may in the future own or lease. In addition, many of these properties have been operated in the past by third parties over whom we had no control as to such entities' treatment of hydrocarbons or other wastes or the manner in which such substances may have been disposed of or released. State and federal laws applicable to oil and gas wastes and properties may require us to remediate property, including ground water, containing or impacted by previously disposed wastes (including wastes disposed of or released by prior owners or operators) or to perform remedial plugging operations to prevent future or mitigate existing contamination.

We may generate wastes, including hazardous wastes, that are subject to the federal Resource Conservation and Recovery Act ("RCRA") and comparable state statutes. The EPA has limited the disposal options for certain wastes that are designated as hazardous under RCRA. Furthermore, it is possible that certain wastes generated by our oil and gas projects that are currently exempt from treatment as hazardous wastes may in the future be designated as hazardous wastes, and therefore be subject to more rigorous and costly operating and disposal requirements.

CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), also known as the "Superfund" law, generally imposes joint and several liability for costs of investigation and remediation and for natural resource damages, without regard to fault or the legality of the original conduct, on certain classes of persons with respect to the release into the environment of substances designated under CERCLA as hazardous substances. These classes of persons or so-called potentially responsible parties include the current and certain past owners and operators of a facility where there is or has been a release or threat of release of a hazardous substance and persons who disposed of or arranged for the disposal of the hazardous substances found at such a facility. CERCLA also authorizes the EPA and, in some cases, third parties to take action in response to threats to the public health or the environment and to seek to recover from the potentially responsible parties the costs of such action. Although CERCLA generally exempts petroleum from the definition of hazardous substances, we may have generated and may generate wastes that fall within CERCLA's definition of hazardous substances. We may in the future be an owner of facilities on which hazardous substances have been released by previous owners or operators of our properties that are named as potentially responsible parties related to their ownership or operation of such property.

Air Emissions. Our projects are subject to local, state and federal regulations for the control of emissions of air pollution. Major sources of air pollutants are subject to more stringent, federally imposed permitting requirements, including additional permits. Producing wells, gas plants and electric generating facilities generate volatile organic compounds and nitrogen oxides. Some of our producing wells may be in counties that are designated as non-attainment for ozone and may be subject to restrictive emission limitations and permitting requirements. If the ozone problems in the applicable states are not resolved by the deadlines imposed by the federal Clean Air Act, or on schedule to meet the standards, even more restrictive requirements may be imposed, including financial penalties based upon the quantity of ozone producing emissions. If we fail to comply strictly with air pollution regulations or permits, we may be subject to monetary fines and be required to correct any identified deficiencies. Alternatively, regulatory agencies could require us to forego construction, modification or operation of certain air emission sources.

Clean Water Act. The Clean Water Act imposes restrictions and strict controls regarding the discharge of wastes, including produced waters and other oil and natural gas wastes, into waters of the United States, a term broadly defined. Permits must be obtained to discharge pollutants into federal waters. The Clean Water Act provides for civil, criminal and administrative penalties for unauthorized discharges of oil, hazardous substances and other pollutants. It imposes substantial potential liability for the costs of removal or remediation associated with discharges of oil or hazardous substances. State laws governing discharges to water also provide varying civil, criminal and administrative penalties and impose liabilities in the case of a discharge of petroleum or its derivatives, or other hazardous substances, into state waters. In addition, the EPA has promulgated regulations that may require us to obtain permits to discharge storm water runoff, including discharges associated with construction activities. In the event of an unauthorized discharge of wastes, we may be liable for penalties and costs.

Oil Pollution Act. The Oil Pollution Act of 1990 ("OPA"), which amends and augments oil spill provisions of the Clean Water Act, and similar legislation enacted in Texas, Louisiana and other coastal states, impose certain duties and liabilities on certain "responsible parties" related to the prevention of oil spills and damages resulting from such spills in United States waters and adjoining shorelines. A liable "responsible party" includes the owner or operator of a facility or vessel that is a source of an oil discharge or poses the substantial threat of discharge, or the lessee or permittee of the area in which a facility covered by OPA is located. OPA assigns joint and several liability, without regard to fault, to each liable party for oil removal costs, remediation of environmental damage and a variety of public and private damages. OPA also imposes ongoing requirements on a responsible party, including proof of financial responsibility to cover at least some costs of a potential spill. Few defenses exist to the liability imposed by OPA. In the event of an oil discharge, or substantial threat of discharge from our properties, vessels and pipelines, we may be liable for costs and damages.

We believe that we are in substantial compliance with current environmental laws and regulations in each of the jurisdictions in which we operate. Although we have not experienced any material adverse effect from such compliance, there is no assurance that this trend will continue in the future.

Competition

The oil and natural gas industry is intensely competitive in all phases, including the exploration for new production and the acquisition of equipment and labor necessary to conduct drilling activities. The competition comes from numerous major oil companies as well as numerous other independent operators. There is also competition between the oil and natural gas industry and other industries in supplying the energy and fuel requirements of industrial, commercial and individual consumers. We are a minor participant in the industry and compete in the oil and natural gas industry with many other companies having far greater financial, technical and other resources.

Competitive conditions may be substantially affected by various forms of energy legislation and/or regulation considered from time to time by the government of the United States and other countries, as well as factors that we cannot control, including international political conditions, overall levels of supply and demand for oil and gas, and the markets for synthetic fuels and alternative energy sources. Intense competition occurs with respect to marketing, particularly of natural gas.

Employees

We currently have no full-time or part-time employees with the exception of our officers.

Subsidiaries

We own 100% of the issued and outstanding share capital of Penasco, which was formed under the laws of the State of Nevada on November 23, 2005.

Leased Premises

On April 1, 2006, we entered into a long-term office premises lease at Suite 320, 1111 West Hastings Street, Vancouver, British Columbia, Canada, V6E 2J3. The term was for 7 years expiring March 13, 2013. The monthly base rent was $1,980 per month and the estimated monthly operating charge is $900 per month. As of March 31, 2008 we came to a mutual agreement with our landlord to terminate the lease agreement. Under the terms of the mutual agreement, no additional lease obligations are payable after the date of termination. Since March 31, 2008, our principal executive offices have been located at Suite 240, 196 West 3rd Avenue, Vancouver, British Columbia, Canada, V5Y 1E9. We share this office space with another company under a mutual understanding that we will share costs. We do not have a written lease or other formal agreement with respect to our use of such office space. Additionally, we are renting office space at Suite 2015, 600 Leopard Street, Corpus Christi, Texas, 78473 for $1,200 per month and office space in Mt. Vernon, Illinois for $250 per month.

LEGAL PROCEEDINGS

Other than disclosed below, we currently are not party to any material legal proceedings and, to our knowledge, no such proceedings are threatened or contemplated.

On June 6, 2008, Glasscell Morris and Margie L. Morris (the "Petitioners") filed a petition with the Fifth District Court, Parish of Franklin, Louisiana, naming the following as defendants: Penasco Petroleum, Inc. (which is a wholly owned subsidiary of Strategic American Oil Corporation), Tradestar Energy, Inc. and the Unopened Succession of Walter Leon Girod. The Petitioners allege: (i) that Mr. Girod was the owner of a 40-acre tract (the "Property") located in Franklin Parish, Louisiana; (ii) that an oil well (serial number 141591, which is referred to elsewhere in this prospectus as Holt No. 22) was completed on the Property in 1973; (iii) that the Petitioners purchased the Property from Mr. Girod in 1988 but Mr. Girod reserved to himself all of the oil, gas and other minerals located in, under or on the Property; (iv) that the well produced no oil or gas from October 1992 through October 2002; (v) that no revenues were distributed to Mr. Girod or to the Petitioners since 1992; (vi) that Mr. Girod, who never married and had no children, died in 2000 but no succession has been opened; and (vii) that with Petitioners' permission, Penasco and Tradestar began production of the well on the Property on or about January 1, 2007. The Petitioners are seeking a declaration that they are the owners of the mineral rights of the Property, that they should be paid royalties (and interest thereon) with respect to any oil, gas or minerals generated by the well from January 1, 2007 until the date of judgment, and that they should be paid any such future royalties from the date of judgment forward. Penasco's participation in the Holt No. 22 well will not be affected regardless of whether the Petitioners are or are not named as successors to Mr. Girod's royalty interests.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is not presently listed for trading on any securities exchange or market. We intend to apply to list our shares of common stock for quotation on the OTC Bulletin Board at the time the registration statement of which this prospectus forms a part becomes effective.

Convertible Securities

As of the date of this prospectus, there are 7,117,425 purchase warrants for our common stock outstanding, which permit the holders thereof to purchase an aggregate of 7,117,425 shares of our common stock.

In addition, as of the date of this prospectus, there are 3,800,000 options to purchase our common stock outstanding under our 2007 Stock Incentive Plan, which permit the holders thereof to purchase an aggregate of 3,800,000 shares of our common stock.

144 Shares

The SEC has recently enacted changes to Rule 144, which took effect on February 15, 2008. In general, under revised Rule 144, the following guidelines will apply:
	Affiliate or person selling on behalf of an affiliate	Non-affiliate (and has not been an affiliate during the prior three months)
Restricted Securities of Reporting Issuers

During six-month holding period--no resales under Rule 144 permitted

After six-month holding period--may resell in accordance with all Rule 144 requirements, including current public information, volume limitations, manner of sale requirements for equity securities, and filing of Form 144

During six-month holding period--no resales under Rule 144 permitted

After six-month holding period but before one year--unlimited public resales under Rule 144 except that the current public information requirement still applies

After one year holding period--unlimited public resales under Rule 144, need not comply with any other Rule 144 requirements

Restricted Securities of Non-Reporting Issuers

During one-year holding period--no resales under Rule 144 permitted

After one-year holding period--may resell in accordance with all Rule 144 requirements, including current public information, volume limitations, manner of sale requirements for equity securities, and filing of Form 144

During one-year holding period--no resales under Rule 144 permitted After one year holding period--unlimited public resales under Rule 144, need not comply with any other Rule 144 requirements

Unless and until the registration statement of which this prospectus forms a part is declared effective by the SEC and we subsequently file a registration statement on Form 8-A to register our common stock (which we intend to do if and when we receive notification of effectiveness of the registration statement of which this prospectus forms a part), we will be considered a "non-reporting" issuer such that the guidelines set forth in the bottom row of the chart above (that is, the row entitled "Restricted Securities of Non-Reporting Issuers") will be applicable. If and when the registration statement of which this prospectus forms a part is declared effective and we file a registration statement on Form 8-A to register our common stock, we will be considered a "reporting" issuer such that the guidelines in the first row of the chart above (that is, the row entitled "Restricted Securities of Reporting Issuers") will be applicable.

As of the date of this prospectus, to the best of our knowledge and belief, the only "affiliates" of our company (as such term is defined in Rule 144) are our officers and directors. As disclosed in this prospectus under the heading "Security Ownership of Certain Beneficial Owners and Management", our officers and directors are the beneficial owners of an aggregate of 3,388,681 shares of common stock and stock options to purchase 2,400,000 shares of our common stock, representing 19.3% of our currently issued and outstanding common stock (assuming exercise of such options). As affiliates, our officers and directors may sell such shares upon satisfaction of the relevant holding period for affiliates indicated above, provided that they comply will all other Rule 144 requirements.

As of the date of this prospectus, "non-affiliates" of the Company hold all of our securities not held by affiliates. Such non-affiliates may sell such shares upon satisfaction of the relevant holding period for non-affiliates indicated above, provided that they comply with any other applicable Rule 144 requirements as indicated above.

Registration Rights

We have not granted registration rights to the selling stockholders or to any other person.

Holders of Our Common Stock

As of the date of this prospectus we had approximately 114 registered holders of our common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

There are no restrictions in our Articles or Bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

  we would not be able to pay our debts as they become due in the usual course of business; or

  our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

Compensation Plans

The following table sets forth information relating to the grant of stock options under our equity compensation plans:

Equity Compensation Plan Information

	Number of securities to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plan
(a) Equity Compensation Plans approved by stockholders (2007 Stock Incentive Plan)	3,800,000	$0.33	6,200,000
(b) Equity Compensation Plans not approved by stockholders	552,041 (1)	$0.42	Nil
Total	4,352,041	$0.34	6,200,000

(1)      On July 5, 2007 the Company issued 385,000 share purchase warrants exercisable at $0.35 per share, 4,000 share purchase warrants exercisable at $0.50 per share, and 163,041 share purchase warrants exercisable at $0.60 per share pursuant to finders' fees agreements.

FINANCIAL STATEMENTS

This prospectus includes (i) the unaudited interim consolidated financial statements of Strategic American Oil Corporation as at April 30, 2008, and for the period from inception (April 12, 2005) to April 30, 2008, and (ii) the audited consolidated financial statements of Strategic American Oil Corporation as at July 31, 2006 and 2007, and for the period from inception (April 12, 2005) to July 31, 2007. These financial statements have been prepared on the basis of accounting principles generally accepted in the United States and are expressed in U.S. dollars.

STRATEGIC AMERICAN OIL CORPORATION
(An Exploration Stage Company)
CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

April 30, 2008

CONSOLIDATED BALANCE SHEETS

CONSOLIDATED STATEMENTS OF OPERATIONS

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

CONSOLIDATED STATEMENTS OF CASH FLOWS

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

STRATEGIC AMERICAN OIL CORPORATION
(An Exploration Stage Company)

CONSOLIDATED BALANCE SHEETS

	April 30, 2008	July 31, 2007
	(Unaudited)
CURRENT ASSETS
Cash	$ 106,641	$ 667,722
Accounts receivable	97,039	88,730
Other current assets	37,349	8,369
	241,029	764,821

RECLAMATION BONDS (Note 3)	81,192	61,875
EQUIPMENT (Note 4)	44,817	46,274

OIL AND GAS PROPERTIES (Note 5)
Proved properties	817,676	520,385
Unproved properties	461,479	551,776
	1,279,155	1,072,161

	$ 1,646,155	$ 1,945,131

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$ 272,453	$ 112,214
Due to related parties (Note 6)	31,000	-
	303,453	112,214

COMMITMENTS (Note 8) CONTINGENCY (Note 1)

STOCKHOLDERS' EQUITY
Capital stock (Note 7)
Common stock $0.001 par value: 500,000,000 shares authorized,
27,615,351 (July 31, 2007 - 26,690,685) shares issued and outstanding	27,616	26,691
Additional paid-in capital	5,836,429	5,344,554
Share subscriptions	18,012	33,012
Deficit accumulated during the exploration stage	(4,539,317)	(3,571,340)
	1,342,740	1,832,917

	$ 1,646,193	$ 1,945,131

The accompanying notes are an integral part of these consolidated financial statements.

STRATEGIC AMERICAN OIL CORPORATION
(An Exploration Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	Three Months Ended April 30, 2008	Three Months Ended April 30, 2007	Nine Months Ended April 30, 2008	Nine Months Ended April 30, 2007	Period from April 12, 2005 (inception) to April 30, 2008

OIL AND GAS REVENUES	$ 257,809	$ 192,002	$ 678,479	$ 404,454	$ 1,380,219

EXPENSES
Consulting	100,534	106,022	337,573	211,050	816,150
Consulting, stock-based (Note 7)	-	174,500	82,000	174,500	938,167
Depreciation and depletion	18,193	299	44,953	4,845	118,441
Direct operating costs	144,975	194,366	543,901	487,563	1,207,292
General and administrative	36,089	20,689	108,357	101,436	247,399
Impairment of oil and gas properties (Note 5)	-	-	-	-	233,306
Management fees (Note 6)	69,383	81,871	240,041	227,295	602,665
Management fees, stock-based	-	-	-	-	1,200,000
Professional fees	96,547	4,849	217,241	38,081	317,074
Travel and promotion	12,450	26,674	72,390	58,331	239,042
	478,171	414,904	1,646,456	1,301,101	5,919,536

NET LOSS	$ (220,362)	$ (609,270)	$ (967,977)	$ (898,647)	$ (4,539,317)

BASIC AND DILUTED NET LOSS PER SHARE	$ (0.01)	$ (0.02)	$ (0.04)	$ (0.04)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, BASIC AND DILUTED	27,615,351	24,824,283	27,326,777	23,901,750

The accompanying notes are an integral part of these consolidated financial statements.

STRATEGIC AMERICAN OIL CORPORATION
(An Exploration Stage Company)

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
(UNAUDITED)
					Deficit Accumulated During the
	Common Stock		Additional	Share	Exploration	Stockholders'
	Shares	Amount	Paid-in Capital	Subscriptions	Stage	Equity

Balance, July 31, 2007	26,690,685	$ 26,691	$ 5,344,554	$ 33,012	$ (3,571,340)	$ 1,832,917

Issued for services:
- $0.24 per share on October 1, 2007	200,000	200	81,800	-	-	82,000

Issued for cash:
- $0.60 per share on October 31, 2007	724,666	725	434,075	(15,000)	-	419,800

Share issuance costs	-	-	(24,000)	-	-	(24,000)

Net loss	-	-	-	-	(967,977)	(967,977)

Balance, April 30, 2008	27,615,351	$ 27,616	$ 5,836,429	$ 18,012	$ (4,539,317)	$ 1,342,740

The accompanying notes are an integral part of these consolidated financial statements.

STRATEGIC AMERICAN OIL CORPORATION
(An Exploration Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
	Nine Months Ended April 30, 2008	Nine Months Ended April 30, 2007	Period from April 12, 2005 (inception) to April 30, 2008

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (967,977)	$ (898,647)	$ (4,539,317)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and depletion	44,953	4,845	118,441
Impairment loss properties	-	-	233,306
Stock based compensation	82,000	174,500	2,138,167

Changes in operating assets and liabilities:
Accounts receivable	(8,309)	(63,834)	(97,039)
Other current assets	(28,980)	7,653	(63,042)
Accounts payable	166,739	36,317	278,953
NET CASH USED IN OPERATING ACTIVITIES	(711,574)	(739,166)	(1,904,939)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of shares for cash	434,800	2,100,144	3,973,499
Share subscriptions	(15,000)	84,512	18,012
Financing charges	(24,000)	(152,563)	(261,514)
Subscriptions receivable	-	(3,000)	-
Advances from (paid to) related parties	24,500	(12,278)	38,393
NET CASH PROVIDED BY FINANCING ACTIVITIES	420,300	2,016,815	3,768,390

CASH FLOWS FROM INVESTING ACTIVITIES
Reclamation bonds	(19,317)	(61,875)	(81,192)
Purchase of property and equipment	(7,597)	(42,579)	(63,042)
Oil and gas property acquisitions and exploration	(242,893)	(971,544)	(1,612,677)
NET CASH USED IN INVESTING ACTIVITIES	(269,807)	(1,075,998)	(1,756,911)

(DECREASE) INCREASE IN CASH	(561,081)	201,651	106,641

CASH, BEGINNING	667,722	650,204	-

CASH, ENDING	$ 106,641	$ 851,855	$ 106,641

SUPPLEMENTAL CASH FLOW INFORMATION AND
  NONCASH INVESTING AND FINANCING ACTIVITIES (Note 9)

The accompanying notes are an integral part of these consolidated financial statements.

STRATEGIC AMERICAN OIL CORPORATION
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
April 30, 2008 (unaudited)

NOTE 1:             NATURE OF OPERATIONS

Strategic American Oil Corporation (the "Company") was incorporated as Carlin Gold Corporation on April 12, 2005 in Nevada, U.S.A. On July 11, 2005 the Company changed its name to Nevada Gold Corp., on October 18, 2005 the Company changed its name to Gulf States Energy Inc. and on September 5, 2006 the Company changed its name to Strategic American Oil Corporation. The Company is an exploration stage company as it has not generated significant revenues from operations. The Company was formed for the purpose of oil and gas exploration and development. The Company owns 100% of Penasco Petroleum Inc. ("Penasco"), a Nevada corporation incorporated on November 23, 2005.

The accompanying interim consolidated financial statements have been prepared on the basis of a going concern which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. At April 30, 2008, the Company had working capital deficit of $62,424 and has incurred significant losses since inception and further losses are anticipated in the development of its oil and gas property interests. The ability of the Company to continue as a going concern is dependent on raising additional capital to fund ongoing exploration and development and ultimately on generating future profitable operations.

The accompanying interim consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Since internally generated cash flow will not fund development and commercialization of the Company's oil and gas properties, the Company will require significant additional financial resources and will be dependent on future financings to fund its ongoing exploration and development as well as other working capital requirements. The Company's future capital requirements will depend on many factors including the rate and extent of progress in its exploration and development programs. There can be no assurance the Company will be successful in its efforts to raise additional financing or if financing is available, that it will be on terms that are acceptable to the Company.

Management is addressing going concern remediation through raising additional sources of capital for operations and planned property acquisitions. Management's plans are intended to increase the company's financial stability and improve the efficiency of continuing operations. The Company continues to raise capital through private placements to meet immediate working capital requirements. Management expects to be able to complete planned property acquisitions and funding of on-going operations. These measures, if successful, will contribute to reducing the risk of going concern uncertainties for the Company over the next twelve to twenty-four months.

Unaudited Interim Financial Statements

The accompanying unaudited interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. They do not include all information and footnotes required by United States generally accepted accounting principles for complete financial statements. The interim unaudited financial statements should be read in conjunction with the audited July 31, 2007 financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation, consisting solely of normal recurring adjustments, have been made. Operating results for the nine months ended April 30, 2008 are not necessarily indicative of the results that may be expected for the year ending July 31, 2008.

NOTE 2:             RECENT ACCOUNTING PRONOUNCEMENTS

In December 2007, the FASB issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements - an Amendment of ARB No. 51." This statement requires that noncontrolling or minority interests in subsidiaries be presented in the consolidated statement of financial position within equity, but separate from the parents' equity, and that the amount of the consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income. SFAS No. 160 is effective for the fiscal years beginning on or after December 15, 2008. Currently the Company does not anticipate that this statement will have an impact on its financial statements.

STRATEGIC AMERICAN OIL CORPORATION
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
April 30, 2008 (unaudited)

NOTE 2:             RECENT ACCOUNTING PRONOUNCEMENTS (continued)

In December 2007, the FASB issued SFAS No. 141 (Revised) "Business Combinations". SFAS 141 (Revised) establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. The statement also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. The guidance will become effective for the fiscal year beginning after December 15, 2008. Management is in the process of evaluating the impact, if any, SFAS 141 (Revised) will have on the Company's financial statements upon adoption.

On December 21, 2007, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 110, ("SAB 110"). SAB 110 provides guidance to issuers on the method allowed in developing estimates of expected term of "plain vanilla" share options in accordance with SFAS No. 123(R), "Share-Based Payment". The staff will continue to accept, under certain circumstances, the use of a simplified method beyond December 31, 2007 which amends question 6 of Section D.2 as included in SAB 107, "Valuation of Share-Based Payment Arrangements for Public Companies", which stated that the simplified method could not be used beyond December 31, 2007. SAB 110 is effective January 1, 2008. The Company is currently evaluating the potential impact, if any, that the adoption of SAB 110 will have on its financial statements.

In February 2008, the FASB released FSP No. FAS 157-2. FSP No. FAS 157-2 defers the effective date of SFAS 157 for one year for nonfinancial assets and nonfinancial liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis. It does not defer recognition and disclosure requirements for financial assets and financial liabilities, or for nonfinancial assets and nonfinancial liabilities that are remeasured at least annually.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities ("SFAS 161"). SFAS 161 is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. SFAS 161 achieves these improvements by requiring disclosure of the fair values of derivative instruments and their gains and losses in a tabular format. It also provides more information about an entity's liquidity by requiring disclosure of derivative features that are credit risk-related. Finally, it requires cross-referencing within footnotes to enable financial statement users to locate important information about derivative instruments. SFAS 161 will be effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, will be adopted by the Company beginning in the first quarter of 2009. The Company does not expect there to be any significant impact of adopting SFAS 161 on its financial position, cash flows and results of operations.

NOTE 3:             Reclamation bonds

Reclamation bonds includes interest and non-interest bearing deposits issued in the States of Louisiana ($41,192) (July 31, 2007 - $21,875) and Texas ($40,000) (July 31, 2007 - $40,000) to cover each State's reclamation requirement for producing operations.

NOTE 4:             EQUIPMENT

	April 30, 2008	July 31, 2007

Computer equipment	$3,024	$ -
Furniture and fixtures	7,774	3,201
Leasehold improvements	11,294	11,294
Production equipment	40,950	40,950
	63,042	55,445
Less: accumulated depreciation	(18,225)	(9,171)

	$ 44,817	$ 46,274

STRATEGIC AMERICAN OIL CORPORATION
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
April 30, 2008 (unaudited)

NOTE 5:             OIL AND GAS PROPERTIES

PROVED:

Barge Canal, Texas

Effective August 1, 2006 the Company entered into an assignment and purchase agreement with OPEX Energy, LLC. Under the terms of the agreement, the Company paid $500,000 plus a finder's fee of $50,000 for a 100% working interest (90% after payout) and a 72.5% net revenue interest (65.25% after payout) in approximately 81 acres of an oil and gas lease (the "Welder Lease") located in Calhoun County, Texas.

South Delhi / Big Creek Field, Louisiana

On August 24, 2006 the Company entered into an assignment of oil and gas interest and purchase agreement with Energy Program Accompany, LLC. Under the terms of the agreement, the Company paid $250,000 to acquire the property. The agreement includes the following interests:

a)     a 97% working interest and an 81.25% net revenue interest in approximately 136 acres in Franklin Parish, Louisiana (the "Holt Lease");

b)     a 100% working interest and an 81.25% net revenue interest in approximately 40 acres in Richland Parish, Louisiana (the "Strahan Lease"); and

c)     a 100% working interest and an 82.08% net revenue interest in approximately 80 acres in Richland Parish, Louisiana (the "McKay Lease").

Effective September 1, 2006 the Company assigned a 12.5% working interest to Tradestar Resources Corporation ("Tradestar") in conjunction with the acquisition. The Company interest is additionally subject to a back in after payout agreement with Tradestar for an additional 12.5% working interest which went into effect as of January 1, 2007.

In December 2007 an independent registered engineer completed a reserve and economics report on the combined South Delhi and Big Creek Field properties. The report outlines the proved developed producing reserves as of January 1, 2008 and accordingly, acquisition costs of $290,290 and development costs of $42,900 have been reclassified as capitalized proved oil and gas properties.

UNPROVED:

Donoho, DST, Gobbler's Knob, Markham City North and Oakdale North East prospects, Illinois

Through April 30, 2008 the Company has entered into numerous oil and gas leases in Hamilton and Jefferson Counties, Illinois. The leases total approximately 1,988 gross acres pursuant to which the Company has a working interest of 100% and a net revenue interest of 87.5%, for a total cost to April 30, 2008 of $203,464.

Koliba and Victoria County prospects, Texas

Through April 30, 2008 the Company has entered into several lease agreements with certain mineral owners in Victoria County, Texas. The leases total approximately 217 gross acres for a total cost to April 30, 2008 of $16,751.

Little Mule Creek, Oklahoma

On October 30, 2007 the Company signed a letter agreement with Marmik Oil Company ("Marmik") whereby the Company acquired a 4% working interest in the Little Mule Creek Project, located in Alfalfa and Woods Counties, Oklahoma. Under the terms of the letter agreement, the Company paid aggregate acquisition costs of $43,086 in addition to 4% participation in the drilling and completion costs of the initial test well, which are estimated at $1,341,200 (the Company's share would be $53,648). The participation is subject to a 25% back in after payout, which would reduce the Company's interest to 3%.

STRATEGIC AMERICAN OIL CORPORATION
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
April 30, 2008 (unaudited)

NOTE 5:             OIL AND GAS PROPERTIES (continued)

Janssen Lease, Texas

In October 2005, the Company entered into an agreement to purchase a 25% working interest and an 18.75% net revenue interest in approximately 138 acres of an oil and gas lease (the "Janssen Lease") located in Karnes County, Texas. This lease interest was acquired from Rockwell Energy, LLC for $220,000 plus additional payments of $13,800 on July 17, 2006 to the owners after negotiating a new oil, gas and mineral lease. On December 20, 2006 the Company farmed out 100% of the working interest to ETG Energy Resources, retaining a 3% back in after payout on any producing zones and a 5% non-promoted option to participate in any offset drilling within the leased area. At July 31, 2007, management determined the recoverable value of its interest to be $75,000, and accordingly, costs of $158,800 were written off to impairment of oil and gas properties.

Capitalized costs of oil and natural gas producing properties

The Company's aggregate capitalized costs related to oil and natural gas properties are as follows:

	April 30, 2008	July 31, 2007

Proved reserves
Barge Canal	$ 584,702	$ 584,702
South Delhi and Big Creek Field	333,190	-
Accumulated depletion and amortization	(100,216)	(64,317)
	817,676	520,385

Unproved or unevaluated reserves	694,785	785,082
Impairment loss	(233,306)	(233,306)
	461,479	551,776

	$ 1,279,155	$ 1,072,161

Capitalized costs incurred for oil and natural gas producing activities

Costs incurred in oil and natural gas property acquisition, exploration and development activities that have been capitalized are summarized below:

	April 30, 2008	July 31, 2007
Acquisition cost
Proved properties	$ 862,746	$ 572,456
Unproved properties	516,236	670,676
	1,378,982	1,243,132

Development and exploration costs
Proved properties	55,146	12,246
Unproved properties	178,549	114,406
	233,695	126,652

Total	1,612,677	1,369,784
Less:
Accumulated depletion and amortization	(100,216)	(64,317)
Impairment loss	(233,306)	(233,306)

	$ 1,279,155	$ 1,072,161

STRATEGIC AMERICAN OIL CORPORATION
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
April 30, 2008 (unaudited)

NOTE 6:             RELATED PARTY TRANSACTIONS

The Company had transactions with certain officers and directors of the Company for the nine months ended April 30, 2008 as follows:

(a)   recorded production revenues of $403,795 (2007 - $287,532) and incurred production costs of $308,102 (2007 - $109,197) for the Barge Canal property which is operated by a company controlled by an officer of the Company;

(b)   incurred management fees of $240,041 (2007 - $227,295) to officers and directors, of which $6,000 is owing at April 30, 2008 (July 31, 2007 - $Nil);

(c)   incurred rental charges of $16,227 (2007 - $16,143) to a company owned by a former director of the Company;

(d)   received a $24,500 loan from a private company controlled by a director (July 31, 2007 - $Nil). The loan bears interest at 1% per month, is unsecured and is due on July 15, 2008. At April 30, 2008 interest of $500 (July 31, 2007 - $Nil) had been accrued on this loan.

These transactions were recorded at the exchange amount which is the amount agreed to by the related parties. All amounts owed were non-interest bearing, unsecured and had no specified terms of repayment.

NOTE 7:             CAPITAL STOCK

Share Capital

The Company's capitalization at April 30, 2008 was 500,000,000 authorized common shares with a par value of $0.001 per share.

2008 Share Transactions

On October 1, 2007, the Company issued 200,000 shares of its common stock pursuant to a Consulting Services Agreement. The Company recorded the fair value of the shares issued at $0.41 per share (based on an allocation of recent private placements between shares and the connected warrants), or $82,000 as a stock-based consulting expense.

On October 31, 2007, the Company completed a private placement for 724,666 Units at a subscription price of $0.60 per Unit for gross proceeds of $434,800. Each Unit is comprised of one common share and one non-transferable share purchase warrant of the Company. Each warrant entitles the holder to purchase an additional common share of the Company until the date that is one year from the date that the Company's common shares are first listed on any stock exchange or over-the-counter market, exercisable at $1.00 per share. The Company has paid finders' fees in conjunction with the completion of the private placement in the amount of $24,000 in cash.

Share Purchase Warrants

A summary of the Company's stock purchase warrants as of April 30, 2008 and changes during the period is presented below:
	Number of warrants	Weighted average exercise price	Weighted average remaining life

Balance, July 31, 2007	6,392,759	$ 0.81	n/a

Issued	724,666	1.00	n/a
Exercised or expired	-	-	n/a

Balance, April 30, 2008	7,117,425	$ 0.83	n/a

STRATEGIC AMERICAN OIL CORPORATION
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
April 30, 2008 (unaudited)

NOTE 7:             CAPITAL STOCK (continued)

Stock Compensation Plan

On July 5, 2007 the Company adopted the 2007 Stock Incentive Plan allowing for the issuance of up to 10,000,000 common shares.

A summary of the Company's stock options as of April 30, 2008 and changes during the period is presented below:
	Number of options	Weighted average exercise price	Weighted average remaining life

Balance, July 31, 2007	3,800,000	$ 0.33	9.93
Issued	-	-	-
Exercised or expired	-	-	-

Balance, April 30, 2008	3,800,000	$ 0.33	9.18

A summary of the status of the Company's unvested options as of April 30, 2008, and changes during the period is presented below:
	Number of Shares	Weighted-Average Grant-Date Fair Value

Unvested at July 31, 2007	66,666	$ 0.50
Granted	-	-
Vested	-	-

Unvested at April 30, 2008	66,666	$ 0.50

NOTE 8:             COMMITMENTS

On December 20, 2006 the Company entered into a Professional Services Agreement with a consultant, who agreed to become an officer of the Company as of May 1, 2007. The initial term of the agreement is two years expiring on November 1, 2008. Pursuant to the terms and provisions of the Professional Services Agreement: (i) the Company shall pay a monthly fee of $10,000; (ii) the Company issued 500,000 shares of its restricted common stock; and (iii) the Company granted an aggregate of not less than 600,000 options to purchase shares of its common stock at $0.35 for a ten year term.

On October 1, 2007 the Company entered into Consulting Services Agreement with a geological consultant with an initial term of 18 months expiring on March 31, 2009. Pursuant to the terms and provisions of the Consulting Services Agreement: (i) the Company shall pay a daily fee of $400 on a as requested basis; (ii) the Company will issue 200,000 shares of its restricted common stock (refer to Note 7); and (iii) the Company will grant an aggregate of not less than 250,000 options to purchase shares of its common stock at $0.10 for a ten year term.

The Company has entered into various employment and consulting agreements with both fixed compensation arrangements and established fees paid on a daily basis as needed. The only agreement outstanding at April 30, 2008 with fixed compensation calls for a monthly fee of $10,000. This agreement expires November 30, 2008.

During the year ended July 31, 2006 the Company signed a lease agreement for the rental of office space. During the period ended April 30, 2008 the Company and its landlord mutually agreed to terminate the lease agreement. Under the terms of the mutual agreement, no additional lease obligations are payable after the date of termination.

STRATEGIC AMERICAN OIL CORPORATION
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
April 30, 2008 (unaudited)

NOTE 9:             SUPPLEMENTAL CASH FLOW INFORMATION AND
                             NON-CASH INVESTING AND FINANCING ACTIVITIES
	Nine Months Ended	Nine Months Ended
	April 30, 2008	April 30, 2007

Interest paid	$ -	$ -
Income taxes paid	$ -	$ -

During the nine months ended April 30, 2008 the Company issued 200,000 shares of its common stock with a fair value of $0.41 per share, or $82,000 pursuant to a consulting services agreement, which was recorded as a stock-based consulting expense (refer to Note 7).

NOTE 10:             SUBSEQUENT EVENT

From May 9, 2008 through June 6, 2008 the Company received advances totaling $54,000 from a private company controlled by an officer. The advances bears interest at 1% per month, are unsecured and due on July 15, 2008.

STRATEGIC AMERICAN OIL CORPORATION
(An Exploration Stage Company)

CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONSOLIDATED BALANCE SHEETS

CONSOLIDATED STATEMENTS OF OPERATIONS

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

CONSOLIDATED STATEMENTS OF CASH FLOWS

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Strategic American Oil Corporation:

We have audited the accompanying consolidated balance sheets of Strategic American Oil Corporation (an exploration stage company) as of July 31, 2007 and 2006 and the consolidated statements of operations, stockholders' equity and cash flows for the years ended July 31, 2007 and 2006, the period from April 12, 2005 (inception) to July 31, 2005 and for the period from April 12, 2005 (inception) through July 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of July 31, 2007 and 2006 and the results of its operations and its cash flows for the years ended, July 31, 2007 and 2006, the period from April 12, 2005 (inception) to July 31, 2005 and for the period from April 12, 2005 (inception) to July 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the exploration stage and has losses from operations since inception. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in this regard are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

"DMCL"

DALE MATHESON CARR-HILTON LABONTE LLP
CHARTERED ACCOUNTANTS

December 31, 2007
Vancouver, Canada

STRATEGIC AMERICAN OIL CORPORATION
(An Exploration Stage Company)

CONSOLIDATED BALANCE SHEETS

	July 31, 2007	July 31, 2006

CURRENT ASSETS
Cash	$ 667,722	$ 650,204
Accounts receivable	88,730	-
Other current assets	8,369	9,522
	764,821	659,726

RECLAMATION BONDS (Note 3)	61,875	-
EQUIPMENT (Note 4)	46,274	11,189

OIL AND GAS PROPERTIES (Note 5)
Proved properties	520,385	-
Unproved properties	551,776	235,300
	1,072,161	235,300

	$ 1,945,131	$ 906,215

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$ 112,214	$ 17,421
Due to related parties (Note 6)	-	18,923
	112,214	36,344

COMMITMENTS (Note 9) CONTINGENCY (Note 1)

STOCKHOLDERS' EQUITY
Capital Stock (Note 7)
Common stock $0.001 par value: 500,000,000 shares
authorized, 26,690,685 (2006 - 22,472,112) shares
issued and outstanding	26,691	22,472
Additional paid-in capital	5,344,554	1,247,875
Share subscriptions (Note 12)	33,012	-
Deficit accumulated during the exploration stage	(3,571,340)	(400,476)
	1,832,917	869,871

	$ 1,945,131	$ 906,215

The accompanying notes are an integral part of these consolidated financial statements.

STRATEGIC AMERICAN OIL CORPORATION
(An Exploration Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS
	For the Year Ended July 31, 2007	For the Year Ended July 31, 2006	Period from April 12, 2005 (inception) to July 31, 2005	Period from April 12, 2005 (inception) to July 31, 2007

OIL AND GAS REVENUES	$ 701,740	$ -	$ -	$701,740

EXPENSES
Consulting	449,909	28,668	-	478,577
Consulting, stock-based (Note 7)	856,167	-	-	856,167
Depreciation and depletion	73,383	105	-	73,488
Direct operating costs	663,391	-	-	663,391
General and administrative	100,726	38,316	-	139,042
Impairment of oil and gas property (Note 5)	158,800	74,506	-	233,306
Management fees (Note 6)	195,488	167,136	-	362,624
Management fees, stock-based (Notes 6 & 7)	1,200,000	-	-	1,200,000
Professional fees	68,211	31,622	-	99,833
Travel and promotion	106,529	60,123	-	166,652
	3,872,604	400,476	-	4,273,080

NET LOSS	$(3,170,864)	$(400,476)	$ -	$(3,571,340)

BASIC AND DILUTED NET LOSS PER SHARE	$ (0.13)	$ (0.02)	$ -

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, BASIC AND DILUTED	24,588,931	16,899,030	-

The accompanying notes are an integral part of these consolidated financial statements.

STRATEGIC AMERICAN OIL CORPORATION
(An Exploration Stage Company)
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
FROM APRIL 12, 2005 (INCEPTION) TO JULY 31, 2007
					Deficit Accumulated During the
	Common Stock		Additional	Share	Exploration	Stockholders'
	Shares	Amount	Paid-in Capital	Subscriptions	Stage	Equity
Balance, April 12, 2005 and July 31, 2005	-	$ -	$ -	$ -	$ -	$ -

Issued for cash:
- $0.001 per share on October 18, 2005	16,000,000	16,000	-	-	-	16,000
- $0.10 per share on October 29, 2005, March 3 and May 31, 2006	4,013,036	4,013	397,291	-	-	401,304
- $0.35 per share on July 7, 2006	1,022,145	1,022	356,728	-	-	357,750
- $0.50 per share on July 17, 2006	1,100,000	1,100	548,900	-	-	550,000

Issued on settlement of debts:
- $0.001 per share on October 18, 2005	200,000	200	-	-	-	200
- $0.10 per share on May 31, 2006	136,931	137	13,556	-	-	13,693

Share issuance costs	-	-	(68,600)	-	-	(68,600)

Net loss	-	-	-	-	(400,476)	(400,476)
Balance, July 31, 2006	22,472,112	22,472	1,247,875	-	(400,476)	869,871

Issued for cash at:
- $0.50 per share on October 5, 2006	180,000	180	89,820	-	-	90,000
- $0.60 per share on October 6, November 15 and December 6, 2006, April 30 and May 31, 2007	3,538,573	3,539	2,119,606	-	-	2,123,145
Subscriptions received	-	-	-	33,012	-	33,012

Issued for services:
- issued at $0.35 per share on December 20, 2006	500,000	500	174,500	-	-	175,000

Stock based compensation	-	-	1,881,667	-	-	1,881,667

Share issuance costs	-	-	(168,914)	-	-	(168,914)

Net loss	-	-	-	-	(3,170,864)	(3,170,864)

Balance, July 31, 2007	26,690,685	$26,691	$5,344,554	$33,012	$(3,571,340)	$1,832,917

The accompanying notes are an integral part of these consolidated financial statements.

STRATEGIC AMERICAN OIL CORPORATION
(An Exploration Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS
	For the Year Ended July 31, 2007	For the Year Ended July 31, 2006	Period from April 12, 2005 (inception) to July 31, 2005	Period from April 12, 2005 (inception) to July 31, 2007

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(3,170,864)	$(400,476)	$ -	$(3,571,340)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and depletion	73,383	105	-	73,488
Impairment loss properties	158,800	74,506	-	233,306
Stock based compensation	2,056,167	-	-	2,056,167

Changes in operating assets and liabilities:
Accounts receivable	(88,730)	-	-	(88,730)
Other current assets	1,153	(9,522)	-	(8,369)
Accounts payable	94,793	17,421	-	112,214
Due to related parties	(18,923)	32,816	-	13,893
NET CASH USED IN OPERATING ACTIVITIES	(894,221)	(285,150)	-	(1,179,371)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of shares for cash, net of share issuance costs	2,213,645	1,325,054	-	3,538,699
Share subscriptions	33,012	-	-	33,012
Financing charges	(168,914)	(68,600)	-	(237,514)
NET CASH PROVIDED BY FINANCING ACTIVITIES	2,077,743	1,256,454	-	3,334,197

CASH FLOWS FROM INVESTING ACTIVITIES
Reclamation bonds	(61,875)	-	-	(61,875)
Purchase of property and equipment	(44,151)	(11,294)	-	(55,445)
Oil and gas property acquisitions and exploration	(1,059,978)	(309,806)	-	(1,369,784)
NET CASH USED IN INVESTING ACTIVITIES	(1,166,004)	(321,100)	-	(1,487,104)

INCREASE IN CASH	17,518	650,204	-	667,722

CASH, BEGINNING	650,204	-	-	-

CASH, ENDING	$667,722	$650,204	$ -	$667,722

SUPPLEMENTAL CASH FLOW INFORMATION AND
NONCASH INVESTING AND FINANCING ACTIVITIES (Note 10)

The accompanying notes are an integral part of these consolidated financial statements.

STRATEGIC AMERICAN OIL CORPORATION
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2007

NOTE 1:             NATURE OF OPERATIONS

Strategic American Oil Corporation (the "Company") was incorporated as Carlin Gold Corporation on April 12, 2005 in Nevada, U.S.A. On July 19, 2005 the Company changed its name to Nevada Gold Corp., on October 18, 2005 the Company changed its name to Gulf States Energy Inc. and on September 5, 2006 the Company changed its name to Strategic American Oil Corporation. The Company is an exploration stage company as it has not generated significant revenues from operations. The Company was formed for the purpose of oil and gas exploration and development. The Company owns 100% of Penasco Petroleum Inc. ("Penasco"), a Nevada corporation incorporated on November 23, 2005.

The accompanying consolidated financial statements have been prepared on the basis of a going concern which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. At July 31, 2007, the Company had working capital of $652,607 but has incurred significant losses since inception and further losses are anticipated in the development of its oil and gas property interests. The ability of the Company to continue as a going concern is dependent on raising additional capital to fund ongoing exploration and development and ultimately on generating future profitable operations.

The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Since internally generated cash flow will not fund development and commercialization of the Company's oil and gas properties, the Company will require significant additional financial resources and will be dependent on future financings to fund its ongoing exploration and development as well as other working capital requirements. The Company's future capital requirements will depend on many factors including the rate and extent of progress in its exploration and development programs. There can be no assurance the Company will be successful in its efforts to raise additional financing or if financing is available, that it will be on terms that are acceptable to the Company.

Management is addressing going concern remediation through raising additional sources of capital for operations and planned property acquisitions. Management's plans are intended to increase the company's financial stability and improve the efficiency of continuing operations. The Company continues to raise capital through private placements to meet immediate working capital requirements. Management expects to be able to complete planned property acquisitions and funding of on-going operations. These measures, if successful, will contribute to reducing the risk of going concern uncertainties for the Company over the next twelve to twenty-four months.

NOTE 2:             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America.

Principles of Consolidation

These financial statements include the accounts of the Company and its wholly-owned subsidiary, Penasco. All significant intercompany balances and transactions are eliminated upon consolidation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates. Significant areas requiring management's estimates and assumptions are determining the fair value of transactions involving common stock and financial instruments. Other areas requiring estimates include deferred tax balances, stock-based compensation, depletion, valuation allowances, allocations of expenditures to oil and gas property interests and asset impairment tests.

STRATEGIC AMERICAN OIL CORPORATION
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2007

NOTE 2:             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Foreign Currency Translation

The financial statements are presented in United States dollars. In accordance with SFAS No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Non-monetary assets and liabilities are translated at the transaction date. Revenue and expenses are translated at average rates of exchange during the year. Related translation adjustments are reported as a separate component of stockholders' equity, whereas gains or losses resulting from foreign currency transactions are included in results of operations.

Accounts Receivable

Trade accounts receivable are recorded at the invoiced amount and do not bear any interest. The Company regularly reviews collectability and establishes or adjusts an allowance for uncollectible amounts as necessary using the specific identification method. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. There were no reserves for uncollectible amounts in the periods presented.

Equipment

Equipment is recorded at cost and amortized using the straight-line method over the estimated useful life at the following rates:
Furniture and Fixtures	5 years
Production Equipment	5 years
Leasehold Improvements	term of the lease

Oil and Gas Properties

The Company follows the full cost method of accounting for its oil and gas operations whereby all cost related to the acquisition of petroleum and natural gas interests are capitalized. Such costs include land and lease acquisition costs, annual carrying charges of non-producing properties, geological and geophysical costs, costs of drilling and equipping productive and non-productive wells, and direct exploration salaries and related benefits. The Company operates in one cost center, being the United States.

All costs included in properties subject to amortization, are amortized on the unit-of-production method using estimates of proved reserves. Investments in unproved properties and development projects are not amortized until proved reserves associated with the projects can be determined or impairment occurs. If the results of an assessment indicate that the properties are impaired, the amount of the impairment is added to the capitalized costs to be amortized. Abandonment of oil and natural gas properties are charged to the full cost pool and amortized.

Under the full cost method, the net book value of oil and natural gas properties are subject to a "ceiling" amount. The ceiling is the estimated after-tax future net cash flows from proved oil and natural gas properties, discounted at 10% per annum plus the lower of cost or fair market value of unevaluated properties. In calculating future net revenues, prices and costs in effect at the time of the calculation are held constant for the lives of the oil and natural gas reserves, except for changes that are fixed and determinable by existing contracts. The excess, if any, of the net book value above this ceiling is charged to expense.

Sales of proved and unproved properties are accounted for as adjustments of capitalized costs with no gain or loss recognized, unless such adjustments would significantly alter the relationship between capitalized costs and proved reserves of oil and gas, in which case the gain or loss is recognized in the statement of operations.

Revenue Recognition

Oil and natural gas revenues are recorded using the sales method whereby the Company recognizes oil and natural gas revenue based on the amount of oil and gas sold to purchasers when title passes, the amount is determinable and collection is reasonably assured. Actual sales of gas are based on sales, net of the associated volume charges for processing fees and for costs associated with delivery, transportation, marketing, and royalties in accordance with industry standards. Operating costs and taxes are recognized in the same period of which revenue is earned.

STRATEGIC AMERICAN OIL CORPORATION
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2007

NOTE 2:             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Asset Retirement Obligations

The Company has adopted the provisions of SFAS No. 143 "Accounting for Asset Retirement Obligations," which establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment or other disposal of long-lived tangible assets arising from the acquisition, construction or development and for normal operations of such assets. The adoption of this standard has had no effect on the Company's financial position or results of operations. To July 31, 2007, the Company has determined that any potential costs relating to the ultimate disposition of the Company's oil and gas property interests are immaterial under SFAS No. 143, such that the Company has not accrued such costs.

Impairment of Long-Lived Assets

The Company reviews property and equipment for impairment. Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of these assets is measured by comparison of its carrying amount to future undiscounted cash flows the assets are expected to generate. If property and equipment are considered to be impaired, the impairment to be recognized equals the amount by which the carrying value of the assets exceeds its fair market value.

Financial Instruments

The fair values of cash, accounts receivable, accounts payable and accrued liabilities and amounts due to related parties were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments. Accordingly, no value has been assigned by management. The Company's operations and financing activities are conducted primarily in United States dollars, and as a result the Company is not subject to significant exposure to market risks from changes in foreign currency rates.

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist solely of cash. The Company places its cash with high quality financial institutions and at times may exceed the federally insured limits. The Company has not experienced a loss in such accounts nor do they expect any related losses in the near term.

Loss per Common Share

Basic loss per share includes no dilution and is computed by dividing loss attributable to common stockholders by the weighted average number of common shares outstanding for the period. Diluted loss per share reflects the potential dilution of securities that could share in the earnings (loss) of the Company. The common shares potentially issuable on conversion of outstanding warrants and stock options were not included in the calculation of weighted average number of shares outstanding because the effect would be anti-dilutive.

Income Taxes

The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment. As at July 31, 2007, the Company had net operating loss carry forwards; however, due to the uncertainty of realization, the Company has provided a full valuation allowance for the potential deferred tax assets resulting from these losses carry forwards.

STRATEGIC AMERICAN OIL CORPORATION
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2007

NOTE 2:             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock-Based Compensation

In December 2004, the FASB issued SFAS No. 123R, "Share-Based Payment", which replaced SFAS No. 123, "Accounting for Stock-Based Compensation" and superseded APB Opinion No. 25, "Accounting for Stock Issued to Employees". In January 2005, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 107, "Share-Based Payment", which provides supplemental implementation guidance for SFAS No. 123R. SFAS No. 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on the grant date fair value of the award. SFAS No. 123R was to be effective for interim or annual reporting periods beginning on or after June 15, 2005, but in April 2005 the SEC issued a rule that will permit most registrants to implement SFAS No. 123R at the beginning of their next fiscal year, instead of the next reporting period as required by SFAS No. 123R. The pro-forma disclosures previously permitted under SFAS No. 123 no longer will be an alternative to financial statement recognition.

Under SFAS No. 123R, the Company must determine the appropriate fair value model to be used for valuing share-based payments, the amortization method for compensation cost and the transition method to be used at date of adoption. The transition methods include prospective and retroactive adoption options. Under the retroactive options, prior periods may be restated either as of the beginning of the year of adoption or for all periods presented. The prospective method requires that compensation expense be recorded for all unvested stock options and restricted stock at the beginning of the first quarter of adoption of SFAS No. 123R, while the retroactive methods would record compensation expense for all unvested stock options and restricted stock beginning with the first period restated. The Company has adopted the requirements of SFAS No. 123R from date of inception.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force in Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring or in Conjunction with Selling Goods or Services" ("EITF 96-18"). Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earlier of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.

Recent Accounting Pronouncements

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities". This Statement permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact of SFAS No. 159 on its financial position and results of operations.

NOTE 3:             Reclamation bonds

Reclamation bonds includes interest and non-interest bearing deposits issued in the States of Louisiana ($21,875) and Texas ($40,000) to cover each State's reclamation requirement for producing operations.

NOTE 4:             EQUIPMENT
	July 31, 2007	July 31, 2006

Furniture and fixtures	$ 3,201	$ -
Leasehold improvements	11,294	11,294
Production equipment	40,950	-
	55,445	11,294
Less: accumulated depreciation	(9,171)	(105)
	$ 46,274	$ 11,189

STRATEGIC AMERICAN OIL CORPORATION
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2007

NOTE 5:             OIL AND GAS PROPERTIES

PROVED:

Barge Canal, Texas

Effective August 1, 2006 the Company entered into an assignment and purchase agreement with OPEX Energy, LLC. Under the terms of the agreement, the Company paid $500,000 plus a finder's fee of $50,000 for a 100% working interest (90% after payout) and a 72.5% net revenue interest (65.25% after payout) in approximately 81 acres of an oil and gas lease (the "Welder Lease") located in Calhoun County, Texas.

UNPROVED:

South Delhi / Big Creek Field, Louisiana

On August 24, 2006 the Company entered into an assignment of oil and gas interest and purchase agreement with Energy Program Accompany, LLC. Under the terms of the agreement, the Company paid $250,000 to acquire the property. The agreement includes the following interests:

(a)   a 97% working interest and an 81.25% net revenue interest in approximately 136 acres in Franklin Parish, Louisiana (the "Holt Lease");

(b)   a 100% working interest and an 81.25% net revenue interest in approximately 40 acres in Richland Parish, Louisiana (the "Strahan Lease"); and

(c)   a 100% working interest and an 82.08% net revenue interest in approximately 80 acres in Richland Parish, Louisiana (the "McKay Lease").

Effective September 1, 2006 the Company assigned a 12.5% working interest to Tradestar Resources Corporation ("Tradestar") in conjunction with the acquisition. The Company interest is additionally subject to a back in after payout agreement with Tradestar for an additional 12.5% working interest which went into effect as of January 1, 2007.

NE Oakdale and DST prospects, Illinois

During the 2007 fiscal year, the Company entered into numerous oil and gas leases in Jefferson County, Illinois. The leases total approximately 1,423 gross acres pursuant to which the Company has a working interest of 100% and a net revenue interest of 87.5%, for a total cost to July 31, 2007 of $137,645.

Gobbler's Knob Prospect, Illinois

During the 2006 and 2007 fiscal years, the Company entered into several oil and gas leases in Hamilton County, Illinois. The leases total approximately 214 gross acres pursuant to which the Company has a working interest of 100% and a net revenue interest of 87.5%, for a total cost to July 31, 2007 of $3,100.

Koliba Lease, Texas

During the 2007 fiscal year, the Company entered into several lease agreements with certain mineral owners of a 79 acre tract (the "Koliba Lease") in Victoria County, Texas for a total cost to July 31, 2007 of $3,573.

Janssen Lease, Texas

In October 2005, the Company entered into an agreement to purchase a 25% working interest and an 18.75% net revenue interest in approximately 138 acres of an oil and gas lease (the "Janssen Lease") located in Karnes County, Texas. This lease interest was acquired from Rockwell Energy, LLC for $220,000 plus additional payments of $13,800 on July 17, 2006 to the owners after negotiating a new oil, gas and mineral lease. On December 20, 2006 the Company farmed out 100% of the working interest to ETG Energy Resources, retaining a 3% back in after payout on any producing zones and a 5% non-promoted option to participate in any offset drilling within the leased area. At July 31, 2007, management determined the recoverable value of its interest to be $75,000, and accordingly, costs of $158,800 were written off to impairment of oil and gas properties.

STRATEGIC AMERICAN OIL CORPORATION
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2007

NOTE 5:             OIL AND GAS PROPERTIES (CONTINUED)

Meek B-1 Property

In December 2005 the Company entered into a participation agreement on the Meek B-1 property in the State of Texas in order to earn a 12.5% interest in the property. The Company spent a total of $3,000 in acquisition costs and $71,506 in exploration costs before deciding to abandon its interest due to poor drilling results. At July 31, 2006 the value of this interest was determined to be $Nil, and accordingly, cumulative costs of $74,506 have been written off to impairment of oil and gas properties.

Capitalized costs of oil and natural gas producing properties

The Company's aggregate capitalized costs related to oil and natural gas properties are as follows:
	July 31, 2007	July 31, 2006
Proven reserves (Barge Canal)	$ 584,702	$ -
Accumulated depletion and amortization	(64,317)	-
	520,385	-

Unproven or unevaluated reserves	785,082	309,806
Impairment loss	(233,306)	(74,506)
	551,776	235,300

	$ 1,072,161	$ 235,300

Capitalized costs incurred for oil and natural gas producing activities

Costs incurred in oil and natural gas property acquisition, exploration and development activities that have been capitalized are summarized below:
	July 31, 2007	July 31, 2006
Acquisition cost
Proven properties	$ 572,456	$ -
Unproven properties	670,676	238,300
	1,243,132	238,300

Development and exploration costs	126,652	71,506

	$ 1,369,784	309,806

NOTE 6:             RELATED PARTY TRANSACTIONS

The Company had transactions with certain officers and directors of the Company for the fiscal year ended July 31, 2007 as follows:

(a)   recorded production revenues of $480,014 (2006 - $Nil) and incurred production costs of $215,911 (2006 - $nil) for the Barge Canal property which is operated by a company controlled by an officer of the Company;

(b)   incurred management fees of $195,488 (2006 - $167,136) and recorded stock-based compensation charges of $1,200,000 (2006 - $nil) to officers and directors;

(c)   incurred rental charges of $20,851 (2006 - $6,400) to a company owned by a former director of the Company;

(d)   repaid $18,923 (2006 - $Nil) in amounts owing to officers and directors as of July 31, 2006; and

(e)   incurred web development charges of $7,463 (2006 - $Nil) to a company owned by a former director of the Company.

These transactions were recorded at the exchange amount which is the amount agreed to by the related parties. All amounts owed were non-interest bearing, unsecured and had no specified terms of repayment.

STRATEGIC AMERICAN OIL CORPORATION
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2007

NOTE 7:             CAPITAL STOCK

Share Capital

The Company's capitalization at July 31, 2007 was 500,000,000 authorized common shares with a par value of $0.001 per share.

2006 Share Transactions

On October 18, 2005, the Company completed a private placement of 16,000,000 shares of its common stock at a subscription price of $0.001 per share for gross proceeds to the Company of $16,000, and 200,000 shares of its common stock with a fair value of $0.001 per share for the settlement of debts of $200.

On October 29, 2005, the Company completed a private placement of 2,441,978 shares of its common stock at a subscription price of $0.10 per share for gross proceeds to the Company of $244,198.

On March 3, 2006, the Company completed a private placement of 1,259,308 shares of its common stock with a fair value of $0.10 per share for gross proceeds to the Company of $125,931.

On May 31, 2006, the Company completed a private placement of 311,750 shares of its common stock at a subscription price of $0.10 per share for gross proceeds to the Company of $31,175, and 136,931 shares of its common stock at a subscription price of $0.10 per share for settlement of debts of $13,693.

On July 7, 2006, the Company completed a private placement of 1,022,145 Units at a subscription price of $0.35 per Unit for gross proceeds to the Company of $357,750. Each Unit is comprised of one common share and one non-transferable share purchase warrant of the Company. Each warrant entitles the shareholder to purchase an additional common share of the Company until the date that is six months from the date that the Company's common shares are first listed on any stock exchange or over-the-counter market, exercisable at $0.60 per share. The Company has paid finders' fees in conjunction with the completion of the private placement in the amount of $13,600 in cash.

On July 17, 2006, the Company completed a private placement of 1,100,000 Units at a subscription price of $0.50 per Unit for gross proceeds to the Company of $550,000. Each Unit is comprised of one common share and one non-transferable share purchase warrant of the Company. Each warrant entitles the shareholder to purchase an additional common share of the Company until the date that is six months from the date that the Company's common shares are first listed on any stock exchange or over-the-counter market, exercisable at $0.60 per share. The Company has paid finders' fees in conjunction with the completion of the private placement in the amount of $55,000 in cash.

2007 Share Transactions

On October 5, 2006, the Company completed a private placement for 180,000 Units at a subscription price of $0.50 per Unit for gross proceeds of $90,000. Each Unit is comprised of one common share and one non-transferable share purchase warrant of the Company. Each warrant entitles the holder to purchase an additional common share of the Company until the date that is six months from the date that the Company's common shares are first listed on any stock exchange or over-the-counter market, exercisable at $0.60 per share. The Company has paid finders' fees in conjunction with the completion of the private placement in the amount of $9,000 in cash.

On October 6, 2006, the Company completed a private placement for 683,333 Units at a subscription price of $0.60 per Unit for gross proceeds of $410,000. Each Unit is comprised of one common share and one non-transferable share purchase warrant of the Company. Each warrant entitles the holder to purchase an additional common share of the Company until the date that is one year from the date that the Company's common shares are first listed on any stock exchange or over-the-counter market, exercisable at $1.00 per share. The Company has paid finders' fees in conjunction with the completion of the private placement in the amount of $41,000 in cash.

STRATEGIC AMERICAN OIL CORPORATION
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2007

NOTE 7:             CAPITAL STOCK (continued)

On November 15, 2006, the Company completed a private placement for 169,667 Units at a subscription price of $0.60 per Unit for gross proceeds of $101,800. Each Unit is comprised of one common share and one non-transferable share purchase warrant of the Company. Each warrant entitles the holder to purchase an additional common share of the Company until the date that is one year from the date that the Company's common shares are first listed on any stock exchange or over-the-counter market, exercisable at $1.00 per share. The Company has paid finders' fees in conjunction with the completion of the private placement in the amount of $10,000 in cash.

On December 6, 2006, the Company completed a private placement for 819,171 Units at a subscription price of $0.60 per Unit for gross proceeds of $491,503. Each Unit is comprised of one common share and one non-transferable share purchase warrant of the Company. Each warrant entitles the holder to purchase an additional common share of the Company until the date that is one year from the date that the Company's common shares are first listed on any stock exchange or over-the-counter market, exercisable at $1.00 per share. The Company has paid finders' fees in conjunction with the completion of the private placement in the amount of $49,150 in cash.

On December 20, 2006, the Company issued 500,000 shares of its restricted common stock pursuant to a Professional Services Agreement (refer to Note 9). The Company recorded the fair value of the shares issued of $0.35 per share (based on an allocation of recent private placements between shares and the connected warrants), or $175,000 as a stock-based consulting expense during the year.

On April 30, 2007, the Company completed a private placement for 1,680,569 Units at a subscription price of $0.60 per Unit for gross proceeds of $1,008,341. Each Unit is comprised of one common share and one non-transferable share purchase warrant of the Company. Each warrant entitles the holder to purchase an additional common share of the Company until the date that is one year from the date that the Company's common shares are first listed on any stock exchange or over-the-counter market, exercisable at $1.00 per share. The Company has paid finders' fees in conjunction with the completion of the private placement in the amount of $49,414 in cash.

On May 31, 2007, the Company completed a private placement for 185,833 Units at a subscription price of $0.60 per Unit for gross proceeds of $111,500. Each Unit is comprised of one common share and one non-transferable share purchase warrant of the Company. Each warrant entitles the holder to purchase an additional common share of the Company until the date that is one year from the date that the Company's common shares are first listed on any stock exchange or over-the-counter market, exercisable at $1.00 per share. The Company has paid finders' fees in conjunction with the completion of the private placement in the amount of $10,350 in cash.

On July 5, 2007 the Company issued 385,000 share purchase warrants exercisable at $0.35 per share, 4,000 share purchase warrants exercisable at $0.50 per share, and 163,041 share purchase warrants exercisable at $0.60 per share pursuant to finders' fees agreements. Each warrant entitles the holder to purchase one common share of the Company for a period commencing upon the date of issuance and ending 18 months from the date that the Company's common shares are first listed for trading on any stock exchange or Over-The-Counter Bulletin Board market. The $209,204 fair value of the common share purchase warrants was recorded as financing fees during the period. The fair value of these warrants was estimated using the Black-Scholes option pricing model with an expected life of 2 years, a risk free interest rate of 5.25%, a dividend yield of 0%, and an expected volatility of 100%.

STRATEGIC AMERICAN OIL CORPORATION
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2007

NOTE 7:             CAPITAL STOCK (continued)

Share Purchase Warrants

A summary of the Company's stock purchase warrants as of July 31, 2007 and changes during the year is presented below:
	Number of warrants	Weighted average exercise price	Weighted average remaining life

Balance, April 12, 2005 and July 31, 2005	-	$ -	-
Issued	2,122,145	0.60	n/a
Exercised	-	-	n/a
Balance, July 31, 2006	2,122,145	0.60	n/a
Issued	4,270,614	0.91	n/a
Exercised	-	-	n/a
Balance, July 31, 2007	6,392,759	$ 0.81	n/a

Stock Compensation Plan

On July 5, 2007 the Company adopted the 2007 Stock Incentive Plan allowing for the issuance of up to 10,000,000 common shares.

On July 5, 2007 the Company granted a total of 3,800,000 stock options to consultants, officers and directors, of which 3,700,000 vested immediately and the remaining 100,000 vest over 18 months. Of the 3,800,000 options granted, 250,000 were granted at an exercise price of $0.10 per share and 3,550,000 were granted at an exercise price of $0.35 per share. The term of the options is ten years. The fair value of the vested options at the date of grant of $1,915,000 was estimated using the Black-Scholes option pricing model with an expected life of 5 years, a risk free interest rate of 5.25%, a dividend yield of 0%, and an expected volatility of 100%. Of this, $1,881,667 has been recorded as stock based consulting and management fees in the year ended July 31, 2007 and the remaining $33,333 will be expensed on vesting of the stock options.

A summary of the Company's stock options as of July 31, 2007 and changes during the year is presented below:
	Number of options	Weighted average exercise price	Weighted average remaining life

Balance, April 12, 2005 and July 31, 2005 and 2006	-	$ -	-
Issued	3,800,000	0.33	10.00
Exercised	-	-	-
Balance, July 31, 2007	3,800,000	$ 0.33	9.93

A summary of the status of the Company's unvested options as of July 31, 2007, and changes during the year ended July 31, 2007, is presented below:

	Number of Shares	Weighted-Average Grant-Date Fair Value

Unvested at July 31, 2006 and 2005	-	$ -
Granted	3,800,000	0.50
Vested	(3,733,334)	0.50
Unvested at July 31, 2007	66,666	$ 0.50

STRATEGIC AMERICAN OIL CORPORATION
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2007

NOTE 8:             INCOME TAXES

As of July 31, 2007, the Company had net operating loss carry forwards of approximately $1,676,341 (2006: $397,621) that may be available to reduce future years' taxable income. These carry forwards will begin to expire, if not utilized, commencing in 2026. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry forwards.

The Company reviews its valuation allowance requirements on an annual basis based on projected future operations. When circumstances change and this causes a change in management's judgment about the recoverability of future tax assets, the impact of the change on the valuation allowance is reflected in current income.

The actual income tax provisions differ from the expected amounts calculated by applying the combined federal and state corporate income tax rates to the Company's loss before income taxes. The components of these differences are as follows:
	Year Ended	Year Ended
	July 31, 2007	July 31, 2006

Loss before income taxes	$ (3,170,864)	$ (400,476)
Corporate tax rate	40%	40%
Expected tax expense (recovery)	(1,268,346)	(160,190)

Increase (decrease) resulting from:
Permanent differences	304,191	1,142
Change in valuation allowance	964,155	159,048
Income tax provision (recovery)	$ -	$ -

The Company's deferred tax assets are as follows:
	Year Ended	Year Ended
	July 31, 2007	July 31, 2006

Deferred tax assets:
Stock based compensation	$ 452,667	$ -
Loss carry forwards	670,536	159,048
Valuation allowance	(1,123,203)	(159,048)
Net deferred income tax assets	$ -	$ -

As the criteria for recognizing future income tax assets have not been met due to the uncertainty of realization, a valuation allowance of 100% has been recorded for the current and prior year.

The Company's net operating loss carryforwards expire as follows:

July 31, 2026	$ 397,621
July 31, 2027	1,278,720
$ 1,676,341

STRATEGIC AMERICAN OIL CORPORATION
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2007

NOTE 9:             COMMITMENTS

On December 20, 2006 the Company entered into a Professional Services Agreement with a consultant, who agreed to become an officer of the Company as of May 1, 2007. The initial term of the agreement is one year expiring on November 1, 2008. Pursuant to the terms and provisions of the Professional Services Agreement: (i) the Company shall pay a monthly fee of $10,000; (ii) the Company issued 500,000 shares of its restricted common stock (refer to Note 7); and (iii) the Company granted an aggregate of not less than 600,000 options to purchase shares of its common stock at $0.35 for a ten year term.

The Company has entered into various employment and consulting agreements with both fixed compensation arrangements and established fees paid on a daily basis as needed. The agreements expire no later than December 31, 2007. The aggregate outstanding commitment through expiry of all agreements is approximately $40,000.

During the year ended July 31, 2006, the Company signed a lease agreement for the rental of office space. The lease expires on March 31, 2013. The future minimum lease obligations are as follows for the years ending July 31:
2008	$19,943
2009	19,943
2010	19,943
2011	19,943
2012	19,943
Thereafter	13,295
$113,010

NOTE 10:           SUPPLEMENTAL CASH FLOW INFORMATION AND
                             NON-CASH INVESTING AND FINANCING ACTIVITIES

	July 31, 2007	July 31, 2006

Interest paid	$ -	$ -
Income taxes paid	$ -	$ -

During the year ended July 31, 2007 the Company issued 500,000 shares of its common stock with a fair value of $0.35 per share, or $175,000 which was as a stock-based consulting expense during the year. Refer to Note 7.

The Company issued shares for the settlement of certain accounts payable and related party advances for the year ended July 31, 2006 as follows:

(a)   consulting fees of $200 were settled with the issuance of 200,000 shares at $0.001 per share (2005 - $Nil); and

(b)   management fees of $13,693 were settled with the issuance of 136,931 shares at $0.10 per share (2005 - $Nil).

STRATEGIC AMERICAN OIL CORPORATION
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2007

Note 11:           Supplemental Oil and Natural Gas Reserve Information (Unaudited)

General

The Company's estimated net proved oil and gas reserves and the present value of estimated cash flows from those reserves are summarized below. The reserves were estimated by an independent petroleum engineer. The present value of estimated cash flows is estimated by management using market prices at the end of each of the periods presented in the financial statements. Those prices were held constant over the estimated life of the reserves. There are numerous uncertainties inherent in estimating quantities and values of proved oil and gas reserves and in projecting future rates of production and the timing of development expenditures, including factors involving reservoir engineering, pricing and both operating and regulatory constraints. All reserves estimates are to some degree speculative, and various classifications of reserves only constitute attempts to define the degree of speculation involved. Accordingly, oil and gas reserve information represents estimates only and should not be construed as being exact.

Estimated Oil and Gas Reserve Quantities

The Company's ownership interests in estimated quantities of proved gas reserves and changes in net proved developed reserves, all of which are located in the United States, are summarized below:

	Oil (barrels)	Gas (mcf)
	(Proved Developed)
Balance at inception (April 12, 2005) and July 31, 2005 and 2006	-	-

Purchase of reserves-in-place	69,340	107,500
Production	(6,322)	(17,506)
Balance, July 31, 2007	63,018	89,994

Amortization per unit of production (mcf) is $1.16.

There were no revisions of previous estimates of reserves or extensions and discoveries during the period from inception (April 12, 2005) through July 31, 2007.

Standardized measure of discounted future cash flows

The standardized measure of discounted future net cash flows from proved developed reserves for the periods presented in the financial statements is summarized below. There were no proved reserves at inception through July 31, 2006. The standardized measure of future cash flows as of July 31, 2007 is calculated using a price per barrel of oil of $78.82 and a price per Mcf of natural gas of $6.51. The gas price was the Henry Hub, Louisiana spot gas price on July 31, 2007. The resulting estimated future cash inflows are reduced by estimated future costs to produce the estimated proved reserves. These costs are based on year-end cost levels. Future income taxes are based on year-end statutory rates. The future net cash flows are reduced to present value by applying a 10% discount rate. The standardized measure of discounted future cash flows is not intended to represent the replacement cost or fair market value of the Company's oil and gas properties.

There were no proved developed reserves at April 12, 2005 (inception) through July 31, 2006:

	July 31, 2007	July 31, 2006

Future production revenues	$ 5,552,940	$ -
Future production costs	(2,307,721)	-
Future development costs	(190,000)	-
Future cash flows before income taxes	3,055,219	-
Future income taxes	(1,038,774)	-
Future net cash flows	2,016,445	-
10% annual discount for estimating future net cash flows	(726,139)	-
Standardized measure of discounted future net cash flows	$ 1,290,306	$ -

STRATEGIC AMERICAN OIL CORPORATION
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2007

Note 11:           Supplemental Oil and Natural Gas Reserve Information (continued)

Future development costs include the estimated costs of bringing non-producing developed reserves into production. The Company has not quantified or included any amounts for undeveloped reserves. The Company has no proved undeveloped reserves.

NOTE 12:           SUBSEQUENT EVENTS

(a)   On October 1, 2007 the Company entered into Consulting Services Agreement with a geological consultant with an initial term of 18 months expiring on March 31, 2009. Pursuant to the terms and provisions of the Consulting Services Agreement: (i) the Company shall pay a daily fee of $400 on a as requested basis; (ii) the Company will issue 200,000 shares of its restricted common stock; and (iii) the Company will grant an aggregate of not less than 250,000 options to purchase shares of its common stock at $0.10 for a ten year term.

(b)   On October 30, 2007 the Company signed a letter agreement with Marmik Oil Company ("Marmik") whereby the Company acquired a 4% working interest in the Little Mule Creek Project, located in Alfalfa and Woods Counties, Oklahoma. Under the terms of the letter agreement, the Company paid aggregate acquisition costs of $43,086 and must pay their 4% participation in the drilling and completion costs of the initial test well, which are estimated at $1,341,200 (the Company's share would be $53,648). The participation is subject to a 25% back in after payout, which would reduce the Company's interest to 3%.

(c)   On October 31, 2007 the Company completed a private placement for 724,666 Units at a subscription price of $0.60 per Unit for gross proceeds of $434,800, of which $15,000 was received in the 2007 fiscal year. Each Unit is comprised of one common share and one warrant of one non-transferable share purchase warrant of the Company. Each warrant entitles the holder to purchase an additional common share of the Company until the date that is one year from the date that the Company's common shares are first listed on any stock exchange or over-the-counter market, exercisable at $1.00 per share.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition, changes in financial condition, plan of operations and results of operations should be read in conjunction with (i) our unaudited interim consolidated financial statements as at April 30, 2008 and for the period from inception (April 12, 2005) to April 30, 2008; (ii) our audited consolidated financial statements as at July 31, 2006 and 2007, and for the period from inception (April 12, 2005) to July 31, 2007, and (ii) the section entitled "Description of Business", included in this prospectus. The discussion contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including, but not limited to, those set forth under "Risk Factors" and elsewhere in this prospectus.

Plan of Operations

Our plan of operations for the next twelve months is to continue with the exploration and development of our oil and gas properties in the United States. Our planned acquisitions and development of existing properties is described in detail in this prospectus under "Description of Business and Properties--Plan of Operations".

Results of Operations

The following sets table sets out our consolidated losses for the periods indicated:
	For the Period from Inception (April 12, 2005) to April 30, 2008	Nine Months Ended April 30, 2008	Nine Months Ended April 30, 2007	Year Ended July 31, 2007	Year Ended July 31, 2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)	(Audited)
Oil and gas revenues	$ 1,380,219	$ 678,479	$ 404,454	$ 701,740	$ -
Expenses
Consulting	816,150	337,573	211,050	449,909	28,668
Consulting, stock-based	938,167	82,000	174,500	856,167	-
Depreciation and depletion	118,441	44,953	4,845	73,383	105
Direct operating costs	1,207,292	543,901	487,563	663,391	-
General and administrative	247,399	108,357	101,436	100,726	38,316
Impairment of oil and gas properties	233,306	-	-	158,800	74,506
Management fees	602,665	240,041	227,295	195,488	167,136
Management fees, stock based	1,200,000	-	-	1,200,000	-
Professional fees	317,074	217,241	38,081	68,211	31,622
Travel and promotion	239,042	72,390	58,331	106,529	60,123
Net loss	$ 4,539,317	$ 967,977	$ 898,647	$ 3,170,864	$ 400,476
Net loss per share		$ 0.04	$ 0.04	$ 0.13	$ 0.02

Nine Months Ended April 30, 2008 Compared to Nine Months Ended April 30, 2007

We are an exploration stage company. We recorded a net loss of $967,977 during the nine months ended April 30, 2008, compared to a net loss of $898,647 for the nine months ended April 30, 2007.

Revenue

Revenue from oil and gas properties was $678,479 in the nine months ended April 30, 2008, compared to $404,454 in the nine months ended April 30, 2007. Significant developments or changes between these periods are outlined below:

  Barge Canal: Revenue from the Barge Canal project was $403,795 in the nine months ended April 30, 2008, as compared to $287,532 for the nine months ended April 30, 2007. On November 16, 2006 (but with an effective date of August 1, 2006), we completed our acquisition of Barge Canal (Welder Lease), which included three wells, of which two were currently producing. The wells produced oil relatively evenly throughout the nine months ended April 30, 2008, with gas production decreasing significantly during the second quarter of the 2008 fiscal year due to flooding and ongoing maintenance. Average oil production was 18% less than the prior fiscal year, which was offset by a 59% increase in average oil selling prices. Average gas production was 31% less than the prior fiscal year, while average gas selling prices increased by 18% from the prior fiscal year.

  South Delhi/Big Creek Field: Revenue from the South Delhi and Big Creek Field projects was $261,076 in the nine months ended April 30, 2008, as compared to $116,922 for the nine months ended April 30, 2007. We acquired South Delhi (Holt) and Big Creek Field (Strahan/McKay) in August 2006. At the time of acquisition, production was primarily from two of the nine wells, although the two producing wells and other non-producing wells and equipment required remedial work. By July 31, 2007, three wells were producing regularly, two in the South Delhi project and one in the Big Creek Field. Revenues for the nine months ended April 30, 2008 were uneven as production stopped or changed to allow for equipment maintenance. For the three regularly producing wells, average production for the nine months ended April 30, 2008 was 20% more than the prior fiscal year average, while average selling prices increased by 52% from the prior year.

  Janssen Lease: Revenue from the Janssen Lease project was $10,788 in the nine months ended April 30, 2008, as compared to $Nil for the nine months ended April 30, 2007. Drilling activities during the 2007 fiscal year resulted in production that commenced in June, 2007.

Operating Expenses

Operating expenses incurred during the nine months ended April 30, 2008 were $1,646,456 as compared to $1,301,101 during the nine months ended April 30, 2007. Significant changes and expenditures are outlined as follows:

  Consulting fees were $337,573 in the nine months ended April 30, 2008, compared to $211,050 in the nine months ended April 30, 2008, with the increase relating primarily to the use of external consultants to assist with expanding operations and administration.

  Stock-based consulting fees were $82,000 in the nine months ended April 30, 2008, compared to $174,500 in the nine months ended April 30, 2007. The charge results from the fair valuation of shares issued to consultants during such periods.

  Depreciation and depletion expense was $44,953 in the nine months ended April 30, 2008, compared to $4,845 in the nine months ended April 30, 2007, with the increase resulting from the amortization of acquisition costs relating to proven projects based on production in the current period.

  Direct operating costs were $543,901 in the nine months ended April 30, 2008, compared to $487,563 in the nine months ended April 30, 2007. Significant developments or changes in direct operating costs per project are outlined as follows:

i)   Barge Canal: Direct operating costs of $308,102 during the nine months ended April 30, 2008 (representing approximately 76% of gross production sales for Barge Canal during the period) were relatively consistent throughout the nine month period, with the exception of significant maintenance and workover costs in December 2007. Direct operating costs of $109,197 during the nine months ended April 30, 2007 (representing approximately 38% of gross production sales for Barge Canal during the period) were relatively consistent throughout the prior nine month period. The increase in operating costs from the prior period was primarily due to maintenance and workover costs incurred in December 2007.

ii)  South Delhi/Big Creek Field: Direct operating costs of $233,742 for the nine months ended April 30, 2008 (representing approximately 90% of gross production sales for South Delhi/Big Creek Field during the period) were relatively consistent throughout the nine month period. Direct operating costs of $378,366 during the nine months ended April 30, 2007 were significantly higher than corresponding gross production sales due to initial maintenance and workover costs subsequent to the acquisition. The decrease in operating costs from the prior period was primarily due to significant maintenance and workover costs subsequent to the acquisition in August 2006.

iii) Janssen Lease: Direct operating costs of $2,057 for the nine months ended April 30, 2008 (representing approximately 19% of gross production sales for the Janssen Lease during the period) were relatively consistent throughout the nine month period. Drilling activities during the 2007 fiscal year resulted in production that commenced in June, 2007.

  General and administrative expenses were $108,357 in the nine months ended April 30, 2008, compared to $101,436 in the nine months ended April 30, 2007, with the increase resulting primarily from increased general expenses in connection with our increased operations.

  Management fees were $240,041 in the nine months ended April 30, 2008, compared to $227,295 in the nine months ended April 30, 2007, with the difference resulting primarily from the addition of a new officer during the second half of fiscal 2007.

  Professional fees were $217,241 in the nine months ended April 30, 2008, compared to $38,081 in the nine months ended April 30, 2007. The increase from the prior period results from additional work relating to our property acquisitions, financing activities, stock and option issuances and listing requirements.

  Travel and promotion charges were $72,390 in the nine months ended April 30, 2008, compared to $58,331 in the nine months ended April 30, 2007, with the increase resulting primarily from the expansion of operations into multiple states and additional financing activities.

Our net loss for nine months ended April 30, 2008 was $967,977 or ($0.04) per share, compared to a net loss of $898,647 or ($0.04) per share in the prior period.

Year Ended July 31, 2007 Compared to the Year Ended July 31, 2006

We are an exploration stage company. We recorded a net loss of $3,170,864 during the year ended July 31, 2007, compared to $400,476 for the year ended July 31, 2006.

Revenue

Revenue from oil and gas properties was $701,740 in the year ended July 31, 2007, compared to $Nil in the prior year. Revenues in the year ended July 31, 2007 were the result of acquisitions of the following producing properties:

  Barge Canal: Revenue from the Barge Canal project was $480,142 in the year ended July 31, 2007. On November 16, 2006 (but with an effective date of August 1, 2006), we completed our acquisition of Barge Canal (Welder Lease), which included three wells, of which two were currently producing. Production did not effectively start accruing to us until the second quarter of the 2007 fiscal year. With the exception of July 2007, the wells produced relatively evenly throughout the remainder of the fiscal year with some minor fluctuations in both volume and selling prices. In July 2007, inclement weather and flooding reduced production for both wells significantly.

  South Delhi/Big Creek Field: Revenue from the South Delhi and Big Creek Field projects was $220,494 in the year ended July 31, 2007. We acquired South Delhi (Holt) and Big Creek Field (Strahan/McKay) in August 2006. At the time of acquisition, production was primarily from two of the six wells, although the two producing wells and other non-producing wells and equipment required remedial work. Revenues for the year were uneven as production stopped or changed to allow for equipment maintenance. At the end of the fiscal year three wells were producing regularly, two in the South Delhi project and one in Big Creek Field.

Operating Expenses

Operating expenses incurred during the fiscal year ended July 31, 2007 were $3,872,604, compared to $400,476 in the prior year. Significant changes and expenditures are outlined as follows:

  Consulting fees were $449,909 in the year ended July 31, 2007, compared to $28,668 in the prior year, with the increase relating primarily to the use of external consultants to assist with expanding operations and administration.

  Stock-based consulting fees were $856,167 in the year ended July 31, 2007, compared to $Nil in the prior year. The charge results from the fair valuation of shares issued to consultants and options granted to consultants during the year ended July 31, 2007. We did not issue any shares for consulting services or issue option grants to consultants in the prior year.

  Depreciation and depletion expense was $73,383 in the year ended July 31, 2007, compared to $105 in the prior year, with the increase resulting from the amortization of acquisition costs relating to the Barge Canal project based on production.

  Direct operating costs were $663,391 in the year ended July 31, 2007, compared to $Nil in the prior year. Significant developments or changes in direct operating costs per project are outlined as follows:

i)   Barge Canal: Direct operating costs of $215,911 (representing approximately 45% of gross production sales for this project) remained relatively consistent throughout the year ended July 31, 2007.

ii)  South Delhi/Big Creek Field: Direct operating costs of $447,480 for the fiscal year ended July 31, 2007 were significantly higher than corresponding gross production sales. A significant portion of the operating costs occurred in the first half of the fiscal year through February 2007 when a majority of the acquired wells were reworked to sustain future production.

  General and administrative expenses were $100,726 in the year ended July 31, 2007, compared to $38,316 in the prior year, with the increase resulting primarily from the expansion of operations over the prior year including increased staffing and space requirements in our Texas and Vancouver offices.

  Impairment of oil and gas properties was $158,800 in the year ended July 31, 2007, compared with $74,506 in the prior year. Impairment charges for fiscal year 2007 relate to a reduction in capitalized costs for the Janssen project based on an analysis of estimated net recoverable revenues. Prior year impairment charges related to the abandonment of the Meek B-1 project.

  Management fees were $195,488 in the year ended July 31, 2007, compared to $167,136 in the prior year, with the difference resulting primarily from the addition of a new officer during the second half of fiscal 2007.

  Stock-based management fees were $1,200,000 in the year ended July 31, 2007, compared to $Nil in the prior year. The charge results from the fair valuation of options granted to management during the year ended July 31, 2007. We did not issue any option grants to management in the prior year.

  Professional fees were $68,211 in the year ended July 31, 2007, compared to $31,622 in the prior year. The increase from the prior year results from additional work relating to our property acquisitions, financing activities, stock and option issuances and listing requirements.

  Travel and promotion charges were $106,529 in the year ended July 31, 2007, compared to $60,123 in the prior year, with the increase resulting primarily from the expansion of operations into multiple states and additional financing activities.

Our net loss for the year ended July 31, 2007 was $3,170,864 or ($0.13) per share, compared to a net loss of $400,476 or ($0.02) per share in the prior period.

Liquidity and Capital Resources

The following table sets forth our cash and working capital as of April 30, 2008, July 31, 2007 and July 31, 2006:
	As of April 30, 2008 (Unaudited)	As of July 31, 2007 (Audited)	As of July 31, 2006 (Audited)
Cash reserves	$ 106,641	$ 667,722	$ 650,204
Working capital (deficit)	$ (62,424)	$ 652,607	$ 623,382

Subject to the availability of additional financing, we intend to spend approximately $6,000,000 over the next twelve months in carrying out our plan of operations. At April 30, 2008, we had $106,641 of cash on hand and a working capital deficit of $62,424. We anticipate that our working capital at April 30, 2008 will be sufficient to enable us to pursue our lease operating costs and to pay our general and administrative expenses for the next 12 months. However, as discussed in this prospectus under "Description of Business and Properties--Plan of Operations", we anticipate that we will need to receive approximately $6,000,000 in additional financing in order to pursue our complete plan of operations over the next twelve months. Our management is currently making significant efforts to secure the needed financing, but we have not yet secured any commitments with respect to such financing.  If we are not able to obtain financing in the amounts required or on terms that are acceptable to us, we may be forced to scale back, or abandon, our plan of operations.

Various conditions outside of our control may detract from our ability to raise the capital needed to execute our plan of operations, including the price of oil as well as the overall market conditions in the international and local economies. We recognise that the United States economy has suffered through a period of uncertainty during which the capital markets have been depressed from levels established twelve months ago, and that there is no certainty that these levels will stabilize or reverse. We also recognize that the price of oil has increased from approximately $30 per barrel in 2003 to over $100 per barrel in 2008. We understand that there are no assurances that the price of oil will remain at or about its current level. If the price of oil drops significantly, we recognise that it will adversely affect our ability to raise additional capital. Any of these factors could have a material impact upon our ability to raise financing and, as a result, upon our short-term or long-term liquidity.

Going Concern

Our current sources of revenue are inadequate to provide incoming cash flows to sustain our future operations. As outlined above, our ability to pursue our planned business activities is dependent upon our successful efforts to raise additional equity financing. These factors raise substantial doubt regarding our ability to continue as a going concern. Our consolidated financial statements have been prepared on a going concern basis, which implies that we will continue to realize our assets and discharge our liabilities in the normal course of business. As at April 30, 2008, we had accumulated losses of $4,539,317 since inception. Our financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

Operating Activities

Operating activities in the nine months ended April 30, 2008 used cash of $711,574 compared to $739,166 in the nine months ended April 30, 2007. Operating activities in the year ended July 31, 2007 used cash of $894,221 compared to $285,150 in the year ended July 31, 2006. Operating activities in the period from inception on April 12, 2005 to April 30, 2008 used cash of $1,904,939. Operating activities have primarily used cash as a result of the operating and organizational activities such as consulting fees, direct operating costs, management fees and travel and promotion.

Investing Activities

In the nine months ended April 30, 2008, investing activities used cash of $269,807 compared to $1,075,998 in the nine months ended April 30, 2007. In the year ended July 31, 2007, investing activities used cash of $1,166,004 compared to $321,100 in the year ended July 31, 2006. In each case, the changes between such periods relates primarily to significant acquisition costs of producing oil and gas properties in August and September of 2006 (which months are within the nine months ended April 30, 2007 as well as the fiscal year ended July 31, 2007). In the period from inception to April 30, 2008, investing activities used cash of $1,756,911 relating to the acquisition and exploration of our properties.

Financing Activities

As we have had limited revenues since inception, we have financed our operations primarily through private placements of our stock. Financing activities in the nine months ended April 30, 2008 provided cash of $420,300 compared to $2,016,815 in the nine months ended April 30, 2007. Financing activities in the year ended July 31, 2007 provided cash of $2,077,743 compared to $1,256,454 in the year ended July 31, 2006. In the period from inception to April 30, 2008, financing activities provided net cash of $3,768,390, primarily from the sale of our equity securities.

Critical Accounting Policies

Our consolidated financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our consolidated financial statements. In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

We believe that our critical accounting policies and estimates include the accounting for accounts receivable, marketable securities and long-lived assets reclamation costs, and accounting for legal contingencies.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates. Significant areas requiring management's estimates and assumptions are determining the fair value of transactions involving common stock and financial instruments. Other areas requiring estimates include deferred tax balances, valuation allowances, allocations of expenditures to resource property interests and asset impairment tests.

Oil and Gas Properties

We follow the full cost method of accounting for our oil and gas operations whereby all cost related to the acquisition of petroleum and natural gas interests are capitalized. Such costs include land and lease acquisition costs, annual carrying charges of non-producing properties, geological and geophysical costs, costs of drilling and equipping productive and non-productive wells, and direct exploration salaries and related benefits. We operate in one cost center, being the United States.

All costs included in properties subject to amortization, are amortized on the unit-of-production method using estimates of proved reserves. Investments in unproved properties and development projects are not amortized until proved reserves associated with the projects can be determined or impairment occurs. If the results of an assessment indicate that the properties are impaired, the amount of the impairment is added to the capitalized costs to be amortized. Abandonment of oil and natural gas properties are charged to the full cost pool and amortized.

Under the full cost method, the net book value of oil and natural gas properties are subject to a "ceiling" amount. The ceiling is the estimated after-tax future net cash flows from proved oil and natural gas properties, discounted at 10% per annum plus the lower of cost or fair market value of unevaluated properties. In calculating future net revenues, prices and costs in effect at the time of the calculation are held constant for the lives of the oil and natural gas reserves, except for changes that are fixed and determinable by existing contracts. The excess, if any, of the net book value above this ceiling is charged to expense.

Sales of proved and unproved properties are accounted for as adjustments of capitalized costs with no gain or loss recognized, unless such adjustments would significantly alter the relationship between capitalized costs and proved reserves of oil and gas, in which case the gain or loss is recognized in the statement of operations.

Asset Retirement Obligations

We have adopted the provisions of SFAS No. 143 "Accounting for Asset Retirement Obligations," which establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment or other disposal of long-lived tangible assets arising from the acquisition, construction or development and for normal operations of such assets. The adoption of this standard has had no effect on our financial position or results of operations. To April 30, 2008, we have determined that any potential costs relating to the ultimate disposition of our oil and gas property interests are immaterial under SFAS No. 143, such that we have not accrued such costs.

Impairment of Long-Lived Assets

We review property, plant, and equipment and certain identifiable intangibles, excluding goodwill, for impairment. Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of these assets is measured by comparison of its carrying amount to future undiscounted cash flows the assets are expected to generate. If property, plant, and equipment and certain identifiable intangibles are considered to be impaired, the impairment to be recognized equals the amount by which the carrying value of the assets exceeds its fair market value.

Revenue Recognition

Oil and natural gas revenues are recorded using the sales method whereby we recognize oil and natural gas revenue based on the amount of oil and gas sold to purchasers when title passes, the amount is determinable and collection is reasonably assured. Actual sales of gas are based on sales, net of the associated volume charges for processing fees and for costs associated with delivery, transportation, marketing, and royalties in accordance with industry standards. Operating costs and taxes are recognized in the same period of which revenue is earned.

Stock-based Compensation

In December 2004, the FASB issued SFAS No. 123R, "Share-Based Payment", which replaced SFAS No. 123, "Accounting for Stock-Based Compensation" and superseded APB Opinion No. 25, "Accounting for Stock Issued to Employees". In January 2005, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 107, "Share-Based Payment", which provides supplemental implementation guidance for SFAS No. 123R. SFAS No. 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on the grant date fair value of the award. SFAS No. 123R was to be effective for interim or annual reporting periods beginning on or after June 15, 2005, but in April 2005 the SEC issued a rule that will permit most registrants to implement SFAS No. 123R at the beginning of their next fiscal year, instead of the next reporting period as required by SFAS No. 123R. The pro-forma disclosures previously permitted under SFAS No. 123 no longer will be an alternative to financial statement recognition. Under SFAS No. 123R, we must determine the appropriate fair value model to be used for valuing share-based payments, the amortization method for compensation cost and the transition method to be used at date of adoption. The transition methods include prospective and retroactive adoption options. Under the retroactive options, prior periods may be restated either as of the beginning of the year of adoption or for all periods presented. The prospective method requires that compensation expense be recorded for all unvested stock options and restricted stock at the beginning of the first quarter of adoption of SFAS No. 123R, while the retroactive methods would record compensation expense for all unvested stock options and restricted stock beginning with the first period restated. We have adopted the requirements of SFAS No. 123R from date of inception.

We account for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force in Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring or in Conjunction with Selling Goods or Services" ("EITF 96-18"). Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earlier of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.

Recent Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements - an Amendment of ARB No. 51." This statement requires that noncontrolling or minority interests in subsidiaries be presented in the consolidated statement of financial position within equity, but separate from the parents' equity, and that the amount of the consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income. SFAS No. 160 is effective for the fiscal years beginning on or after December 15, 2008. Currently we do not anticipate that this statement will have an impact on our financial statements.

In December 2007, the FASB issued SFAS No. 141 (Revised) "Business Combinations". SFAS 141 (Revised) establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. The statement also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. The guidance will become effective for the fiscal year beginning after December 15, 2008. Management is in the process of evaluating the impact, if any, SFAS 141 (Revised) will have on our company's financial statements upon adoption.

On December 21, 2007, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 110, ("SAB 110"). SAB 110 provides guidance to issuers on the method allowed in developing estimates of expected term of "plain vanilla" share options in accordance with SFAS No. 123(R), "Share-Based Payment". The staff will continue to accept, under certain circumstances, the use of a simplified method beyond December 31, 2007 which amends question 6 of Section D.2 as included in SAB 107, "Valuation of Share-Based Payment Arrangements for Public Companies", which stated that the simplified method could not be used beyond December 31, 2007. SAB 110 is effective January 1, 2008. We are currently evaluating the potential impact, if any, that the adoption of SAB 110 will have on our financial statements.

In February 2008, the FASB released FSP No. FAS 157-2. FSP No. FAS 157-2 defers the effective date of SFAS 157 for one year for nonfinancial assets and nonfinancial liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis. It does not defer recognition and disclosure requirements for financial assets and financial liabilities, or for nonfinancial assets and nonfinancial liabilities that are remeasured at least annually.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities ("SFAS 161"). SFAS 161 is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. SFAS 161 achieves these improvements by requiring disclosure of the fair values of derivative instruments and their gains and losses in a tabular format. It also provides more information about an entity's liquidity by requiring disclosure of derivative features that are credit risk-related. Finally, it requires cross-referencing within footnotes to enable financial statement users to locate important information about derivative instruments. SFAS 161 will be effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, will be adopted by our company beginning in the first quarter of 2009. We do not expect there to be any significant impact of adopting SFAS 161 on our financial position, cash flows and results of operations.

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes of financial condition, revenues, expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL disclosure

We have had no disagreements with our principal independent accountants.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our directors and executive officers and their respective ages as of the date of this prospectus are as follows:

Directors

Name of director	Age
Leonard Garcia	58
Johnathan Lindsay	31
Alan P. Lindsay	57
Randall Reneau	59

Executive Officers

Name of Executive Officer	Age	Office Held
Randall Reneau	59	President, Chief Executive Officer and Principal Executive Officer
Johnathan Lindsay	31	Secretary, Treasurer, Chief Financial Officer and Principal Accounting Officer
Steven L. Carter	49	Vice President of Operations

The following describes the business experience of each of our directors and executive officers, including other directorships held in reporting companies:

Leonard G. Garcia

Mr. Garcia has been a director since April 17, 2006 and has served as our Land Manager from February 2006 to the present date. In addition, Mr. Garcia served as our President and Chief Executive Officer from April 17, 2006 until August 5, 2007. From August 2004 to the present date, Mr. Garcia has also served as the Land Manager for Uranium Energy Corp., a uranium exploration company that has been publicly traded on the American Stock Exchange since September 2007. From January 2003 to September 2004, Mr. Garcia worked under contract for Kerr-McGee Oil & Gas Corp. and Mestena Oil & Gas. Mr. Garcia is an Independent Petroleum Landman with over thirty years experience in oil and gas title research, lease negotiations and acquisitions, contracts, exploration and production. Prior to 2003, Mr. Garcia worked under contract for various companies, including Harkins & Co., Sun Oil Company, Oryx Energy Co., Texaco, Monsanto Exploration and Production Company, and Trans Texas Energy. His corporate experience includes serving as Chief Executive Officer of Texas corporations with annual sales in excess of eighteen million dollars. Mr. Garcia attended the University of Texas-Austin, The University of Texas-Pan American and Texas A&M University-Kingsville. He currently resides in Austin, Texas.

Johnathan Lindsay, Secretary, Treasurer, Chief Financial Officer, Principal Accounting Officer and a director

Johnathan Lindsay has been our Secretary since July 11, 2005. In addition, he served as our President, Treasurer and as our sole director from July 11, 2005 until April 17, 2006. He was subsequently reappointed as a director on April 17, 2007 and has also served as our Treasurer, Chief Financial Officer and Principal Accounting Officer since that date. Mr. Lindsay was responsible for organizing initial financing for our Company. From May 16, 2003 to August 31, 2006, Mr. Lindsay served as corporate secretary for Uranium Energy Corp., a uranium exploration company publicly traded on the American Stock Exchange, where he helped the company go public. From 1999 to 2004, Mr. Lindsay was employed by Alan Lindsay and Associates as Vice President, Marketing and Corporate Secretary. In 1997, Mr. Lindsay worked with the Investor Relations Group and for National Media, two North American public sector marketing firms. Following his position with National Media, he studied marketing and business management from 1998 to 1999 at the British Columbia Institute of Technology.

Alan P. Lindsay, a director

Alan Lindsay, who was our founding officer and director, resigned from his position as an officer and director on July 11, 2005. Alan Lindsay was subsequently reappointed as a director on April 17, 2007. Mr. Lindsay has extensive experience and expertise in the mining and bio-technology sectors. From May 2003 to the present, he has been the Chairman of Uranium Energy Corp., a uranium exploration company that has been publicly traded on the American Stock Exchange since September 2007. Since October 2001, Mr. Lindsay has served as Chairman and CEO of MIV Therapeutics Inc, a publicly-listed biomedical company focused on biocompatible coating technology for stents and medical devices. Since December 2005, Mr. Lindsay has served as a director of TapImmune Inc., a U.S. reporting company.

Mr. Lindsay was the founder of AZCO Mining, Inc., a base metals exploration company. Mr. Lindsay served as Azco's Chief Executive Officer and President from 1991 to 1994, its Chairman and Chief Executive Officer from 1994 to 1997 and its President, Chairman and Chief Executive Officer from 1997 to 2000. Azco was listed on the Toronto Stock Exchange in 1993 and on the American Stock Exchange in 1994. Mr. Lindsay currently serves as a director of Hana Mining Ltd., a TSX Venture Exchange reporting company. Mr. Lindsay also co-founded Anatolia Minerals Development Limited, a junior resource company that trades on the TSX, and New Oroperu Resources Inc., a junior resource company that trades on the TSX Venture Exchange.

Randall Reneau, President, Chief Executive Officer, Principal Executive Officer and a director

Mr. Reneau has been a director of our Company since April 17, 2006, and he has served as our President, Chief Executive Officer and Principal Executive Officer since August 5, 2007. Mr. Reneau is a certified professional geologist and holds licenses to practice geology in the states of Texas, Washington and Alaska. He has more than 30 years combined mineral and oil and gas experience both domestic and foreign. Mr. Reneau served as President of Reneau Exploration and Development Company, Inc. ("REDCO") from 1980 to 1988. REDCO drilled and operated wells in Stephens County, Oklahoma and Navarro, Milam, Wilson and Guadalupe Counties in Texas. From 1988 to 1990, Mr. Reneau was employed as a senior consulting geologist with Western Mining Corporation's Canadian subsidiary, Westminer Canada. Mr. Reneau's role at Westminer Canada included mineral exploration in West Africa. From 1990 to 1999, Mr. Reneau served as Principal Geologist for Reneau and Associates, a Geo-Environmental firm. From 1997 to December 2003, Mr. Reneau served as senior consulting geologist for AZCO Mining, Inc., managing exploration projects in Mali, West Africa and Sonora, Mexico. From December 2003 to December 2004, Mr. Reneau served as Chief Geologist for Oromex Resources in Durango, Mexico. Mr. Reneau served as Chief Exploration Officer and a director of Uranium Energy Corp., a uranium exploration company publicly traded on the American Stock Exchange, from January 2005 to July 2007. Mr. Reneau has a B.A. in Geology from Central Washington University and an M.S. in Environmental Engineering from Kennedy-Western University. Mr. Reneau currently resides in Austin, Texas.

Steven L. Carter, Vice President of Operations

Mr. Carter has served as our Vice President of Operations since December 20, 2006. Mr. Carter is a registered professional engineer with twenty-five years of management and engineering experience in oil and gas exploration, production operations, reservoir management and drilling. Mr. Carter served as Operations Manager and Operations Engineer for T-C Oil Company from 1990 to June 2003, where he managed significant production, supervised drilling, provided economic evaluations and designed project workovers, as well as performing numerous other engineering services. In July 2003, Mr. Carter started Carter E&P, LLC, an independent oil and gas company, where he has worked from 2003 to the present. Mr. Carter has a B.S. in Petroleum Engineering from the University of Texas at Austin.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our stockholders or until they resign or are removed from the board in accordance with our bylaws. Our officers are appointed by our Board of Directors and hold office until they resign or are removed from office by the Board of Directors.

Significant Employees

We have no significant employees other than our executive officers.

Audit Committee

We have an Audit Committee of our Board of Directors comprised of Leonard Garcia, Alan P. Lindsay and Randall Reneau. The audit committee operates pursuant to a charter adopted by the board.

Family Relationships

Alan P. Lindsay is the father of Johnathan Lindsay. There are no other family relationships among our directors and officers.

Involvement in Certain Legal Proceedings

None of our directors, executive officers or control persons has been involved in any of the following events during the past five years:

  any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

  any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

  being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

  being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid to our Chief Executive Officer and those executive officers that earned in excess of $100,000 during our fiscal years ended July 31, 2007 and July 31, 2006 (collectively, the "Named Executive Officers"):

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen-sation ($)	Non-qualified Deferred Compen-sation Earnings ($)	All Other Compen-sation ($)	Total ($)
Randall Reneau President, CEO & Principal Executive Officer	2007	49,738 (1)	Nil	Nil	300,000(5)	Nil	Nil	Nil	349,738
	2006	21,762 (1)	Nil	Nil	Nil	Nil	Nil	Nil	21,762
Johnathan Lindsay Secretary, Treasurer, CFO & Principal Accounting Officer	2007	32,538 (2)	Nil	Nil	150,000(5)	Nil	Nil	Nil	182,538
	2006	28,270 (2)	Nil	Nil	Nil	Nil	Nil	Nil	28,270
Steven Carter Vice President of Operations	2007	30,844 (3)	Nil	$175,000(4)	300,000(5)	Nil	Nil	Nil	505,844
	2006	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

(1)     Randall Reneau received varying amounts per month through July 31, 2007 for the provision of various management consulting services provided by Mr. Reneau to us on a monthly basis and from time to time.

(2)     Johnathan Lindsay received varying amounts per month through July 31, 2007 for the provision of various management consulting services provided by Mr. Lindsay to us on a monthly basis and from time to time.

(3)     Steven Carter received $10,000 per month pursuant to the Carter Professional Services Agreement which is more particularly described below under Employment, Consulting and Services Agreements.

(4)     This amount represents the fair value of shares issued pursuant to a consulting services agreement, estimated using the Black-Scholes pricing model.

(5)     These amounts represent the fair value of these options at the date of grant which was estimated using the Black-Scholes pricing model.

The following table sets forth information as at July 31, 2007 relating to outstanding equity awards for each Named Executive Officer:

Outstanding Equity Awards at Year End Table

	Option Awards					Stock Awards
Name	Number of Securities Under- lying Unexer-cised Options (#) Exercise-able	Number of Securities Under-lying Unexer-cised Options (#) Unexer-ciseable	Equity Inventive Plan Awards: Number of Securities Underlying Unexer-cised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Randall Reneau	600,000	Nil	Nil	$0.35	N/A	N/A	N/A	N/A	N/A
Johnathan Lindsay	300,000	Nil	Nil	$0.35	N/A	N/A	N/A	N/A	N/A
Steven Carter	600,000	Nil	Nil	$0.35	N/A	N/A	N/A	N/A	N/A

The following table sets forth information relating to compensation paid to our directors in the fiscal years ended July 31, 2007 and July 31, 2006:

Director Compensation Table

Name	Year	Fees Earned or Paid in Cash ($)	Stock Awards (5) ($)	Option Awards (5) ($)	Non-Equity Incentive Plan Compen-sation Earnings ($)	Non-qualified Deferred Compen-sation Earnings ($)	All Other Compen-sation ($)	Total ($)
Leonard Garcia	2007	48,820 (2)	Nil	300,000 (6)	N/A	N/A	N/A	348,820
	2006	15,208 (2)	Nil	Nil	N/A	N/A	N/A	15,208
Johnathan Lindsay (1)	2007	32,538 (3)	Nil	150,000 (6)	N/A	N/A	N/A	182,538
	2006	28,270 (3)	Nil	Nil	N/A	N/A	N/A	28,270
Alan Lindsay	2007	Nil	Nil	150,000 (6)	N/A	N/A	N/A	150,000
	2006	Nil	Nil	Nil	N/A	N/A	N/A	Nil
Randall Reneau (1)	2007	49,738 (4)	Nil	300,000 (6)	N/A	N/A	N/A	349,738
	2006	21,762 (4)	Nil	Nil	N/A	N/A	N/A	21,762

(1)     The amounts reported for Johnathan Lindsay and Randall Reneau are reported above in the Summary Compensation Table with respect to Named Executive Officers. Our officers who serve as directors do not receive additional compensation for serving as directors.

(2)     Leonard Garcia received varying amounts per month through July 31, 2007 for the provision of various management consulting services provided by Mr. Garcia to us on a monthly basis and from time to time.

(3)     Johnathan Lindsay received varying amounts per month through July 31, 2007 for the provision of various management consulting services provided by Mr. Lindsay to us on a monthly basis and from time to time.

(4)     Randall Reneau received varying amounts per month through July 31, 2007 for the provision of various management consulting services provided by Mr. Reneau to us on a monthly basis and from time to time.

(5)     The aggregate number of stock awards and the aggregate number of option awards outstanding as at July 31, 2007 and July 31, 2006 are included in the relevant column to this table.

(6)     These amounts represent the fair value of these options at the date of grant which was estimated using the Black-Scholes pricing model.

Employment, Consulting and Services Agreements

The following summary of certain material terms of the employment, consulting or services agreements we have entered into with certain of our officers is not complete and is qualified in its entirety to the full text of each such agreement, copies of which are attached as exhibits to the registration statement of which this prospectus forms a part.

Management Solutions International Employment Services Agreement

On April 1, 2006, our Board of Directors authorized and approved the execution of the "Management Solutions International Employment Services Agreement". The initial term of the agreement is two years expiring on April 1, 2008. Pursuant to the terms and provisions of the Management Solutions International Employment Services Agreement: (i) Steven Narrod agreed to provide duties to us commensurate with his service as our Chief Financial Officer and Principal Accounting Officer and as a member of our Board of Directors; (ii) we agreed to pay Management Solutions International a monthly fee of $8,335; (iii) we approved the granting of an aggregate of not less than 500,000 options to purchase shares of our common stock at $0.25 for a ten year term; and (iv) the Management Solutions International Employment Services Agreement could be terminated without cause by either party by providing prior written notice of the intention to terminate at least 90 days (in the case of our Company after the initial term) or 30 days (in the case of Mr. Narrod) prior to the effective date of such termination. On October 31, 2006 Mr. Narrod resigned from his positions as our Chief Financial Officer and as a member of our Board of Directors. No options were issued to Mr. Narrod and at July 31, 2007 no fees are outstanding to Management Solutions International, Inc.

Thomas Consulting Services and Option Agreement

We have entered into a Consulting Services and Option Agreement dated April 1, 2006 with Jim Thomas, our Chief Geologist. Under the agreement, Mr. Thomas has agreed to provide geological consulting services to us including, among other things, assisting in the initiation, coordination, implementation and management of all aspects of any program or project in connection with the geological development and maintenance of our various business interests. In consideration for these consulting services, we have agreed to pay Mr. Thomas a daily fee of $350. In addition, we issued to Mr. Thomas options to acquire an aggregate of 250,000 shares of our common stock at an exercise price of $0.10 per share exercisable until April 1, 2016. We have also agreed to reimburse Mr. Thomas for all reasonable expenses incurred by him in connection with the provision of such consulting services. The initial term of the agreement is 18 months from April 1, 2006 and the agreement renews automatically on a month-to-month basis if not specifically terminated in accordance with the provisions of the agreement. The agreement may be terminated by either party upon providing not less than 30 calendar days' prior written notice to the other party. However, either party may terminate the agreement upon not less than ten calendar days' written notice in the event the other party fails to cure a material breach of any of the provisions of the agreement during such ten day period, the other party is non-compliant in the performance of its duties under the agreement and fails to become complaint within five calendar days of receipt of the notice, or a party commits fraud or serious misconduct in the discharge of its duties.

On October 1, 2007 our Board of Directors authorized and approved the execution of a modified Consulting Services and Option Agreement with Jim Thomas, our Chief Geologist. The modified agreement has an initial term of 18 months expiring on March 31, 2009. Pursuant to the terms and provisions of the Consulting Services and Option Agreement: (i) we shall pay a daily fee of $400 on a as requested basis; (ii) we will issue 200,000 shares of our restricted common stock; and (iii) we agreed to grant an aggregate of not less than 250,000 options to purchase shares of our common stock at $0.10 for a ten year term. The option grant was completed on July 5, 2007.

Combest Consulting Services and Option Agreement

We have entered into a Consulting Services and Option Agreement dated August 1, 2006 with Kyle Combest, one of our geologists. Under the agreement, Mr. Combest has agreed to provide geological consulting services to us including, among other things, assisting in the initiation, coordination, implementation and management of all aspects of any program or project in connection with the geological development and maintenance of our various business interests. In consideration for these consulting services, we have agreed to pay Mr. Combest a daily fee of $400. In addition, we issued to Mr. Combest options to acquire an aggregate of 250,000 shares of our common stock at an exercise price of $0.35 per share exercisable until April 1, 2016. We have also agreed to reimburse Mr. Combest for all reasonable expenses incurred by him in connection with the provision of such consulting services. The initial term of the agreement is 18 months from August 1, 2006 and the agreement renews automatically on a month-to-month basis if not specifically terminated in accordance with the provisions of the agreement. The agreement may be terminated by either party upon providing not less than 30 calendar days' prior written notice to the other party. However, either party may terminate the agreement upon not less than ten calendar days' written notice in the event the other party fails to cure a material breach of any of the provisions of the agreement during such ten day period, the other party is non-compliant in the performance of its duties under the agreement and fails to become complaint within five calendar days of receipt of the notice, or a party commits fraud or serious misconduct in the discharge of its duties.

Carter Professional Services Agreement

On December 20, 2006, our Board of Directors authorized and approved the execution of the "Carter Professional Services Agreement". The term of the agreement is two years expiring on November 30, 2008. Pursuant to the terms and provisions of the Carter Professional Services Agreement: (i) Steven Carter shall provide duties to us commensurate with his current executive position as our Vice President of Operations; (ii) we shall pay to Mr. Carter a monthly fee of $10,000; (iii) we approved the issuance of 500,000 shares of our common stock at a price of $0.001 per share; (iv) we approved the granting of an aggregate of not less than 600,000 options to purchase shares of our common stock at $0.35 for a ten year term; and (v) the Carter Professional Services Agreement may be terminated without cause by either of us by providing prior written notice of the intention to terminate at least 90 days (in the case of our Company after the initial term) or 30 days (in the case of Mr. Carter) prior to the effective date of such termination.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of June 24, 2008 by: (i) each person (including any group) known to us to own more than 5% of our shares of common stock; (ii) each of our directors; (iii) each of our officers; and (iv) our officers and directors as a group. To our knowledge, each holder listed possesses sole voting and investment power with respect to the shares shown.
Title of Class	Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Owner	Percent of Class(2)
	Directors and Officers:
Common Stock	Leonard Garcia 10105 Grand Oak Drive Austin, Texas, U.S.A., 78750	1,600,000 (3)	5.7%
Common Stock	Johnathan Lindsay 1917 West 12th Avenue Vancouver, B.C., Canada, V6J 2G1	426,931 (4)	1.5%
Common Stock	Alan P. Lindsay 2701 - 1500 Hornby Street Vancouver, B.C., Canada, V6Z 2R1	1,061,750 (5)	3.8%
Common Stock	Randall Reneau 9302 Mystic Oak Trail Austin, Texas, U.S.A., 78750	1,600,000 (6)	5.7%
Common Stock	Steven L. Carter 615 Leopard, Suite 540 Corpus Christi, Texas, U.S.A., 78476	1,100,000 (7)	3.9%
Common Stock	All executive officers and directors as a group (5 persons)	5,788,681 (8)	19.3%
	Major Stockholders:
Common Stock	Kepfam Holdings, LLP (9) 424 East Central Blvd., Suite 324 Orlando, Florida, U.S.A., 32801	1,600,000	5.8%
Common Stock	David Pritchard 17 Liniyna Street Kiev, Ukraine, 03038	1,600,000 (10)	5.6%
Common Stock	Steven McCreery 31 Lisbarnett Road, Lisbane, Comder, Newtoundands, Co Down Northern Island, United Kingdom, BT23 GAN	1,638,342 (11)	5.8%

(1)     Under Rule 13d-3 of the Exchange Act a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and/or (ii) investment power, which includes the power to dispose or direct the disposition of shares. In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares within 60 days of the date as of which the information is provided.

(2)     Based on the 27,615,351 shares of our common stock issued and outstanding as of June 24, 2008.

(3)     This figure includes (i) 1,000,000 shares of common stock, and (ii) stock options to purchase 600,000 shares of our common stock at an exercise price of $0.35 per share.

(4)     This figure includes (i) 100,000 shares of common stock, (ii) 26,931 shares of common stock held of record by Ocean Tower Productions, a company controlled by Johnathan Lindsay, and (iii) stock options to purchase 300,000 shares of our common stock at an exercise price of $0.33 per share.

(5)     This figure includes (i) 661,750 shares of common stock, (ii) 100,000 shares of common stock held of record by Alan P. Lindsay's wife, and (iii) stock options to purchase 300,000 shares of our common stock at an exercise price of $0.33 per share.

(6)     This figure includes (i) 1,000,000 shares of common stock, and (ii) stock options to purchase 600,000 shares of our common stock at an exercise price of $0.35 per share.

(7)     This figure includes (i) 500,000 shares of common stock, and (ii) stock options to purchase 600,000 shares of our common stock at an exercise price of $0.35 per share.

(8)     This figure includes (i) 3,388,681 shares of common stock and (ii) stock options to purchase 2,400,000 shares of our common stock at an exercise price of $0.35 per share.

(9)     To our knowledge, Patrick Kephart exercises dispositive and voting power with respect to these shares.

(10)   This figure includes (i) 800,000 shares of common stock and (ii) warrants to purchase 800,000 shares of our common stock at a price of $0.60 per share commencing upon the date of issuance and ending on the day which is six months from the day our shares are listed on any stock exchange or over-the-counter market.

(11)   This figure includes (i) 819,171 shares of common stock and (ii) warrants to purchase 819,171 shares of our common stock at a price of $1.00 per share commencing upon the date of issuance and ending on the day which is six months from the day our shares are listed on any stock exchange or over-the-counter market.

Changes in Control

We are unaware of any contract, or other arrangement or provision of our Articles or by-laws, the operation of which may at a subsequent date result in a change of control of the Company.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Except as described below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  any of our directors or officers;

  any person proposed as a nominee for election as a director;

  any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock; or

  any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the above persons.

We entered into the following transactions with related parties from April 12, 2005 (date of inception) to April 30, 2008:

(a)        We recorded production revenues of $403,795 and incurred production costs of $308,102 for the Barge Canal Property, which is operated by a company that is controlled by Steven Carter, our Vice President of Operations;

(b)       We paid rent of $42,728 to a company formerly controlled by Johnathan Lindsay, our Secretary, Treasurer, Chief Financial Officer, Principal Accounting Officer and one of our directors;

(c)        During the nine months ended April 30, 2008, we received a $24,500 loan from a private company controlled by Alan Lindsay, one of our directors (this loan bears interest at 1% per month, is unsecured and is due July 15, 2008; at April 30, 2008, interest of $500 had accrued on this loan);

(d)        Subsequent to April 30, 2008, we received loans in an aggregate amount of $54,000 from Johnathan Lindsay, our Secretary, Treasurer, Chief Financial Officer, Principal Accounting Officer and one of our directors (these loans bears interest at 1% per month, are unsecured and are due on July 15, 2008).

These transactions were on terms no less favourable than we could have obtained from unaffiliated third parties. These transactions were recorded at the exchange amount which is the amount agreed to by the related parties. Except as otherwise indicated above, all amounts owed were non-interest bearing, unsecured and had no specified terms of repayment. Other than as set forth above, at April 30, 2008 no amounts are owing to officers or directors of the Company.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes, our Articles of Incorporation and our Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the SEC with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of our company. You may inspect the registration statement, exhibits and schedules filed with the SEC at the SEC's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the SEC. Our registration statement and the referenced exhibits can also be found on this site.

We are not currently subject to the Exchange Act and currently are not required to, and do not, deliver annual, quarterly or special reports to stockholders. We will not deliver such reports to our stockholders until after, and if, this offering is declared effective by the SEC. Once such effectiveness is granted, if ever, we plan to file a registration statement pursuant to the Exchange Act in order to register our common stock under Section 12(g) of the Exchange Act. Upon our common stock becoming registered under the Exchange Act we will be required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings will be available to the public over the Internet at the SEC's website at http://www.sec.gov.

DEALER PROSPECTUS DELIVERY OBLIGATION

No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations may not be relied on as having been authorized by us. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in our affairs since the date of this prospectus. This prospectus does not constitute any offer to sell, or solicitation of any offer to buy, by any person in any jurisdiction in which it is unlawful for any such person to make such an offer or solicitation. Neither the delivery of this prospectus nor any offer, solicitation or sale made hereunder, shall under any circumstances create any implication that the information herein is correct as of any time subsequent to the date of the prospectus.